As filed with the Securities and Exchange Commission on January 24, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORBITAL TRACKING CORP.

(Exact name of registrant as specified in its charter)

Nevada	4813	65-0783722
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

18851 NE 29th Avenue, Suite 700

Aventura, FL 33180

(305)-560-5355

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Phipps

Chief Executive Officer

Orbital Tracking Corp.

18851 NE 29th Avenue, Suite 700

Aventura, FL 33180

(305)-560-5355

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Harvey Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Fl.

New York, NY 10006

(212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer (Do not check if a smaller reporting company) [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share $	Proposed Maximum Aggregate Offering Price (1) $	Amount of Registration Fee $
Common stock, par value $0.0001 per share (2)		$	$10,000,000	$1,159.00
Total		$	$10,000,000	$1,159.00

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated proposed maximum aggregate offering price of $10,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 24, 2017

_____ Shares of Common Stock

Orbital Tracking Corp. is offering shares of its common stock pursuant to this prospectus.

Our common stock is presently quoted on the OTCQB under the symbol “TRKK”. On January 23, 2017, the last reported sale price for our common stock on the OTCQB was $0.02 per share.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page  9 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price
Placement Agents’ fees (1)
Proceeds, before expenses, to us

(1)	Does not include additional compensation payable to the placement agents. See “Plan of Distribution” beginning on page 57 of this prospectus for a description of compensation payable to the placement agents.

We estimate the total expenses of this offering, excluding the placement agents’ fees, will be approximately $[        ]. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agents’ fees and net proceeds to us, if any, in this offering are presently not determinable and may be substantially less than the maximum offering amount set forth in this prospectus.

We expect to deliver the shares against payment therefor on or about _____, 2017.

The date of this prospectus is ______, 2017

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You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell shares of our common stock. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Orbital Tracking Corp. on a consolidated basis with its wholly-owned subsidiaries.

Orbital Tracking Corp.

The Company is a distributor, developer and reseller of satellite enabled communications hardware and provides products, airtime and related services to customers located both in the United States and internationally through its subsidiaries, US based Orbital Satcom Corp. (“Orbital Satcom”) and UK based Global Telesat Communications Limited (“GTCL”). We sell equipment and airtime for use on all major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya. We specialize in offering a range of satellite enabled personal and asset tracking products and provide an advanced mapping portal for customers using our range of GSM and satellite based GPS tracking devices. Additionally, we operate a short-term rental service for customers who require use of our equipment for a limited time without the up-front expense of purchasing hardware.

Our acquisition of GTCL in February 2015 expanded our global satellite based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts which entitle us to transmit GPS tracking coordinates and other information at preferential rates through one of the world’s largest commercial satellite networks.

We now have a physical or storefront presence in more than 10 countries, and have in excess of 15,000 customers located in almost 60 countries across every continent in the world. Our customers include businesses, U.S. and foreign governments, non-governmental and charitable organizations, military users and private individuals located all over the world.

MSS Products

Through GTCL, we believe we are one of the leading providers in Europe of Mobile Satellite Solutions (MSS) including satellite trackers, satellite phones, mobile broadband Wi-Fi hotspots and terminals. By enabling wireless communications in areas not served or underserved by terrestrial wireless networks, or in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers’ increasing desire for connectivity anywhere in the world.

Our MSS products rely on satellite networks and thus are not reliant on cell towers or other local infrastructure. As a result, our MSS solutions are suitable for recreational travelers and adventurers, government and military users, and corporations and individuals in the event of an emergency such as a power outage, hurricane or other natural disaster during which regular cell phone, telephone and internet service may not be available. We purchase these products directly from the manufacturers or distribution partners and sell them directly to end users and a growing base of resellers that we have around the world.

Our principal focus is on growing our existing satellite based hardware, airtime and related services, specifically services attracting recurring revenue for the Company. We are developing our own dual mode tracking device for use by retail, corporate and governmental customers worldwide.

Satellite Communications Services

As a result of the purchase of contracts and assets from Global Telesat Corp. (“GTC”) in December 2014, we commenced providing satellite communications services globally via satellite over Globalstar’s satellite based simplex data network. We provide this service through our Orbital Satcom and GTC subsidiaries. Our rights under the purchased contracts allow us to have preferred pricing arrangements with Globalstar for each account used during the term of contracts. We then offer our customers a range of prepaid and monthly fee satellite communications airtime options.

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The simplex service is a one-way burst data transmission from a commercial simplex device over the Globalstar network that can be used to track and monitor assets. We can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. At the heart of the simplex service is a demodulator and RF interface, called an applique, which is located at a Globalstar gateway. The gateways equipped with appliques, many of which are owned by us, provide coverage for simplex   tracking devices over vast areas of the globe. The applique receives and collates messages from all simplex devices transmitting over the Globalstar network. Simplex devices consist of a telemetry unit, an application specific sensor, a battery and optional global positioning functionality. The small size of the devices makes them attractive for use in tracking asset shipments, monitoring unattended remote assets, trailer tracking and mobile security together with lone worker or recreational user safety.

Aside from providing services over Globalstar’s simplex data network, we are, through GTCL and Orbital Satcom, an authorized reseller of Globalstar’s two-way voice and data transmissions service, called the duplex service, and simplex and duplex satellite telecommunications services offered by other leading networks such as Iridium, Inmarsat and Thuraya. We offer a range of pay-as-you-go and monthly fee satellite communications airtime options from these network providers. We typically pay the network providers a monthly access fee per subscriber, as well as usage fees for airtime minutes used by our subscribers. This is a rapidly growing market and we believe we are well positioned to take advantage of this growth. Our customers are in industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users. We are focused on growing and diversifying our customer base, increasing our product range and making maximum use of our preferred pricing arrangements with Globalstar and other networks to generate increased revenue.

Online Storefronts

We operate two mobile friendly e-commerce websites through our Orbital Satcom and GTCL subsidiaries which offer a range of MSS products and solutions. These websites produce sales and attract enquiries from customers and potential customers from all around the world. Over the long term, we plan to develop additional country-specific websites or offer translation options on our existing websites to target customers in South America, Asia and Europe where we anticipate there will be substantial further demand for our products.

In addition to our two main e-commerce websites, we make portable satellite voice, data and tracking solutions easier to find and buy online through our various third party e-commerce storefronts offered by Amazon, eBay, Sears and Walmart. We currently have storefronts in the UK, US, Germany, France, Spain, Italy, Mexico, Japan and Canada. We have invested in personnel to translate our listings correctly in the different countries we are represented in and are regularly improving and increasing our listings on all Amazon sites. We currently have more than 3,000 product listings on all third party sites and invest in inventory to hold at Amazon’s various warehouses around the world to ensure that orders are shipped and received by customers as quickly as possible. The products include handheld satellite phones, personal and asset tracking devices, portable high speed broadband terminals, and satellite Wi-Fi hotspots. We expect to open more third party storefronts during 2017.

Mapping and Tracking Portal

Our advanced mapping and tracking portals, www.orbitaltrack.com offered by Orbital Satcom, and www.gtctrack.com offered by GTCL, have been developed by us and are available for use by registered customers. OrbitalTrack and GTCTrack display real-time worldwide asset location reports including position, speed, altitude and heading and also provides past location and movement history reports on a wide range of tracking devices. These mapping portals are available to all of our customers to monitor their assets and we intend to aggressively pursue new customers for this application.

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Proprietary Satellite Tracking Products

We have developed our first own brand global tracking product, a dual-mode asset tracker, which will be available in the marketplace later in 2017 following final testing and receipt of necessary regulatory and compatibility certifications. The Company’s dual-mode asset tracker was designed to address the current technical and service cost challenges facing the global Asset Management Systems market, a market growing at a 20.5% compound annual growth rate and estimated to reach a value of $18.87 billion by 2020 according to research by Market and Markets. The first product designed and developed by the Company, the dual-mode tracker utilizes both cellular and satellite technology to provide truly global tracking, automatically switching between the cellular and satellite links making it an ideal solution for use in both populated and remote areas, including trans-oceanic routes. For commercial users in transportation, shipping, logistics, fleet management and construction, it features detailing reporting alerts, status and GPS location data allowing cargo and vehicles to be tracked nearly anywhere in the world while lowering operating costs by utilizing cellular when available and satellite in remote areas, optimizing roaming charges and delivering significant cost savings.

We anticipate that we will be able to develop and certify the new dual-mode tracker for approximately $50,000 to $75,000 and believe there is strong customer demand based on existing customer requests.

We also intend to develop additional personal and asset tracking products suitable for government and recreational users. Users of these devices will be able to see the location and movements of their devices through our OrbitalTrack or GTCTrack portals. Anticipated costs for completion are approximately $75,000 to $100,000. These products will operate on the Iridium, Inmarsat, Globalstar and Thuraya satellite networks.

Corporate History and Information

On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly formed wholly owned subsidiary.

On March 28, 2014, the Company merged with a newly-formed wholly-owned subsidiary of the Company solely for the purpose of changing its state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, the Company abandoned its efforts to enter the potash business.

The Company was originally incorporated in 1997 as a Florida corporation. On April 21, 2010, the Company merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc. On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

GTCL was formed under the laws of England and Wales in 2008. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of the Company.

For accounting purposes, this transaction is being accounted for as a reverse acquisition and has been treated as a recapitalization of Orbital Tracking Corp. with GTCL considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the share exchange resulted in a change of control. The share exchange was accounted for as a reverse acquisition and re-capitalization. All of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”) obtained approximately 39% of voting control on the date of share exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

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Our principal executive offices are located at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180. Our telephone number is (305) 560-5355. The Company’s website address is http://www.orbitaltracking.com. Information contained on the Company’s website is not incorporated into this prospectus. Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Securities and Exchange Commission (“SEC”) website at http://www.sec.gov as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC. These reports are also available on the Company’s website.

Summary of the Offering

Common stock offered by us	____ shares of common stock

Common stock to be outstanding after this offering	____ shares

Use of proceeds	We intend to use the net proceeds received from this offering for the final stage development and certification of our dual mode tracking device, establish a US based sales office and warehouse facility to service North and South American customers, to increase our product range and associated inventory, to purchase accounting software, to allow us to consider acquisitions, and for general corporate purposes. See “Use of Proceeds” on page 19 of this prospectus.

Risk factors	See “Risk Factors” beginning on page 9 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

OTCQB trading symbol	TRKK

Unless we indicate otherwise, all information in this prospectus is based on 60,332,314 shares of common stock issued and outstanding as of January 24, 2017, and:

●	excludes 5,000 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.50 per share as of January 24, 2017;

●	excludes 12,850,000 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.02 per share as of January 24, 2017.

●	excludes 33,330 shares of our common stock issuable upon conversion of 6,666 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) as of January 24, 2017, not accounting for 9.99% beneficial ownership limitations;

●	excludes 35,403,650 shares of our common stock issuable upon conversion of 3,540,365 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) as of January 24, 2017, not accounting for 4.99% beneficial ownership limitations;

●	excludes 66,679,680 shares of our common stock issuable upon conversion of 3,333,984 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) as of January 24, 2017, not accounting for 4.99% beneficial ownership limitations;

●	excludes 78,179,700 shares of our common stock issuable upon conversion of 7,817,970 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) as of January 24, 2017, not accounting for 4.99% beneficial ownership limitations;

●	excludes 1,099,998 shares of our common stock issuable upon conversion of 1,099,998 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) as of January 24, 2017, not accounting for 4.99% beneficial ownership limitations;

●	excludes 10,083,351 shares of our common stock issuable upon conversion of 10,083,351 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) as of January 24, 2017, not accounting for 4.99% beneficial ownership limitations;

●	excludes 8,750,000 shares of our common stock issuable upon conversion of 87,500 shares of Series H Convertible Preferred Stock (the “Series H Preferred Stock”) as of January 24, 2017, not accounting for 4.99% beneficial ownership limitations; and

●	excludes 9,294,400 shares of our common stock issuable upon conversion of 92,944 shares of Series I Convertible Preferred Stock (the “Series I Preferred Stock”) as of January 24, 2017, not accounting for 4.99% beneficial ownership limitations.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

Product development is a long, expensive and uncertain process.

The development of our own branded range of satellite tracking devices is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment. We continue to make significant investments in research and development relating to our satellite ground stations and tracking devices and our other businesses. Investments in new technology and processes are inherently speculative. We have experienced numerous setbacks and delays in our research and development efforts and may encounter further obstacles in the course of the development of additional technologies and products. We may not be able to overcome these obstacles or may have to expend significant additional funds and time. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	failure to obtain the required regulatory approvals for their use;
●	prohibitive production costs;
●	competing products;
●	lack of innovation of the product;
●	ineffective distribution and marketing;
●	lack of sufficient cooperation from our partners; and
●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our satellite ground stations and tracking devices may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have confidentiality agreements in place with our consultants, Globalstar, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements. We are also in the process of trademarking “Orbital Satcom”. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

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Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

●	designing and developing products using advanced and unproven technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and
●	designing and developing products to collect, distribute and analyze various types of information.

Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We are heavily reliant on David Phipps, our Chairman and Chief Executive Officer, and the departure or loss of David Phipps could disrupt our business.

The Company depends heavily on the continued efforts of David Phipps, Chairman, Chief Executive Officer and a director. Mr. Phipps is the founder of GTCL and is essential to the Company’s strategic vision and day-to-day operations and would be difficult to replace. While we have entered into a two year employment contract with Mr. Phipps, we cannot be certain that he will desire to continue with us for the duration of the employment term. The departure or loss of Mr. Phipps, or the inability to hire and retain a qualified replacement, could negatively impact the Company’s ability to manage its business.

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If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

We believe there exist control deficiencies in our internal control over financial reporting as of September 30, 2016, including those related to (i) a lack of segregation of duties within accounting functions, which was exacerbated by our entrance into the mobile satellite communications business in December 2015 and consummation of the share exchange in February 2015, and (ii) the need for a new accounting system to effectively manage our increased volume of transactions. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Risks Related to Our Organization and Our Common Stock

Certain shareholders will be able to exert significant influence over us to the detriment of minority stockholders.

Our ten largest shareholders beneficially own approximately 36.4% of our outstanding common stock as of January 24, 2017, as calculated according to voting power. These stockholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

We are authorized to issue an aggregate of 750,000,000 shares of common stock and 50,000,000 shares of “blank check” preferred stock. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock. Further, in the event that we issue common stock or securities convertible into common stock at a price that is lower than $0.05 per share of common stock, subject to certain exceptions, holders of an aggregate of 123,676,311 shares of our common stock and common stock underlying certain preferred shares will be entitled to receive additional securities. We will be required to issue to these holders additional securities such that they will hold that number of shares of common stock or securities convertible into common stock as if they had originally purchased their securities at the lower price.

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Conversion of our outstanding preferred stock may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of our outstanding Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock, will dilute the ownership interests of existing stockholders. In addition, the existence of the preferred stock may encourage short selling by market participants because the conversion of the preferred stock could be used to satisfy short positions, or anticipated conversion of the preferred stock into shares of our common stock could depress the price of our common stock.

The total number of shares of preferred stock authorized, preferred stock issued and outstanding as of January 24, 2017 and common stock that may be issued upon conversion of each class of preferred stock as of January 24, 2017 is set forth below.

Class of Preferred Stock	Authorized Shares of Preferred Stock	Issued and Outstanding January 24, 2017	Underlying Shares of Common Stock Issuable January 24, 2017 (1)	Beneficial Ownership Limitation
Series A Preferred Stock	20,000	-	-	9.99%
Series B Preferred Stock	30,000	6,666	33,330	9.99%
Series C Preferred Stock	4,000,000	3,540,365	35,403,650	4.99%
Series D Preferred Stock	5,000,000	3,333,984	66,679,680	4.99%
Series E Preferred Stock	8,746,000	7,817,356	78,173,560	4.99%
Series F Preferred Stock	1,100,000	1,099,998	1,099,998	4.99%
Series G Preferred Stock	10,090,000	10,083,351	10,083,351	4.99%
Series H Preferred Stock	200,000	87,500	8,750,000	4.99%
Series I Preferred Stock	114,944	92,944	9,294,400	4.99%

(1)	Not accounting for any applicable limitations on beneficial ownership.

Even though the holders of the convertible preferred stock may not convert these securities if they would own more than 9.99% or 4.99%, as applicable, of the then-outstanding common stock, this restriction does not prevent these holders from selling some of their holdings and then converting additional shares. In this way, the holders could sell more than these limits while never holding more than those limits.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. We estimate the Company will incur approximately $200,000 to $300,000 annually in connection with being a public company.

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Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including with respect to corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2016 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 50,000,000 shares of preferred stock with powers, rights and preferences designated by it. See “Preferred Stock” in the section of this prospectus titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

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Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	sales of our common stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments; and
●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors. Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

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The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTCQB Marketplace or the OTCPink Marketplace (Pink OTC) or pink sheets. Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, which will constitute the entire available trading market. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

Risks Related to the Offering

You will experience immediate and substantial dilution.

Since the public offering price of the securities offered pursuant to this prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase securities in this offering. In the event that you exercise your warrants, you will experience additional dilution to the extent that the exercise price of the warrants is higher than the tangible book value per share of our common stock. In addition, we may have issued options, warrants or other derivative securities to acquire common stock at prices below the expected public offering price of the shares of common stock offered hereby. To the extent outstanding options, warrants or other derivative securities are ultimately exercised or converted, or if we issue restricted stock to our employees under our equity incentive plans, there will be further dilution to investors who purchase shares in this offering.

In addition, we may have issued options, warrants or other derivative securities to acquire common stock at prices below the expected public offering price of the shares of common stock offered hereby. To the extent outstanding options, warrants or other derivative securities are ultimately exercised or converted, or if we issue restricted stock to our employees under our equity incentive plans, there will be further dilution to investors who purchase our securities in this offering. In addition, if we issue additional equity securities or derivative securities, investors purchasing our securities in this offering will experience additional dilution. Furthermore, as a result of certain governing “most favored nations” provisions, assuming a combined public offering price of $___ per share and related warrant, we may be required to issue up to approximately ___ additional shares of common stock to the investors that participated in our ____ private placement who purchased securities at $___ per share and still hold the purchased securities, and adjust the conversion price of our outstanding shares of Series C Preferred Stock to such lower price, which will result in additional dilution to investors purchasing our securities in this offering. See the section titled “Description of Securities” below for a more detailed discussion of the foregoing “most favored nations” adjustments.

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Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We have not designated any portion of the net proceeds from this offering to be used for any particular purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You will experience future dilution as a result of future equity offerings

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate a financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

17

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 9  of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock offered pursuant to this prospectus will be approximately $           million after deducting the placement agents’ fees and estimated offering expenses, based on an assumed public offering price of $           per share and assuming we sell the maximum number of shares offered hereby. There is no minimum offering amount.

We intend to use the net proceeds received from this offering for the final stage development and certification of our dual mode tracking device, establish a US based sales office and warehouse facility to service North and South American customers, to increase our product range and associated inventory, to purchase accounting software, to allow us to consider acquisitions, and for general corporate purposes.

19

PRICE RANGE OF COMMON STOCK AND RELATED MATTERS

Our common stock is quoted on the OTCQB under the symbol “TRKK”. The following table sets forth the high and low bid prices for our common stock for the periods indicated. The prices set forth below represent inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission, and may not represent the prices of actual transactions.

	High	Low

2016
Quarter ended March 31, 2016	$1.05	$0.18
Quarter ended June 30, 2016	$0.24	$0.05
Quarter ended September 30, 2016	$0.11	$0.02
Quarter ended December 31, 2016	$0.06	$0.02

2015
Quarter ended March 31, 2015	$2.37	$0.90
Quarter ended June 30, 2015	$1.65	$0.79
Quarter ended September 30, 2015	$1.10	$0.79
Quarter ended December 31, 2015	$1.75	$0.81

As of January 24, 2017 there were 441 stockholders of record of our common stock.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2016 we had issued and outstanding options to purchase 12,850,000 shares of common stock and warrants to purchase 5,000 shares of common stock. The weighted average exercise price of the options and warrants were $0.02 and $4.50, respectively. The foregoing securities were not issued under any equity compensation plan.

The following table provides information about our equity compensation plans as of December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	-	-	226,667
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	226,667

DIVIDEND POLICY

We have never paid our stockholders cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors.

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DILUTION

If you invest in our common stock, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our pro forma net tangible book value as of September 30, 2016 was $1,380,138 or $ 0.03 per share of common stock, based upon 46,004,604 shares outstanding, after giving effect to issuances of common stock from October 1, 2016 through and immediately prior to the date of this offering. After giving effect to the sale of the shares in this offering at the assumed public offering price of $_____ per share, at September 30, 2016, after deducting placement agents’ fees and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at that date would have been approximately $________, or $ per share. This represents an immediate increase in pro forma net tangible book value of approximately $ per share to our existing stockholders, and an immediate dilution of $ ___ per share to investors purchasing shares in the offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share	$	$
Pro forma net tangible book value per share as of September 30, 2016	$	$
Increase in net tangible book value per share attributable to this offering	$	$
Pro forma as adjusted net tangible book value per share after this offering	$	$
Dilution in pro forma net tangible book value per share to new investors	$	$

To the extent that outstanding options or warrants are exercised, or restricted stock units vest and settle, investors purchasing our common stock will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this Prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this Prospectus, and see “Risk Factors” beginning on page 9 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Orbital Tracking Corp.

Overview

On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly-formed wholly owned subsidiary.

On March 28, 2014, the Company merged with a newly-formed wholly-owned subsidiary of the Company solely for the purpose of changing its state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, the Company abandoned its efforts to enter the potash business.

The Company was originally incorporated in 1997 as a Florida corporation. On April 21, 2010, the Company merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc. On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

GTCL was formed under the laws of England and Wales in 2008. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of the Company.

For accounting purposes, this transaction is being accounted for as a reverse acquisition and has been treated as a recapitalization of Orbital Tracking Corp. with GTCL considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the share exchange resulted in a change of control. The share exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of share exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

We are a provider of satellite based hardware, airtime and related services both in the United States and internationally. We sell equipment and airtime for use on all of the major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya and operate a short-term rental service for customers who desire to use our equipment for a limited time period. Our acquisition of GTCL in February 2015 expanded our global satellite based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts.

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On September 30, 2014, the Company sold an aggregate of 200,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $400,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s newly designated Series C Preferred Stock, par value $0.0001 per share, with each share convertible into 10 shares of Common Stock. On October 15, 2014, the Company sold an aggregate of 50,000 units for additional gross proceeds of $100,000. The Company issued an aggregate of 10,000,000 shares of common stock in connection with the foregoing transactions.

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Preferred Stock, setting forth the rights, powers, and preferences of the Series C Preferred Stock. Pursuant to the Series C Certificate of Designation, as amended on February 19, 2015, the Company designated 4,000,000 shares of its blank check preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Preferred Stock’s preferential payment and over our common stock. The Series C Preferred Stock is convertible into 10 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred Stock. Each share of Series C Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Preferred Stock entitles the holder to cast 10 votes per share of Series C Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Preferred Stock, setting forth the rights, powers, and preferences of the Series D Preferred Stock. Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Preferred Stock’s preferential payment and over our common stock. The Series D Preferred Stock is convertible into twenty (20) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock. Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast twenty (20) votes per share of Series D Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes in the aggregate principal face amount of $35,000 previously issued by the Company. Pursuant to the exchange agreement, the holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Preferred Stock.

On October 15, 2014, the Company entered into a series of exchange agreements with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274. Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock.

On October 15, 2014, two of the Company’s former directors and the Company’s former Secretary resigned from all of their positions with the Company and Mr. Rector, an existing board member, was appointed Chief Executive Officer, Chief Financial Officer and Secretary and became the sole director of the Company. The two former directors each entered into separation agreements with the Company pursuant to which they agreed to release all claims against the Company and received a one-time severance payment of $2,500. The Company entered into a separation agreement with its former Secretary pursuant to which, in exchange for a release of all claims against the Company, the former Secretary received a one-time severance payment of $5,000.

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On December 10, 2014, the Company entered the satellite voice and data equipment sales and service business through the purchase of certain contracts from GTC. These contracts permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network. The purchase price for the contracts of $250,000 was paid by the Company under an asset purchase agreement by and among the Company, its wholly-owned subsidiary Orbital Satcom, GTC and World Surveillance Group, Inc., which owns 100% of GTC. Also on December 10, 2014, the Company, Orbital Sub, GTC and World entered into a license agreement pursuant to which GTC granted to Orbital Sub a fully paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “Appliqués” located in Globalstar’s facilities. The Company issued GTC 2,222,222 shares of its common stock as consideration for the license. Subsequently, on October 13, 2015, the Company purchased the Appliqués for an additional cash consideration of $125,000.

In December 2014 and January 2015, the Company issued a consultant an aggregate of 400,000 shares of its common stock as compensation for services provided. The Company and the consultant agreed to cancel these shares in February 2015.

On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” The Company effectuated the name change through a short-form merger pursuant to Chapter 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name.

On January 23, 2015, the Company settled in full $156,000 owed to certain vendors. On such date, the Company paid the vendors $35,000 and issued them an aggregate of 1,650,000 shares of its common stock. The Company further agreed that upon the close of its next financing, it would pay the vendors an additional $10,000 cash, issue 850,000 shares of common stock or common stock equivalents and convert an aggregate of $56,221 into securities on the same terms offered to investors in the financing. On February 19, 2015, the Company issued an aggregate of 197,443 shares of Series C Preferred Stock to certain of these vendors in connection with its settlement agreements.

On February 11, 2015, the Company entered into exchange agreements with two holders of its common stock. Pursuant to the exchange agreements, the holders exchanged an aggregate of 10,000,000 shares of common stock for 1,000,000 shares of Series C Preferred Stock.

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Preferred Stock, setting forth the rights, powers, and preferences of the Series E Preferred Stock. Pursuant to the Series E Certificate of Designation, the Company designated 8,746,000 shares of its blank check preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Preferred Stock’s preferential payment and over our common stock. The Series E Convertible Preferred is convertible into 10 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock. Each share of Series E Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Preferred Stock entitles the holder to cast 10 votes per share of Series E Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On February 19, 2015, the Company entered into a share exchange agreement with GTCL and the GTCL Shareholders. Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company (the “Series E Preferred Stock”) with each share of Series E Preferred Stock convertible into 10 shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note in the amount of $122,536. Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

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Also on February 19, 2015, David Phipps, the founder, principal owner and sole director of GTCL and the former founder and president of GTC, was appointed President of Orbital Satcom. Following the transaction, Mr. Phipps was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company. The acquisition of GTCL expands the Company’s global satellite based business and enables the Company to operate as a vertically integrated satellite services business with experienced management operating from additional locations in Poole, England in the United Kingdom and Aventura, Florida.

On February 19, 2015, the Company issued to Mr. Rector, the current Chief Financial Officer and a director of the Company and former Chief Executive Officer of the Company, 850,000 shares of common stock and a seven year immediately vested option to purchase 2,150,000 shares of common stock at a purchase price of $0.05 per share as compensation for services provided to the Company.

On February 19, 2015, the Company sold an aggregate of 550,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $1,100,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s Series C Preferred Stock, par value $0.0001 per share, with each share convertible into 10 shares of common stock. The Company sold 15,000 units consisting of an aggregate of 600,000 shares of common stock and 535,000 units consisting of an aggregate of 2,140,000 shares of Series C Preferred Stock.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees. These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation, (ii) one million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property, (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller and (iv) 175,000 shares of common stock issued to MJI in full satisfaction of outstanding debts. MJI agreed to sell only up to 5,000 shares per day and the Company has a six-month option to repurchase these shares at a purchase price of $0.75 per share.

On June 18, 2015, the Company issued an aggregate of 150,000 shares of its common stock, valued at $0.79 per share, or $118,500 to an investor relations consultant for compensation of services.

On October 13, 2015, the Company through its wholly owned subsidiary, Orbital Satcom, purchased from World Surveillance Group, Inc., and its wholly owned subsidiary, Global Telestat Corp the “Globalstar” license and equipment, which it had previously leased. On December 10, 2014, the Company entered into a License Agreement with World Surveillance Group, Inc., and its wholly owned subsidiary, Global Telestat Corp, by which the Company had an irrevocable non-exclusive license to use certain equipment, consisting of Appliques for a term of 10 years. Appliques are demodulator and RF interfaces located at various ground stations for gateways. The Company issued 2,222,222 common shares, valued at $1 per share based on the quoted trading price on date of issuance, or $2,222,222. The company reflected the license as an asset on its balance sheet with a 10-year amortization, the term of the license. On October 13, 2015, the Company acquired the license for additional consideration of $125,000 in cash. The Company valued the asset at $2,160,016, which is the unamortized balance of the Appliques License, $2,043,010 plus the consideration of $125,000.

On December 21, 2015, the Company entered into a Placement Agent Agreement with Chardan Capital Markets LLC, as Agent, pursuant to which the Placement Agent agreed to serve as the non-exclusive placement agent for the Company in connection with any private placement from December 21, 2015 through January 15, 2017. The Company agreed to pay the Placement Agent a cash fee of $50,000 and issue the Placement agent 250,000 shares of common stock following the issuance of at least $900,000 of securities prior to the expiration of the term of the Placement Agent Agreement. On December 28, 2015, upon closing of the note purchase and Series F subscription agreements, the Company paid the respective fees and issued the common shares.

On December 28, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series F Preferred Stock, setting forth the rights, powers, and preferences of the Series F Preferred Stock. Pursuant to the Series F Certificate of Designation, the Company designated 1,100,000 shares of its blank check preferred stock as Series F Preferred Stock. Each share of Series F Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series F Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series F Preferred Stock’s preferential payment and over our common stock. The Series F Convertible Preferred is convertible into one (1) share of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series F Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series F Preferred Stock. Each share of Series F Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series F Preferred Stock entitles the holder to cast one vote per share of Series F Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

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On December 28, 2015, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $550,000 of shares of Series F Preferred Stock at a purchase price of $0.50 per share. The Preferred F Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance.

On December 28, 2015, the Company entered into separate note purchase agreements with accredited investors relating to the issuance and sale of an aggregate of $605,000 in principal amount of original issue discount convertible notes for an aggregate purchase price of $550,000.

The Notes mature on December 28, 2017. The Company must repay 1/24th of the principal of the Notes each month commencing January 18, 2016. The Notes do not bear interest except that all overdue and unpaid principal bears interest at a rate equal to the lesser of 18% per year or the maximum rate permitted by applicable law. The Notes are convertible into common stock at the option of the holder at a conversion price of $1.00, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events; provided however, that the principal and interest, if any, on the Notes may not be converted to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Notes. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of one year from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Notes with a conversion price equal to the lower price issuance.

Pursuant to the Subscription Agreement and Note Purchase Agreement, the Company agreed to use its reasonable best efforts to effectuate the increase of its authorized shares of common stock from 200,000,000 shares of common stock to 750,000,000 shares of common stock on or prior to January 31, 2016. The Company’s shareholders on March 5, 2016, approved the increase in authorized common and preferred shares. $350,000 of the proceeds from the sale of Preferred F Shares and the Notes are intended to be utilized for public relations and expenses associated with publications, reports and communications with shareholders and others concerning the company’s business. The Subscription Agreement provides the purchasers of the Preferred F Shares with a 100% right of participation in all future securities offerings of the Company, subject to customary exceptions.

On December 28, 2015 the Company and Theresa Carlise, its Chief Financial Officer, amended her employment agreement, dated June 9, 2015. Pursuant to the Amendment, which is effective December 1, 2015, the term of Ms. Carlise’s employment was extended to December 1, 2016 from June 9, 2016, her annual salary was increased to $140,000 from $72,000 and she agreed to devote her full business time to the Company. The term of the Original Agreement, as amended by the Amendment, shall automatically extend for additional terms of one year each, unless either party gives prior written notice of non-renewal to the other party no later than 60 days prior to the expiration of the initial term or the then current renewal term, as applicable.

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Also on December 28, 2015, the Company issued Ms. Carlise options to purchase up to 500,000 shares of common stock and issued Hector Delgado, a director of the Company, options to purchase up to 200,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the Plan. The options have an exercise price of $0.05 per share, vest immediately, and have a term of 10 years.

On January 15, 2016, the Company engaged IRTH Communications LLC., for a term of 12 months to provide investor relations, public relations, internet development, communication and consulting services. As consideration for its services, IRTH will receive from the Corporation a monthly fee of $7,500 and as a single one-time retainer payment, $100,000 worth of shares of the Company’s common stock; calculated by the average closing price of the Company’s common stock on its principal exchange for the 10 trading days immediately prior to the execution of this Agreement; which shares shall be Restricted Securities, pursuant to the provisions of Rule 144. As additional compensation, in the event the Company, during or within two (2) years after the term of this Agreement, receives investment monies (debt, equity or a combination thereof) from investor(s) introduced to the Company by IRTH as described herein, Company agrees to pay IRTH a finder’s fee equal to three percent (3%) of all gross monies invested by investor(s) and received by Company.

On February 11, 2016, the Company issued 136,612 shares of its common stock, valued at $0.60 per share, or $81,967, to IRTH Communications LLC for services, as disclosed above.

On March 3, 2016, the Company entered into an Executive Employment Agreement with David Phipps, its Chairman, President and Chief Executive Officer, effective January 1, 2016. Under the Employment Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President, and receive an annual base salary equal to the sum of $144,000 and £48,000. Mr. Phipps is also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board. Also on March 3, 2016 and effective January 1, 2016, the Corporation’s wholly owned subsidiary Orbital Satcom and Mr. Phipps terminated an employment agreement between them dated February 19, 2015 pursuant to which Mr. Phipps was employed as President of Orbital Satcom for an annual base salary of $180,000. The other terms of the Original Agreement are identical to the terms of the Employment Agreement. Mr. Phipps remains the President of Orbital Satcom.

On May 17, 2016, the Company entered into exchange agreements with holders of the Company’s outstanding $504,168 convertible notes originally issued on December 28, 2015, pursuant to which the Notes were cancelled and the exchanging holders were issued an aggregate of 10,083,351 shares of newly designated Series G Preferred Stock.

The terms of the shares of Series G Preferred Stock are set forth in the Certificate of Designation of Series G Preferred Stock as filed with the Secretary of State of the State of Nevada. The Series G COD authorizes 10,090,000 Preferred G Shares. The Preferred G Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred G Share divided by the conversion price. The stated value of each Preferred G Share is $0.05 and the initial conversion price is $0.05 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred G Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred G Shares. Each Preferred G Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred G Share entitles the holder to cast one vote per share of Series G Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price prior to December 28, 2016, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred G Shares with a conversion price equal to the lower price issuance.

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The exchanging holders, GRQ Consultants Inc. 401K, Michael Brauser and Intracoastal Capital LLC, are each holders of over 5% of a class of the Company’s voting securities. The Exchange Agreements contain customary representations, warranties and agreements by the Company and the other parties thereto. The representations, warranties and covenants contained therein were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

On October 26, 2016, the Company entered separate subscription agreements with accredited investors relating to the issuance and sale of $350,000, out of a maximum of $800,000, of shares of Series H Preferred Stock at a purchase price of $4.00 per share. The initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H COD. The Company is prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, because of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Series H Preferred Stock entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. The Company received the necessary consents as required from prior subscription agreements, Preferred Series C, Preferred Series G and Preferred Series H, as well as antidilution rights. Certain shareholders have waived their right to adjustment, equal treatment, most favored nations and other rights to which they were entitled pursuant to the Prior Offerings, including without limitation, certain rights granted to holders of our Series C Preferred Stock, Series F Preferred Stock and G Preferred Stock. The Company was required to issue 550,000 shares of its Preferred Series C, which is convertible into 5,500,000 shares of the Company’s common stock and 114,944 shares of Preferred Series I, which is convertible into 11,494,400 shares of the Company’s common stock. Preferred Series I was issued to certain holders in lieu of Preferred Series G and Preferred Series H.

We had net cash used in operations of approximately $620,944 during the year ended December 31, 2015. At December 31, 2015, we had a working capital of approximately $505,149. Additionally, at December 31, 2015, we had an accumulated deficit of approximately $2,011,483 and stockholder’s equity of $2,881,792. These matters and our expected needs for capital investments required to support operational growth raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities that may result from our inability to continue as a going concern.

At September 30, 2016, the Company had an accumulated deficit of approximately $3.5 million. For the nine months ended September 30, 2016, the Company incurred a net loss of approximately $1,452,463  and had cash flows used in operations in the amount of $772,935. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for our company include accounting for derivative liabilities and stock based compensation.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated condensed financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

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Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Results of Operations for the years ended December 31, 2015 and 2014

Net Revenue. For the year ended December 31, 2015 and 2014, revenues generated were approximately $3,950,601 and $2,420,645, an increase of $1,529,956 or 63.2%. Revenues were derived primarily from the sales of satellite phones, accessories and the airtime plans. Our wholly owned subsidiary, Orbital Satcom, represented $1,181,007 of the increase. Comparable sales for Global Telestat Communications LTD increased 14.2% or $348,949, from $2,420,645 to $2,769,594.

Cost of Sales. During the year ended December 31, 2015, cost of revenues increased to $2,838,521 compared to $1,739,388 for the year ended December 31, 2014, an increase of $1,099,133 or 63.2%. Our wholly owned subsidiary, Orbital Satcom, represented $793,715 of the increase, or 72.2%. We expect our cost of revenues to continue to increase during fiscal 2016 and beyond, as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases. Gross profit margins during the year ended December 31, 2015 and 2014 were 28.2% and 28.1%, respectively.

Operating Expenses. Total operating expenses for the year ended December 31, 2015 were $3,103,405, an increase of $2,435,964, or 365.0%, from total operating expenses for the year ended December 31, 2014 of $667,441.

Selling, general and administrative expenses were $644,870 and $401,114 for the year ended December 31, 2015 and 2014, respectively, an increase of $243,756 or 60.8%. The increases were attributable to variable costs, which increase with revenue, such as credit card processing fees, online service fees, bank charges, postage, advertising and marketing.

Salaries, wages and payroll taxes were $582,226 and $241,510 for the year ended December 31, 2015 and 2014, respectively, an increase of $340,716, or 141.1%. Additionally the increase is related to costs associated with personnel to support the requirements for public companies as well as, personnel to accommodate and support revenue goals and build the Company’s infrastructure for future growth and opportunities.

Stock based compensation were non-cash expenses, for awards of 1,100,000 shares of Company’s stock and 2,850,000 fully vested options to purchase common stock at an exercise price of $0.05 per share, to employees and a director. For the year ended December 31, 2015, stock based compensation was $1,072,500. For the year ended December 31, 2014, there was no stock based compensation.

Professional fees were $505,762 and $4,215 for the year ended December 31, 2015 and 2014, respectively, an increase of $501,547 or 11898%. The increase during the year ended December 31, 2015 as compared to the prior year in 2014 was primarily attributable to the Company’s reverse merger into a public company and the costs attributable to such. Investor relations represented 42% of the increase or $214,648. Other fees associated with the compliance requirements of public companies are included in Professional fees as well as fees associated with raising capital. On December 28, 2015, $350,000 of the Company’s proceeds from convertible notes and preferred stock subscriptions, $1.1 million, has been reserved for investor awareness costs.

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Depreciation and amortization expenses were $298,047 and $20,602 for the year ended December 31, 2015 and 2014, respectively, an increase of $277,445, or 1346.7%. The increase during the 2015 period was primarily attributable to increases in intangible assets and the associated amortization. Amortization for the year ended December 31, 2015 and 2014 was $203,635 and $0, respectively.

We expect our expenses in each of these areas to continue to increase during fiscal 2017 and beyond as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.

Total Other (Income) Expense. Our total other expenses were $72,886 compared to $7,325 during the year ended December 31, 2015 and 2014 respectively, increase of $65,561 or 894.9%. The increase is primarily attributed to the increase recognized due to changes in the fair value of derivative instruments, exchange rate variances and interest expense.

Net Income (Loss)

We recorded net loss before income tax of $2,064,211 for the year ended December 31, 2015 as compared to a net income of $6,490, for the year ended December 31, 2014. The decrease is a result of the factors as described above.

Comprehensive (Loss) Income

We recorded a loss for foreign currency translation adjustments for the year ended December 31, 2015 and 2014, of $11,414 and $849, respectively. The fluctuations of the increase/decrease is primarily attributed to the increase recognized due to exchange rate variances. Comprehensive loss was $2,075,625 as compared to income of $5,641 for the year ended December 31, 2015 and 2014, respectively.

Results of Operations for the Three and Nine Months Ended September 30, 2016 compared to the Three and Nine Months Ended September 30, 2015

Revenue. Sales for the three and nine months ended September 30, 2016 consisted primarily of sales of satellite phones, accessories and airtime plans. For the three months ended September 30, 2016, revenues generated were approximately $1,299,373 compared to approximately $982,775 of revenues for the three months ended September 30, 2015, an increase in total revenues of $316,598 or 32.2%. Sales for the nine months ended September 30, 2016 generated approximately $3,783,230 compared to approximately $2,955,453 of revenues during the nine months ended September 30, 2015, a $827,777 increase in total revenues or 28.0%.

Factors relative to the increase in revenue for the three months ended September 30, 2016 compared to the same period in 2015 are related to increased presence in several international e-commerce storefronts, the introduction of GTC’s new mobile friendly website, and it being awarded a recurring revenue contract for lone worker trackers from the UK Forestry Commission. Comparable sales for Global Telesat Communications Ltd. were $998,878 for the three months ended September 30, 2016 as compared to $650,749 for the three months ended September 30, 2015, an increase of $348,129 or 53.5%. For the nine months ended September 30, 2016 and September 30, 2015 comparable sales were $2,791,808 and $2,082,863, an increase of $708,945 or 34.0%. Comparable sales for Orbital Satcom for the three months ended September 30, 2016 were $300,495 as compared to $332,026 for the three months ended September 30, 2015, a decrease of $31,531 or 9.5%. This decrease was attributable to decreased Amazon US sales, which was more than offset by an increase in Global Telesat Communications sales on the same storefront following its launch in 2015. Comparable sales for Orbital Satcom for the nine months ended September 30, 2016 were $991,422 as compared to $872,590 for the nine months ended September 30, 2015, an increase of $118,832 or 13.6%.

Cost of Sales. During the three months ended September 30, 2016, cost of revenues increased to $1,003,026 compared to $697,862 for the three months ended September 30, 2015, an increase of $305,164 or 43.7%. During the nine months ended September 30, 2015, cost of revenues increased to $2,842,986 compared to $2,130,271 for the nine months ended September 30, 2015 an increase of $712,715 or 33.5%. Gross profit margins for the three months and nine months ended September 30, 2016, were 22.8% and 24.9%, respectively. For the three and nine months ended September 30, 2015, gross profit margins were 29.0% and 27.9%, respectively. Selling and general administrative costs decreased with certain costs being absorbed as cost of sales. We expect our cost of revenues, to continue to increase during fiscal 2017  and beyond, as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.

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Operating Expenses. Total operating expenses for the three months ended September 30, 2016 were $605,705, an increase of $24,277, or 4.2%, from total operating expenses for the three months ended September 30, 2015 of $581,428. For the nine months ended September 30, 2016, total operating expenses were $2,152,432 an increase of $390,360 or 22.2%. Factors contributing to the increase are described below.

Selling, general and administrative expenses were $182,276 and ($27,638) for the three months ended September 30, 2016 and 2015, respectively, an increase of $209,914. For the nine months ended September 30, 2016 and 2015, selling, general and administrative expenses were $549,526 and $429,991, respectively, an increase of $119,535 or 27.8%. The increase during the three months ended September 30, 2016 as compared to the same period in 2015 were due to reclassification from selling, general and administrative to professional fees. The increase for the nine months ended September 30, 2016 as compared to the same period in 2015, was primarily due to variable expenses which increase with sales, such as e-commerce fees, bank charges and postage and delivery.

Salaries, wages and payroll taxes were $158,720 and $338,533 for the three months ended September 30, 2016 and 2015, respectively, a decrease of $179,813 or 53.1%. The decrease was attributable to additional wages expensed from a prior period for the three months ended September 30, 2015. For the nine months ended September 30, 2016 and 2015, salaries, wages and payroll taxes were $503,556 and $479,251, respectively, an increase of $24,305 or 5.1%. The company has added additional personnel to accommodate and support its revenue goals and compliance needs for reporting as a public company, as well as, build its infrastructure for future growth and opportunities.

Stock-based compensation was $0, for the three months ended September 30, 2016 and 2015. On February 19, 2015, the Company issued options to its former Chief Executive Officer, valued using the Black-Scholes option pricing model at $107,500, as well as issued stock as compensation to its Controller and certain consultants. For the nine months ended September 30, 2016 stock based compensation was $0 as compared to $149,999 for the same period in 2015.

Professional fees were $192,834 and $151,603 for the three months ended September 30, 2016 and 2015, respectively, an increase of $41,231 or 27.2%. For the nine months ended September 30, 2016 and 2015, professional fees were $881,318 and $409,605, respectively, an increase of $471,713 or 115.2%. The increase during the three and nine months ended September 30, 2016 as compared to the same period in 2015, were primarily attributable to fees incurred for investor awareness, fees associated with the compliance requirements of public companies are included in Professional fees, as well as fees associated with raising capital.

Depreciation and amortization expenses were $70,219 and $118,931 for the three months ended September 30, 2016 and 2015, respectively, a decrease of $48,712 or 40.0%. For the nine months ended September 30, 2016 and 2015, depreciation and amortization were $216,375 and $293,226, a decrease of $76,851 or 26.2%. The decrease during the 2016 period was primarily attributable to decrease in amortization, as expenses were offset to professional fees.

We expect our expenses in each of these areas to continue to increase during fiscal 2017  and beyond as we expand our operations and begin generating additional revenues under our current business. However, we are unable at this time to estimate the amount of the expected increases.

Total Other (Income) Expense. Our total other (income) expenses were $30,971 compared to $4,069, during the three months ended September 30, 2016 and 2015 respectively, increase of $26,902 or 661%. The increase is attributable to an increase in costs for foreign currency exchange rates fluctuations. Our total other expenses were $241,933 compared to $18,295 during the nine months ended September 30, 2016 and 2015 respectively, an increase of $223,638 or 1,222.2%. The increase is related to interest expense incurred for convertible debt, offset by the decrease recognized to the change in fair value of derivative instruments and an increase for exchange rate variances, during the nine months ended September 30, 2016.

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Net Income (Loss)

We recorded net loss before income tax of $338,672 for the three months ended September 30, 2016 as compared to a net loss of $300,584, for the three months ended September 30, 2015. For the nine months ended September 30, 2016 we recorded a net loss of $1,452,463 as compared to a net loss of $955,185. The decrease in income is a result of the factors as described above.

Comprehensive (Loss) Income

We recorded a gain for foreign currency translation adjustments for the three and nine months ended September 30, 2016, of $19,888 and $17,513. For the three and nine months ended September 30, 2015 $2,530 and $8,172, was recorded as a gain for foreign currency translation adjustments. The gains are attributable to exchange rate variances. Comprehensive loss was $318,785 as compared to loss of $298,054 for the three months ended September 30, 2016 and 2015, respectively. For the nine months ended September 30, 2016 and 2015, comprehensive loss was $1,434,951 and $947,013, respectively.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2015, we had a cash balance of $963,329. Our working capital is approximately $505,149 at December 31, 2015. On December 28, 2015, the Company received gross proceeds of $1.1 million from sale of convertible notes payable and stock subscriptions.

Our current assets at December 31, 2015 increased to $1,632,349 from $384,034, or 325% from December 31, 2014 and included cash, inventory, accounts receivable, unbilled revenue, prepaid expenses and other current assets. Cash represented proceeds from the sale of convertible notes payable and Preferred Series F stock subscriptions. Prepaid expenses primarily represent services to consultants, which are amortized over the length of the contract.

Our current liabilities at December 31, 2015 increased to $1,127,200 from $388,076 or an increase of $739,124, or 190.5% from December 31, 2014 and included our accounts payable, accrued expenses, due to related party, associated derivative liability and liabilities of discontinued operations. In February 2015, we have settled in full approximately $353,000 of amounts included in accounts payable and accrued expenses in January 2015. The Company agreed to pay an aggregate of approximately $47,600 cash, issue 850,000 shares of common stock or securities convertible into 850,000 shares of common stock and convert an aggregate of $56,221 into securities on the same terms offered to investors in the Company’s next qualified financing as defined in the settlement agreements. On December 28, 2015, the Company received proceeds from its convertible notes payable of $550,000 and recorded the associated derivative liabilities. As of December 31, 2015 and 2014, the Company had a derivative liability balance from its convertible notes payable of $311,373 and $0, respectively.

At September 30, 2016, we had a cash balance of $118,248. Our working capital is ($97,646) at September 30, 2016.

Our current assets at September 30, 2016 decreased by approximately 46.7% from December 31, 2015 and included cash, accounts receivable, inventory, unbilled revenue, prepaid expenses and other current assets and inventory.

Our current liabilities at September 30, 2016 decreased by 14.2% from December 31, 2015 and included our accounts payable, derivative liabilities and deferred revenue and other liabilities in the ordinary course of our business.

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Operating Activities

Net cash flows used in operating activities for the year ended December 31, 2015 amounted to $620,944 and were primarily attributable to our net loss of $2,064,211 offset by; stock based compensation of $1,072,500, depreciation expense of $94,412, amortization expense of $332,956, change in fair value of derivative liabilities, net $63,454 and imputed interest of $5,581. Changes in operating assets and liabilities were reflected by decreases in accounts receivable of $853 and deferred revenue of $12,230, and increases in; inventory of $27,577, unbilled revenue of $40,150, other current assets of $6,358, accounts payable and accrued expenses of $16,359.

Net cash flows provided by operating activities for the year ended December 31, 2014 amounted to $21,863 and were attributable to our net income of $6,492 offset by depreciation expense of $20,602. Changes in operating assets and liabilities reflected increases in; accounts receivable of $52,947, inventory of $51,085, unbilled revenue of $10,732, other current assets of $16,305, accounts payable and accrued expenses of $115,785 and deferred revenue of $10,053.

Net cash flows used in operating activities for the nine months ended September 30, 2016 amounted to $772,935 and were primarily attributable to our net loss of $1,452,463, total amortization expense of $621,265, depreciation of $197,625, imputed interest of $912, issuance of common stock for prepaid services of $164,608 and offset by change in fair value of derivative liabilities of $425,790 and net change in asset and liabilities of $120,908, primarily attributable to an increase in accounts receivable of $28,139, increase in inventory of $99,202, decrease in unbilled revenue of $17,415, decrease in prepaid expense of $115,359, increase in other current assets of $1,909, increase in accounts payable of $131,321 and an decrease in deferred revenue of $13,937.

Net cash flows used in operating activities for the nine months ended September 30, 2015 amounted to $477,929 and were primarily attributable to our net loss of $955,185, offset by stock based compensation of $149,999, total amortization expense of $185,417, depreciation of $53,908, and add back of change in fair value of derivative liabilities of $342 and net change in asset and liabilities of $30,977, primarily attributable to an increase in accounts receivable of $20,361, increase in inventory of $29,821, increase in unbilled revenue of $34,910, increase in other current assets of $16,710, increase in accounts payable of $161,670, offset by a decrease in deferred revenue of $28,891.

Investing Activities

Net cash flows used in investing activities were $559,913 and $31,635 for the year ended December 31, 2015 and 2014, respectively. For the year ended December 31, 2015, we used cash to pay $375,000 in connection with the share exchange agreement, purchase of property and equipment of $215,847, which was offset by $30,934 of cash acquired from acquisition. For the year ended December 31, 2014, we purchased property and equipment of $31,635.

Net cash flows used in investing activities were ($34,967) and ($408,404) for the nine months ended September 30, 2016 and 2015, respectively. We purchased property and equipment of $34,970 during the nine months ended September 30, 2016. During the nine months ended September 30, 2015, we used cash to pay $375,000 in connection with the share exchange agreement, purchase of property and equipment of $64,338 and offset by $30,934 of cash acquired from acquisition.

Financing Activities

Net cash flows provided by (used in) financing activities were $2,089,708 and ($31) for the year ended December 31, 2015 and 2014, respectively. During the year ended December 31, 2015, we received proceeds from convertible notes payable of $550,000, and sale of our common and preferred stock for $1,647,501, which we will be using for working capital purposes, offset by payments of related party payable of $107,793. During the year ended December 31, 2014, we had repayments of notes payable of $4,298 and net proceeds of related party for $4,267.

Net cash flows (used in) provided by financing activities were ($43,027) and $1,030,094 for the nine months ended September 30, 2016 and 2015, respectively. Net cash used in financing activities were repayments of convertible notes payable of $100,834 and proceeds from related party payable of $57,807, respectively. During the nine months ended September 30, 2015, we received net proceeds from the sale of our common stock and preferred stock of $1,097,500 offset by repayments of related party note payable of $67,406.

Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

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BUSINESS

Our Current Business

The Company is a distributor, developer and reseller of satellite enabled communications hardware and provides products, airtime and related services to customers located both in the United States and internationally through its subsidiaries, US based Orbital Satcom and UK based GTCL. We sell equipment and airtime for use on all major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya. We specialize in offering a range of satellite enabled personal and asset tracking products and provide an advanced mapping portal for customers using our range of GSM and satellite based GPS tracking devices. Additionally, we operate a short-term rental service for customers who require use of our equipment for a limited time without the up-front expense of purchasing hardware.

Our acquisition of GTCL in February 2015 expanded our global satellite based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts which entitle us to transmit GPS tracking coordinates and other information at preferential rates through one of the world’s largest commercial satellite networks.

We now have a physical or storefront presence in more than 10 countries, and have in excess of 15,000 customers located in almost 60 countries across every continent in the world. Our customers include businesses, U.S. and foreign governments, non-governmental and charitable organizations, military users and private individuals located all over the world.

MSS Products

Through GTCL, we believe we are one of the leading providers in Europe of Mobile Satellite Solutions (MSS) including satellite trackers, satellite phones, mobile broadband Wi-Fi hotspots and terminals. By enabling wireless communications in areas not served or underserved by terrestrial wireless networks, or in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers’ increasing desire for connectivity anywhere in the world.

Our MSS products rely on satellite networks and thus are not reliant on cell towers or other local infrastructure. As a result, our MSS solutions are suitable for recreational travelers and adventurers, government and military users, and corporations and individuals in the event of an emergency such as a power outage, hurricane or other natural disaster during which regular cell phone, telephone and internet service may not be available. We purchase these products directly from the manufacturers or distribution partners and sell them directly to end users and a growing base of resellers that we have around the world.

Our principal focus is on growing our existing satellite based hardware, airtime and related services, specifically services attracting recurring revenue for the Company. We are developing our own dual mode tracking device for use by retail, corporate and governmental customers worldwide.

Satellite Communications Services

As a result of the purchase of contracts and assets from Global Telesat Corp. (“GTC”) in December 2014, we commenced providing satellite communications services globally via satellite over Globalstar’s satellite based simplex data network. We provide this service through our Orbital Satcom and GTC subsidiaries. Our rights under the purchased contracts allow us to have preferred pricing arrangements with Globalstar for each account used during the term of contracts. We then offer our customers a range of prepaid and monthly fee satellite communications airtime options.

The simplex service is a one-way burst data transmission from a commercial simplex device over the Globalstar network that can be used to track and monitor assets. We can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. At the heart of the simplex service is a demodulator and RF interface, called an applique, which is located at a Globalstar gateway. The gateways equipped with appliques, many of which are owned by us, provide coverage for simplex   tracking devices over vast areas of the globe. The applique receives and collates messages from all simplex devices transmitting over the Globalstar network. Simplex devices consist of a telemetry unit, an application specific sensor, a battery and optional global positioning functionality. The small size of the devices makes them attractive for use in tracking asset shipments, monitoring unattended remote assets, trailer tracking and mobile security together with lone worker or recreational user safety.

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Aside from providing services over Globalstar’s simplex data network, we are, through GTCL and Orbital Satcom, an authorized reseller of Globalstar’s two-way voice and data transmissions service, called the duplex service, and simplex and duplex satellite telecommunications services offered by other leading networks such as Iridium, Inmarsat and Thuraya. We offer a range of pay-as-you-go and monthly fee satellite communications airtime options from these network providers. We typically pay the network providers a monthly access fee per subscriber, as well as usage fees for airtime minutes used by our subscribers. This is a rapidly growing market and we believe we are well positioned to take advantage of this growth. Our customers are in industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users. We are focused on growing and diversifying our customer base, increasing our product range and making maximum use of our preferred pricing arrangements with Globalstar and other networks to generate increased revenue.

Online Storefronts

We operate two mobile friendly e-commerce websites through our Orbital Satcom and GTCL subsidiaries which offer a range of MSS products and solutions. These websites produce sales and attract enquiries from customers and potential customers from all around the world. Over the long term, we plan to develop additional country-specific websites or offer translation options on our existing websites to target customers in South America, Asia and Europe where we anticipate there will be substantial further demand for our products.

In addition to our two main e-commerce websites, we make portable satellite voice, data and tracking solutions easier to find and buy online through our various third party e-commerce storefronts offered by Amazon, eBay, Sears and Walmart. We currently have storefronts in the UK, US, Germany, France, Spain, Italy, Mexico, Japan and Canada. We have invested in personnel to translate our listings correctly in the different countries we are represented in and are regularly improving and increasing our listings on all Amazon sites. We currently have more than 3,000 product listings on all third party sites and invest in inventory to hold at Amazon’s various warehouses around the world to ensure that orders are shipped and received by customers as quickly as possible. The products include handheld satellite phones, personal and asset tracking devices, portable high speed broadband terminals, and satellite Wi-Fi hotspots. We expect to open more third party storefronts during 2017.

Mapping and Tracking Portal

Our advanced mapping and tracking portals, www.orbitaltrack.com offered by Orbital Satcom, and www.gtctrack.com offered by GTCL, have been developed by us and are available for use by registered customers. OrbitalTrack and GTCTrack display real-time worldwide asset location reports including position, speed, altitude and heading and also provides past location and movement history reports on a wide range of tracking devices. These mapping portals are available to all of our customers to monitor their assets and we intend to aggressively pursue new customers for this application.

Proprietary Satellite Tracking Products

We have developed our first own brand global tracking product, a dual-mode asset tracker, which will be available in the marketplace later in 2017 following final testing and receipt of necessary regulatory and compatibility certifications. The Company’s dual-mode asset tracker was designed to address the current technical and service cost challenges facing the global Asset Management Systems market, a market growing at a 20.5% compound annual growth rate and estimated to reach a value of $18.87 billion by 2020 according to research by Market and Markets. The first product designed and developed by the Company, the dual-mode tracker utilizes both cellular and satellite technology to provide truly global tracking, automatically switching between the cellular and satellite links making it an ideal solution for use in both populated and remote areas, including trans-oceanic routes. For commercial users in transportation, shipping, logistics, fleet management and construction, it features detailing reporting alerts, status and GPS location data allowing cargo and vehicles to be tracked nearly anywhere in the world while lowering operating costs by utilizing cellular when available and satellite in remote areas, optimizing roaming charges and delivering significant cost savings.

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We anticipate that we will be able to develop and certify the new dual-mode tracker for approximately $50,000 to $75,000 and believe there is strong customer demand based on existing customer requests.

We also intend to develop additional personal and asset tracking products suitable for government and recreational users. Users of these devices will be able to see the location and movements of their devices through our OrbitalTrack or GTCTrack portals. Anticipated costs for completion are approximately $75,000 to $100,000. These products will operate on the Iridium, Inmarsat, Globalstar and Thuraya satellite networks.

Industry and Market

We compete in the mobile satellite products and services sector of the global communications industry. The products and airtime that we sell are intended to meet users’ needs for connectivity in all locations where existing terrestrial wireline and wireless communications networks do not exist, do not provide sufficient coverage, or are impaired. Government organizations, including military and intelligence agencies and disaster response agencies, non-governmental organizations and industrial operations and support teams depend on mobile voice and data satellite communications products and services on a regular basis. Businesses with global operations require reliable communications services when operating in remote locations around the world. Mobile satellite services users span many sectors, including emergency services, maritime, aviation, government, utilities, oil and gas, mining, recreation, forestry, heavy equipment, construction, and transportation, among others. Many of our customers view satellite communications products and services as critical to their daily operations.

There is an existing, and we believe significantly growing, multi-billion dollar global market for a small and cost effective solution for receiving and processing mobile voice and data communications from remote locations used in applications such as tracking vehicles or asset shipments, monitoring unattended remote assets or mobile security. Over the past two decades, the global mobile satellite services market has experienced significant growth. Increasingly, better-tailored, improved-technology products and services are creating new channels of demand for mobile satellite services. Growth in demand for mobile satellite voice services is driven by the declining cost of these services, the diminishing size and lower costs of the devices, as well as heightened demand by governments, businesses and individuals for ubiquitous global voice and data coverage. We believe our solutions are ideally suited for industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities, as well as recreational users. We do not tailor our products and services to different types of customers as in our experience military, non-profit, government and recreational users tend to purchase the same types of products and services.

Competition

The competitors for our satellite telecommunications services and products are other leading satellite networks such as Iridium, Inmarsat, Thuraya and Globalstar, and their various resellers such as Network Innovations, Applied Satellite Technology (AST) and Satcom Global, some of which are also our suppliers. We expect the competition for our satellite telecommunications services and our satellite tracking and monitoring services to increase significantly as the market demand accelerates. We believe that we will be well positioned to compete for the satellite telecommunications services business largely on a cost basis and due to our global presence with various websites and Amazon storefronts. We believe that we will be able to charge our customers lower prices for satellite airtime than our competitors due to the preferential pricing we have with Globalstar due to the Globalstar agreements. We believe that we will be able to compete in the MSS market due to our competitive pricing, varied products and easy to use website and Amazon storefront.

Intellectual Property

Our success and ability to compete depends in part on our ability to maintain our trade secrets. All of our employees and consultants are subject to non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights. In connection with the purchase of the contracts from GTC and related agreements, GTC and its parent World Surveillance Group, Inc. agreed to keep confidential certain information. In February 2015 we purchased certain software, including source code and executable code, and electronic files required for the development of dual mode trackers. On October 13, 2015, we purchased appliques, which are demodulator and RF interfaces located at various ground stations for gateways.

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Research and Development

On February 19, 2015, the Company issued 1,000,000 shares of common stock, at $0.05 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property. We spent $50,000 and $0, respectively, in the fiscal years ending December 31, 2015 and December 31, 2014 on research and development.

Regulatory Matters

Government contract laws and regulations affect how we will do business with our customers, and in some instances, will impose added costs on our business. A violation of specific laws and regulations could result in the imposition of fines and penalties, the termination of any then existing contracts or the inability to bid on future contracts. We intend our Orbital Sub to become qualified as a government contractor.

International sales of our products may also be subject to U.S. and foreign laws, regulations and policies like the United States Department of State restrictions on the transfer of technology, International Traffic in Arms Regulation (“ITAR”) and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities. This may limit our ability to sell our products abroad and the failure to comply with any of these regulations could adversely affect our ability to conduct our business and generate revenues as well as increasing our operating costs. Our products may also be subject to regulation by the National Telecommunications and Information Administration and the Federal Communications Commission that regulate wireless communications.

Sources and Availability of Components

Certain materials and equipment for our products are custom made for those products and are dependent upon either a single or limited number of suppliers. Failure of a supplier could cause delays in delivery of the products if another supplier cannot promptly be found or if the quality of such replacement supplier’s components are inferior or unacceptable.

Employees

We currently have 8 full time and 1 part time employee, not including David Phipps, our Chief Executive Officer and President, and Theresa Carlise, our Chief Financial Officer. Mr. Phipps and Ms. Carlise work for us full time.

Properties

We rent our office space at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180 for $175 per month and our facilities in Poole, England for £1,833 per month, or $2,485 per month at the yearly average conversation rate of 1.35585.

Legal Proceedings

We anticipate that we will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on the Company’s business, financial condition, cash flows or results of operations. The Company is not currently a party to any material pending legal proceedings, nor is the Company aware of any civil proceeding or government authority contemplating any legal proceeding as of the date of this filing.

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Corporate History

On January 22, 2015, the Company changed its name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly formed wholly owned subsidiary.

On March 28, 2014, the Company merged with a newly-formed wholly-owned subsidiary of the Company solely for the purpose of changing its state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, the Company abandoned its efforts to enter the potash business.

The Company was originally incorporated in 1997 as a Florida corporation. On April 21, 2010, the Company merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc. On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

GTCL was formed under the laws of England and Wales in 2008. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of the Company.

For accounting purposes, this transaction is being accounted for as a reverse acquisition and has been treated as a recapitalization of Orbital Tracking Corp. with GTCL considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the share exchange resulted in a change of control. The share exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of share exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

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MANAGEMENT

The following table presents information with respect to our officers, directors and significant employees as of the date of this report:

Name and Address	Age	Date First Elected or Appointed	Position(s)

David Phipps	50	February 19, 2015	Chief Executive Officer, President and Chairman

Hector Delgado	47	May 27, 2015	Director

Theresa Carlise	58	June 9, 2015	Chief Financial Officer, Treasurer and Secretary

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. The Board of Directors shall not appoint any new members or vote to increase its size in the absence of the written consent of Mr. Phipps. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating each person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

David Phipps, Chief Executive Officer and Chairman, 50, has served as the Managing Director of GTCL since 2008 and as the President of GTC, a competitor of the Company, from 2003 through 2014. He has served as the President of Orbital Satcom since February 19, 2015, as Chairman of the Board of Directors of the Company since February 24, 2015 and Chief Executive Officer since February 25, 2015. Mr. Phipps was chosen as a director of the Company based on his knowledge of and relationships in the global satellite communications business.

Hector Delgado, Director, 47, was appointed to the Board of Directors on May 27, 2015. Mr. Delgado is currently the Executive Officer of the Naval Reserve Special Operations Command South (SOCSOUTH) Detachment 108. He has also served as a Special Agent in the United States Department of Homeland Security since 1995 and as the Managing Member of ISR Strategies, LLC, a full service security consulting company, since 2010. He is a United States Navy SEAL with active and reserve service for over twenty-eight years. In 2006, he was mobilized and served a combat tour in Ramadi, Iraq with SEAL Team THREE receiving a Navy Commendation Medal with Combat “V”. He has served with SEAL Teams TWO, THREE, FOUR, EIGHTEEN and Special Operations Command Central and South. Mr. Delgado has participated in tours of duty in the Middle East, Europe, Africa and South America. He has also served as an adjunct instructor at the United States Merchant Marine Academy teaching maritime security and conducting International Ship Security Code (ISPS) training and assessments. His managerial expertise has been refined not only in a military environment, but also extensively in the governmental sector, where he has been responsible for the budgets, training, and logistics of thousands of people. Mr. Delgado was chosen as a director of the Company based on his leadership and entrepreneurial experience and particular familiarity with the military and governmental agencies.

Theresa Carlise, Chief Financial Officer, Treasurer and Secretary, 58, was appointed Chief Financial Officer, Treasurer and Secretary on June 9, 2015. She joined the Company from FTE Networks (OTCBB FTNW), a leading provider of infrastructure services for the telecommunications and wireless sector, where she served as a financial advisor from May 2014 through March 2015, and Chief Financial Officer and director from September 2011 through May 2014. Prior to FTE Networks, she served as the Chief Executive Officer, Chief Financial Officer and a director of Control System & Instrumentation (CSI) Consultants, which provided information technology consulting and system design to the industrial and manufacturing sectors, from July 2010 to September 2011 and as Chief Financial Officer and a director of Las Vegas Railway Express, Inc. (OTCBB LVRE), a developer of passenger rail transportation and related ancillary services, from December 2009 through July 2010. Ms. Carlise also served as the Chief Financial Officer of Shearson Financial Network, Inc. (OTCBB SFNN), and as Chief Financial Officer, senior vice president and a director of National Record Mart, Inc., (NASDAQ NRMI). From October 2006 to November 2007 Ms. Carlise served as Chief Financial Officer of Shearson Financial Network, Inc., a direct to consumer mortgage banking company. Declining market conditions in the mortgage banking industry in 2007, contributed to the Company filing a voluntary petition under Chapter 11 of the United States Bankruptcy Code in June of 2008. Ms. Carlise holds a Bachelor of Science in Finance from Indiana University of Pennsylvania.

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Family Relationships

There are no family relationships between any of our directors, executive officers or directors except as set forth herein.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K except as set forth herein.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. The Board of Directors shall not appoint any new members or vote to increase its size in the absence of the written consent of Mr. Phipps.

Director Independence

Mr. Phipps is not an “independent” director based on the definition of independence in the listing standards of the NASDAQ Stock Market (“NASDAQ”). Mr. Delgado is an “independent” director based on the definition of independence in the listing standards of NASDAQ.

Committees of the Board of Directors

Audit Committee. We intend to establish an audit committee of the Board of Directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The audit committee will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties will be to recommend to our Board of Directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We intend to establish a compensation committee of the Board of Directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee will also administer our stock option plans and recommend and approve grants of stock options under such plans.

Nominating Committee. We intend to establish a nominating committee of the Board of Directors once we have satisfied the other initial listing standards for listing our common stock on the Nasdaq Stock Market or another national exchange. The nominating committee will consider and make recommendations on matters related to the practices, policies and procedures of the Board and take a leadership role in shaping our corporate governance. As part of its duties, the nominating committee would assess the size, structure and composition of the Board and its committees, and coordinate the evaluation of Board performance. The nominating committee would also act as a screening and nominating committee for candidates considered for election to the Board.

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Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Company. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of copies of such reports and representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during the year ended December 31, 2016.

Compensation of Executive Officers and Directors

The following table summarizes the overall compensation earned over each of the past two fiscal years ended December 31, 2016 by each person who served as a named executive officer during the fiscal year ended December 31, 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
David Phipps, Chief Executive Officer,	2016	$217,370	$190,000	$36,000	$443,370
President and Chairman (2)	2015	$165,000	$-	$58,000	$223,000

Theresa Carlise, Chief Financial Officer,	2016	$140,000	$-	$-	$140,000
Secretary and Treasurer (3)	2015	$47,507	$650,000	$-	$697,507

(1)	Reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718. All stock awards have been adjusted for our 1:150 reverse stock split effective March 28, 2014.

(2)	Mr. Phipps was appointed as our Chief Executive Officer, President, Chief Financial Officer and Treasurer on February 19, 2015. He resigned on June 9, 2015, from his positions as Chief Financial Officer and Treasurer.

(3)	Ms. Carlise was appointed as our Chief Financial Officer, Secretary and Treasurer on June 9, 2015. On December 28, 2015, Ms. Carlise was granted a 10 year option to purchase shares of common stock. The option is immediately exercisable into 500,000 shares of common stock at a purchase price of $0.05 per share.

Agreements

Upon the closing of the share exchange with GTCL on February 19, 2015, Orbital Satcom entered into an employment agreement with Mr. Phipps, whereby Mr. Phipps agreed to serve as the President of Orbital Satcom for a period of two years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the employment agreement, Mr. Phipps was to be eligible for an annual bonus if the Company met certain criteria, as established by the Board of Directors.

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On March 3, 2016, the Company entered into an Executive Employment Agreement with Mr. Phipps, effective January 1, 2016. Under the Employment Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President, and receive an annual base salary equal to the sum of $144,000 and £48,000, or $73,370 at the yearly conversion rate of 1.52855. Mr. Phipps is also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board. Also on March 3, 2016 and effective January 1, 2016, Orbital Satcom and Mr. Phipps terminated the employment agreement between them dated February 19, 2015.

The Company entered into an employment agreement with Ms. Carlise, its Chief Financial Officer, on June 9, 2015. The agreement has a term of one year, and shall automatically be extended for additional terms of one year each. The agreement provides for an annual base salary of $72,000. In addition to the base salary Ms. Carlise shall be eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.

On December 28, 2015, the Company amended its employment agreement with Ms. Carlise, effective December 1, 2015. The term of Ms. Carlise’s employment was automatically renewed to December 1, 2017 from December 1, 2016.

Also on December 28, 2015, the Company issued Ms. Carlise options to purchase up to 500,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the Plan. The options have an exercise price of $0.05 per share, vest immediately, and have a term of 10 years.

On December 16, 2016, the Company issued Mr. Phipps options to purchase up to 10,000,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the Plan. The options have an exercise price of $0.01 per share, vest immediately, and have a term of 10 years.

Directors’ Compensation

The Company has paid Mr. Phipps an additional monthly fee of $3,000 for his services as a director of the Company since the share exchange.

On May 19, 2015, the Board approved quarterly payments of $3,500, to Hector Delgado. On December 29, 2016, the Board approved to increase Mr. Delgado’s quarterly payments to $5,000. On December 28, 2015, the Board awarded Mr. Delgado fully vested options to purchase up to 200,000 shares of common stock at an exercise price of $0.05 with a 10-year term.

Mr. Phipps and Mr. Delgado receive no compensation from the Company except as described above.

Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

226,667 shares of our common stock are reserved for issuance under the 2014 Equity Incentive Plan as awards to employees, directors, consultants, advisors and other service providers. There are no outstanding equity awards as of December 31, 2016 as reserved under the 2014 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of January 24, 2017, the number of and percent of the Company’s common stock beneficially owned by: (1) all directors and nominees, naming them; (2) our executive officers; (3) our directors and executive officers as a group, without naming them; and (4) persons or groups known by us to own beneficially 5% or more of our voting securities.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from January 24, 2017 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of January 24, 2017 have been exercised and converted.

Amount and Nature of Beneficial Ownership

	Total Voting Power (1)			Common Stock (2)			Series B Preferred Stock (3)			Series C Preferred Stock (4)			Series D Preferred Stock (5)			Series E Preferred Stock (6)		Series F Preferred Stock (7)			Series G Preferred Stock (8)			Series H Preferred Stock (9)			Series I Preferred Stock (10)
	Number of Shares		Percent	Number of Shares		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held	Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent	Shares Beneficially Held		Percent
Name and Address of Beneficial Owner (11)
Directors and Executive Officers
David Phipps	3,010,582	(12)	3.92%	12,339,840	(13)	13.77%	-		-	-		-	-		-	6,248,016	79.92%	-		-	-		-	-			-
Hector Delgado	-		-	200,000	(14)	0.22%	-		-	-		-	-		-			-		-	-		-	-			-
Theresa Carlise	-		-	500,000	(15)	0.56%	-		-	-		-	-		-	-	-	-		-	-		-	-			-		-
Directors and Executive Officers as a Group (3 persons)	3,010,582		3.92%	13,039,840		14.55%	-		-	--		-	--		-	6,248,016	79.92%	-		-	-		-	-		-	-		-

Certain Persons
ADH Capital Ventures LLC (16)	3,010,582	(17)	3.92%	3,010,582	(17)	3.36%	-		-	375,000		10.59%	-		-	50,000	0.64%	-		-	-		-
Michael Brauser (18)	3,010,582	(18)	3.92%	3,010,582	(18)	3.36%	3,333	(18)	50.00%	-			1,572,566	(18)	47.17%	-	-	116,666	(18)	10.61%	1,986,116	(18)	19.70%	12,500	(18)	14.3%
DL2 Capital (19)	3,010,582	(20)	3.92%	3,010,582	(20)	3.36%	-		-	-			-			1,485,500 (20)	19.00%
Frost Gamma Investments Trust (21)	3,010,582	(22)	3.92%	3,010,582	(22)	3.36%	-		-	2,127,923	(22)	60.10%					-							62,500	(22)	71.4%
Barry Honig (23)	3,010,582	(24)	3.92%	3,010,582	(24)	3.36%	3,333	(24)	50.00%	-	(24)	-	904,844	(24)	27.14%	-	-	116,666	(24)	10.61%	1,986,116	(24)	19.70%	12,500	(24)	14.3%
Intracoastal Coastal Capital LLC (25)	3,010,582	(26)	3.92%	3,010,582	(26)	3.36%	-		-	-		-	175,000	(26)	5.25%	-	-	666,666	(26)	60.61%	6,111,119	(26)	60.61%				69,944	(26)	75.25%
Sandor Capital Master Fund LP (27)	3,010,582	(28)	3.92%	3,010,582	(28)	3.36%	-		-	125,000	(28)	3.53%	-			-	-	200,000	(28)	18.18%	-		-				23,000	(28)	24.75%
The David Stephen Group LLC (29)	850,000		1.11%	3,000,000	(30)	3.35%	-		-	-			-			-	-	-		-	-		-	-			-

(1) In determining the voting power held by a person or entity on January 24, 2017, the percentage of total voting power represents voting power with respect to all shares of our common stock and preferred stock, as a single class. The holders of our common stock are entitled to one vote per share, holders of our Series B Preferred Stock are entitled to one vote per share, holders of our Series C Preferred Stock are entitled to 10 votes per share, holders of our Series D Preferred Stock are entitled to 20 votes per share, holders of our Series E Preferred Stock are entitled to 10 votes per share, holders of our Series F Preferred Stock are entitled to one vote per share, holders of our Series G Preferred Stock are entitled to one vote per share, holders of our Series H Preferred Stock are entitled to 100 votes per share, and holders of our Series I Preferred Stock are entitled to 100 votes per share. Shares of common stock which may be acquired within 60 days upon exercise of warrants or options were not included in calculating the voting power.

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(2) In determining the percent of common stock beneficially owned by a person or entity on January 24, 2017, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of preferred stock, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on January 24, 2017 (60,332,314) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of warrants or options and conversion of preferred stock, subject to limitations on conversion and exercise as more fully described in the notes below, which is an aggregate of 29,308,911 shares (includes the 16,453,911 preferred shares plus 5,000 shares issuable upon exercise of warrants and 12,850,000 shares issuable upon exercise of options).

(3) The holders of our Series B Preferred Stock are entitled to one vote for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Each share of Series B Preferred Stock is convertible into five shares of common stock. Pursuant to the terms of the Series B Preferred Stock, a holder cannot convert any of the Series B Preferred Stock if such holder would beneficially own, after any such conversion, more than 9.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series B Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits.

(4) Each share of Series C Preferred Stock is convertible into 10 shares of common stock. Pursuant to the terms of the Series C Preferred Stock, a holder cannot convert any of the Series C Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series C Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 10 votes for each share of Series C Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(5) Each share of Series D Preferred Stock is convertible into 20 shares of common stock. Pursuant to the terms of the Series D Preferred Stock, a holder cannot convert any of the Series D Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series D Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 20 votes for each share of Series D Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(6) Each share of Series E Preferred Stock is convertible into 10 shares of common stock. Pursuant to the terms of the Series E Preferred Stock, a holder cannot convert any of the Series E Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series E Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 10 votes for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

(7) Each share of Series F Preferred Stock is convertible into one share of common stock. Pursuant to the terms of the Series F Preferred Stock, a holder cannot convert any of the Series F Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series F Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to one vote for each share of Series F Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

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(8) Each share of Series G Preferred Stock is convertible into one share of common stock. Pursuant to the terms of the Series G Preferred Stock, a holder cannot convert any of the Series G Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series G Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to one vote for each share of Series G Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(9) Each share of Series H Preferred Stock is convertible into 100 shares of common stock. Pursuant to the terms of the Series H Preferred Stock, a holder cannot convert any of the Series H Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series H Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 100 votes for each share of Series H Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(10) Each share of Series I Preferred Stock is convertible into 100 shares of common stock. Pursuant to the terms of the Series I Preferred Stock, a holder cannot convert any of the Series I Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series I Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to 100 votes for each share of Series I Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken or any written consent of shareholders is solicited.

(11) Unless otherwise indicated in the footnotes, the address of the beneficial owners is c/o Orbital Tracking Corp., 18851 N.E. 29th Ave., Suite 700, Aventura, Florida 33180.

(12) Includes (i) 2,339,840 shares of common stock and (ii) 670,742 shares of common stock issuable upon the conversion of X shares of Series E Preferred. Does not include 61,809,418 votes and 61,809,418 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(13) Includes (i) 2,339,840 shares of common stock and (ii) 10,000,000 shares of common stock issuable upon exercise of options. Does not include 62,480,160 votes and 62,480,160 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(14) Includes 200,000 shares of common stock issuable upon exercise of options.

(15) Includes 500,000 shares of common stock issuable upon exercise of options.

(16) The address of this beneficial owner is 916 Fiddler’s Creek Road, Ponte Vedra Beach, Florida 32082

(17) Includes 3,010,582 shares of common stock issuable upon conversion of Series C Preferred Stock. Felicia Hess is the president of ADH Ventures LLC and holds voting and dispositive power over the securities of the company held by ADH Ventures LLC. Does not include 739,418 votes and 739,418 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock.

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(18) The address of this beneficial owner is 4400 Biscayne Blvd., #850, Miami Florida 33137. Includes (i) one vote per share for 2,104,000 shares of common stock, (ii) one vote per share for 3,333 shares of Series B Preferred Stock and (iii) 903,429 votes, or 20 votes per share of 45,162 shares of Series D Preferred Stock. Does not include (i) 30,548,071 votes, or 20 votes per share of 1,527,404 shares of Series D Preferred stock due to the beneficial ownership limitations on the voting rights of the Series D Preferred Stock and (ii) one vote per share for 116,666 shares of common stock issuable upon conversion of Series F Preferred Stock due to the beneficial ownership limitations on the voting rights of the Series F Preferred Stock and (iii) 1,986,116 shares of common stock issuable upon conversion of Series G Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series G Preferred Stock, and (iv) 1,250,000 shares of common stock issuable upon conversion of Series H Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series H Preferred Stock held by Grander Holdings Inc. 401K., Mr. Brauser is the trustee of Grander Holdings Inc., 401K and holds voting and dispositive power over the securities of the Company held by Grander Holdings Inc., 401K and (v) held in the name of Michael Brauser, 2,300,000 shares of common stock issuable upon conversion of Series I Preferred Stock due to the beneficial ownership limitations on the voting rights and conversion of the Series I Preferred Stock and (vi) 5,000 shares of common stock due to the 4.99% beneficial ownership limit on exercise of a warrant.

(19) The address of this beneficial owner is 520 NW 165th Street Road # 102, Miami, FL 33169

(20) Includes 3,010,582 shares of common stock issuable upon conversion of Series E Preferred Stock. Does not include 11,844,418 votes and 11,844,418 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series E Preferred Stock.

(21) The address of this beneficial owner is 4400 Biscayne Blvd., 15th Fl. Miami Florida 33137

(22) Includes 706,667 shares of common stock held by Phillip and Patricia Frost Philanthropic Frost Gamma Trust, 620,770 shares of common stock held by Frost Gamma Investments Trust and 20,000 shares of common stock held by Dr. Philip Frost and 1,663,145 shares of common stock issuable upon the conversion of 166,315 shares of Series C Preferred Stock held by Frost Gamma Investments Trust. Dr. Frost is the trustee of Frost Gamma Investments Trust and Phillip and Patricia Frost Philanthropic and holds voting and dispositive power over the securities of the Company held by both. Does not include: (i) 19,616,085 votes and 19,616,085 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Frost Gamma Investments Trust and (ii) 6,250,000 votes and 6,250,000 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series G Preferred Stock held by Frost Gamma Investments Trust.

(23) The address of this beneficial owner is 555 South Federal Highway #450, Boca Raton, Florida 33432

(24) Includes (i) one vote per share for 31,098 shares of common stock held by Barry Honig, (ii) one vote per share for 3,333 shares of Series B Preferred Stock held by Barry Honig, (iii) one vote per share for 1,005,713 shares of common stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, (iv) one vote per share for 2,000 shares of common stock held by GRQ Consultants, Inc. and (v) 1,968,438 votes, or 20 votes per share, for 98,422 shares of Series D Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig. Mr. Honig is the trustee of GRQ Consultants, Inc. 401K FBO Barry Honig and holds voting and dispositive power over the securities of the Company held by GRQ Consultants, Inc. 401K FBO Barry Honig. Mr. Honig is the president of GRQ Consultants, Inc. and holds voting and dispositive power over the securities of the company held by GRQ Consultants, Inc. Does not include (i) 16,128,422 votes underlying 806,422 shares of Series D Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, and (ii) 116,666 votes or shares of common stock due to the beneficial ownership limitations on the conversion of the Series F Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig, and (iii) 1,986,116 votes or shares of common stock due to the beneficial ownership limitations on the conversion of the Series G Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig., and (iv) 1,250,000 Votes, or 100 votes per share, underlying 12,500 shares of Series H Preferred Stock due to the beneficial ownership limitations on the conversion of the Series H Preferred Stock held by GRQ Consultants, Inc. 401K FBO Barry Honig.

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(25) The address of this beneficial owner is 2211A Lakeside Dr.,Bannockburn, IL 60015.

(26) Includes (i) 888,250 shares of common stock (ii) 2,122,332 shares of common stock issuable upon conversion of Series D Preferred Stock. Does not include (i) 1,377,668 shares of common stock issuable upon conversion of 68,883 shares Series D Preferred stock due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock, (ii) 666,666 shares of common stock issuable upon conversion of Series F Preferred Stock, and (iii) 6,111,119 shares of common stock issuable upon conversion of Series G Preferred Stock, and (iv) 6,994,400 votes, or 100 votes per share, underlying 69,944 shares of Series I Preferred Stock due to the beneficial ownership limitations on the conversion of the Series I Preferred Stock held by Intracoastal. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital LLC.

(27) The address of this beneficial owner is 2828 Routh Street, Suite 500, Dallas, Texas 75201.

(28) Includes (i) 1,735,968 shares of common stock and (ii) 1,274,614 shares of common stock issuable upon conversion of Series C Preferred Stock. John Lemak is the manager of Sandor Capital Master Fund LP and holds voting and dispositive power over the securities of the Company held by Sandor Capital Master Fund LP. Does not include: (i) 1,250,000 shares of common stock issuable upon conversion of Series C Preferred Stock, held by JSL Kids Partners, of which Mr. Lemak is the control person (i) 6,725,386 votes and 6,725,386 shares due to the beneficial ownership limitations on the voting rights and conversion of the Series C Preferred Stock held by Sandor Capital Master Fund LP, (ii) 13,100,000 votes and 13,100,000 shares of common stock due to the beneficial ownership limitations on the voting rights and conversion of the Series D Preferred Stock held by Sandor Capital Master Fund LP and (iv) 200,000 votes and shares due to the beneficial ownership limitations on the voting rights and conversion of the Series F Preferred Stock held by Sandor Capital Master Fund LP., and (v) 2,300,000 votes, or 100 votes per share, underlying 23,000 shares of Series I Preferred Stock due to the beneficial ownership limitations on the conversion of the Series I Preferred Stock held by Sandor Capital Master Fund LP., Mr. Lemak is the trustee of JSL Kids Partners LLC and holds voting and dispositive power over the securities of the Company held by JSL Kids Partners LLC.

(29) The address of this beneficial owner is 1640 Terrace Way, Walnut Creek, CA 94597-3902

(30) Includes 2,150,000 shares of common stock issuable upon exercise of options. David Rector is the president of The David Stephen Group LLC and holds voting and dispositive power over the securities of the Company held by The David Stephen Group LLC.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

On February 11, 2015, we entered into exchange agreements with each of Sandor Capital Master Fund LP and Point Capital, Inc., a holder of 5% or more of a class of our voting securities at that time. Pursuant to the exchange agreements, Sandor Capital Master Fund LP exchanged 8 million shares of common stock for 800,000 shares of the Company’s Series C Preferred Stock and Point Capital, Inc. exchanged 2 million shares of common stock for 200,000 shares of Series C Preferred Stock.

Orbital Satcom purchased an aggregate of approximately $114,000 of inventory from GTCL in January, February and March 2015. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and the GTCL Shareholders. Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company with each share of Series E Preferred Stock convertible into 10 shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note. The note has an original principal amount of $122,536, which is equal to the total cost of certain inventory owned by GTCL immediately prior to the share exchange, and shall be repaid from the sale of the inventory following closing. Mr. Phipps was a GTCL Shareholder and the sole director of GTCL. He received in exchange for his shares of GTCL 400,000 shares of the Company’s common stock and 6,692,000 shares of Series E Preferred Stock, and was paid the full cash payment and the full amount of the note. The Company also paid Mr. Phipps an additional $25,000 at closing as compensation for transition services previously provided by him to the Company in anticipation of the share exchange.

On February 19, 2015, Mr. Rector, our former officer and director, was issued 850,000 shares of common stock and a seven-year option to purchase shares of common stock. The option is immediately exercisable into 2,150,000 shares of common stock at a purchase price of $0.05 per share. The Company has paid an affiliated company of which Mr. Rector is the President, $24,000 and $15,000, for the years ended December 31, 2015 and 2014, respectively.

Jenna Foster, a former GTCL Shareholder and the Secretary of GTCL, was appointed director of the Company at the closing of the share exchange. She received 400,000 shares of common stock and 320,000 shares of Series E Preferred Stock in the share exchange. Ms. Foster resigned as a director on February 24, 2015.

On February 19, 2015, the Company sold to Frost Gamma Investments Trust, a holder of 5% or more of its securities, an aggregate of 450,000 units of its securities, with 15,000 units consisting of 40 shares of common stock per unit and 435,000 units consisting of 4 shares of shares of its Series C Preferred Stock per unit at a purchase price of $2.00 per Unit for gross proceeds to the Company of $900,000.

On February 19, 2015, the Company issued 175,000 shares of common stock to MJI Resources Corp., an entity controlled by former officer and director Daniel Bleak, in full satisfaction of all outstanding debts pursuant to a settlement agreement. Mr. Bleak resigned from all officer and director positions with us in 2014. Up to 5,000 of the shares may be sold per day and the Company had a six month option to repurchase these shares at a purchase price of $0.75 per share.

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December 2015 Transactions

On December 28, 2015, the Company entered into agreements with Michael Brauser, Sandor Capital Master Fund LP, Intracoastal Capital LLC and an affiliate of Barry Honig, each holders of 5% of our voting securities, for the purchase of preferred stock related to the issuance and sale of $550,000 of shares of Series F Preferred Stock at a purchase price of $0.50 per share. Also on December 28, 2015, the Company entered into separate note purchase agreements with Michael Brauser, Intracoastal Capital LLC and the Honig affiliate relating to the issuance and sale of an aggregate of $605,000 in principal amount of original issue discount convertible notes (the “Notes”) for an aggregate purchase price of $550,000. The terms of the shares of Series F Preferred Stock (the “Preferred F Shares”) are set forth in the Certificate of Designation of Series F Preferred Stock (the “Series F COD”) filed with the Secretary of State of the State of Nevada. The Preferred F Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred F Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred F Shares. Each Preferred F Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred F Share entitles the holder to cast one vote per share of Series F Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance.

The Notes were to mature on December 28, 2017. The Company was to repay 1/24th of the principal of the Notes each month commencing January 18, 2016. The Notes did not bear interest except that all overdue and unpaid principal bears interest at a rate equal to the lesser of 18% per year or the maximum rate permitted by applicable law. The Notes were to be convertible into common stock at the option of the holder at a conversion price of $1.00, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events; provided however, that the principal and interest, if any, on the Notes may not be converted to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Notes. $350,000 of the proceeds from the sale of Preferred F Shares and the Notes are intended to be utilized for public relations and expenses associated with publications, reports and communications with shareholders and others concerning the company’s business. The subscription agreement provides the purchasers of the Preferred F Shares with a 100% right of participation in all future securities offerings of the Company, subject to customary exceptions.

The breakdown of the investments is below:

Investor	Shares of Series F Preferred Stock	Purchase Price Paid for Series F Preferred Stock	Purchase Price Paid for the Notes	Principal Amount of Notes
GRQ Consultants, Inc. 401K	116,666	$58,333	$108,334	$119,167
Intracoastal	666,666	$333,333	$333,333	$366,666
Michael Brauser	116,666	$58,333	$108,334	$119,167
Sandor	200,000	$100,000	$-	$-
Total	1,099,998	$549,999	$550,001	$605,001

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On May 17, 2016, the Company entered into exchange agreements with holders of the Company’s outstanding $504,168 of Notes pursuant to which the Notes were cancelled and the exchanging holders were issued an aggregate of 10,083,351 shares of newly designated Series G Preferred Stock.

The terms of the shares of Series G Preferred Stock (the “Preferred G Shares”) are set forth in the Certificate of Designation of Series G Preferred Stock (the “Series G COD”) filed with the Secretary of State of the State of Nevada. The Series G COD authorizes 10,090,000 Preferred G Shares. The Preferred G Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred G Share divided by the conversion price. The stated value of each Preferred G Share is $0.05 and the initial conversion price is $0.05 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred G Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred G Shares. Each Preferred G Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred G Share entitles the holder to cast one vote per share of Series G Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price prior to December 28, 2016, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred G Shares with a conversion price equal to the lower price issuance.

On October 28, 2016, the Company entered into separate subscription agreements with Barry Honig, Michael Brauser and Frost Gamma Investments Trust relating to the issuance and sale of $350,000, out of a maximum of $800,000, of shares of Series H Preferred Stock at a purchase price of $4.00 per share (the “Series H Offering”).

The terms of the Series H Preferred Stock are set forth in the Certificate of Designation of Series H Preferred Stock (the “Series H COD”) filed with the Secretary of State of the State of Nevada. The Series H Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series H Preferred Stock divided by the conversion price. The stated value of each Series H Preferred Stock is $4.00 and the initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H COD. The Company is prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Series H Preferred Stock entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

In order to conduct the Series H Offering, the Company has solicited the consent of certain shareholders, as required under the agreements entered into by the Company during prior offerings, whereby such shareholders were granted certain notification, consent and anti-dilution rights (“Prior Offerings”). Certain shareholders have waived their right to adjustment, equal treatment, most favored nations and other rights to which they were entitled pursuant to the Prior Offerings, including without limitation, certain rights granted to holders of our Series C Preferred Stock, Series F Preferred Stock and G Preferred Stock. However, the Company is required to issue to certain prior investors an aggregate of 550,000 shares of Series C Preferred Stock, which is convertible into an aggregate of 5,500,000 shares of the Company’s common stock. These investors are: Frost Gamma Investments Trust, ADH Capital Ventures LLC and JSL Kids Partners LLC, an affiliate of Sandor Capital Master Fund LP.

Further, in order to proceed with the Series H Offering, the Company had agreed to issue additional shares of Series F Preferred Stock and Series G Preferred Stock to Intracoastal Capital LLC and Sandor Capital Master Fund LP. However, in lieu of issuing such additional shares of Series F Preferred Stock and Series G Preferred Stock, the Company agreed, pursuant to that certain Series I Issuance Agreement, to create a new series of preferred stock, to be designated as “Series I Preferred Stock” and will issue to such holders of Series F Preferred Stock and Series G Preferred Stock an aggregate of 114,944 shares of Series I Preferred Stock, each of which shall be convertible into one hundred (100) shares of the Company’s common stock. Intracoastal Capital LLC was issued 91,944 shares of Series I and Sandor Master Capital Fund LP was issued 23,000 shares of Series I Preferred Stock. The terms of the Series I Preferred Stock are set forth in the Certificate of Designation of Series I Preferred Stock filed with the Secretary of State of the State of Nevada.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 750,000,000 shares of common stock and 50,000,000 shares of preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.

Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. At January 24, 2017:

●	20,000 shares of preferred stock were designated as Series A Preferred Stock, of which no shares were issued and outstanding;
●	30,000 shares of preferred stock were designated as Series B Preferred Stock, of which 6,666 shares were issued and outstanding;
●	4,000,000 shares of preferred stock were designated as Series C Preferred Stock, of which 3,540,365 shares were issued and outstanding;
●	5,000,000 shares of preferred stock were designated as Series D Preferred Stock, of which 3,333,984 shares were issued and outstanding;
●	8,746,000 shares of preferred stock were designated as Series E Preferred Stock, of which 7,817,356 shares were issued and outstanding.
●	1,100,000 shares of preferred stock were designated as Series F Preferred Stock, of which 1,099,998 shares were issued and outstanding;
●	10,090,000 shares of preferred stock were designated as Series G Preferred Stock, of which 10,083,351shares were issued and outstanding;
●	200,000 shares of preferred stock were designated as Series H Preferred Stock, of which 87,500 shares were issued and outstanding; and
●	114,944 shares of preferred stock were designated as Series I Preferred Stock, of which 92,944 shares were issued and outstanding.

Series A Preferred Stock

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our Series A Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series A Preferred Stock, par value $0.0001 per share, for a total of 20,000 issued and outstanding shares of Series A Preferred Stock. Pursuant to the Series A Certificate of Designation, the Company designated 20,000 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share each of our common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. In the event of a liquidation, dissolution or winding up of our business, the holder of the Series A Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series A Preferred Stock’s preferential payment and over our common stock. The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series A Preferred Stock. Notwithstanding such beneficial ownership limitation, the holders of our Series A Preferred Stock are entitled to 250 votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited. As of January 24, 2017, there were no shares of Series A Preferred Stock issued and outstanding.

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Series B Preferred Stock

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our Series D Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series B Preferred Stock, par value $0.0001 per share, for a total of 6,666 issued and outstanding shares of Series B Preferred Stock. Pursuant to the Series B Certificate of Designation, the Company designated 30,000 shares of its blank check preferred stock as Series B Preferred. Each share of Series B Preferred has a stated value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series B Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series B Preferred Stock’s preferential payment and over our common stock. The Series B Preferred Stock is convertible into five (5) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series B Preferred to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series B Preferred Stock. Each share of Series B Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series B Preferred Stock entitles the holder to cast one vote per share of Series B Preferred Stock owned at the time of such vote, which vote is not subject to the 9.99% beneficial ownership limitation. As of January 24, 2017, there were 6,666 shares of Series B Preferred Stock issued and outstanding convertible into up to 33,330 shares of common stock without regard to the beneficial ownership limitation.

Series C Preferred Stock

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Preferred Stock, setting forth the rights, powers, and preferences of the Series C Preferred Stock. Pursuant to the Series C Certificate of Designation, as amended on February 19, 2015, the Company designated 4,000,000 shares of its blank check preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Preferred Stock’s preferential payment and over our common stock. The Series C Preferred is convertible into 10 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred. Each share of Series C Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Preferred entitles the holder to cast 10 votes per share of Series C Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation. As of January 24, 2017, there were 3,540,365 shares of Series C Preferred Stock issued and outstanding convertible into up to 35,403,650 shares of common stock without regard to the beneficial ownership limitation.

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Series D Preferred Stock

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Preferred Stock, setting forth the rights, powers, and preferences of the Series D Preferred Stock. Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Preferred Stock’s preferential payment and over our common stock. The Series D Preferred is convertible into 20 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock. Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast 20 votes per share of Series D Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation. As of January 24, 2017, there were 3,333,984 shares of Series D Preferred Stock issued and outstanding convertible into up to 66,679,680 shares of common stock without regard to the beneficial ownership limitation.

Series E Preferred Stock

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Preferred Stock, setting forth the rights, powers, and preferences of the Series E Preferred Stock. Pursuant to the Series E Certificate of Designation, the Company designated 8,746,000 shares of its blank check preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Preferred Stock’s preferential payment and over our common stock. The Series E Preferred is convertible into 10 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock. Each share of Series E Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Preferred Stock entitles the holder to cast 10 votes per share of Series E Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation. As of January 24, 2017, there were 7,817,356 shares of Series E Preferred Stock issued and outstanding convertible into up to 78,173,560 shares of common stock without regard to the beneficial ownership limitation.

Series F Preferred Stock

On December 28, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series F Preferred Stock, setting forth the rights, powers, and preferences of the Series F Preferred Stock. Pursuant to the Series F Certificate of Designation, the Company designated 1,100,000 shares of its blank check preferred stock as Series F Preferred Stock (the “Preferred F Shares”), which are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred F Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred F Shares. Each Preferred F Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred F Share entitles the holder to cast one vote per share of Series F Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from December 28, 2017, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance. As of January 24, 2017, there were 1,099,998 shares of Series F Preferred Stock issued and outstanding convertible into up to 1,099,998 shares of common stock without regard to the beneficial ownership limitation.

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Series G Preferred Stock

On May 17, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series G Preferred Stock, setting forth the rights, powers, and preferences of the Series G Preferred Stock. Pursuant to the Series G Certificate of Designation, the Company designated 10,090,000 shares of its blank check preferred stock as Series G Preferred Stock (the “Preferred G Shares”), which are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred G Share divided by the conversion price. The stated value of each Preferred G Share is $0.05 and the initial conversion price is $0.05 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred G Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred G Shares. Each Preferred G Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred G Share entitles the holder to cast one vote per share of Series G Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. As of January 24, 2017, there were 10,083,351shares of Series G Preferred Stock issued and outstanding convertible into up to 1,099,998 shares of common stock without regard to the beneficial ownership limitation.

Series H Preferred Stock

On October 13, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series H Preferred Stock, setting forth the rights, powers, and preferences of the Series H Preferred Stock. Pursuant to the Series H Certificate of Designation, the Company designated 200,000 shares of its blank check preferred stock as Series H Preferred Stock (the “Preferred H Shares”), which are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Series H Preferred Stock divided by the conversion price. The stated value of each Series H Preferred Stock is $4.00 and the initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H Certificate of Designation. The Company is prohibited from effecting a conversion of the Series H Preferred Shares to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Preferred H Share entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. As of January 24, 2017, there were 87,500 shares of Series H Preferred Stock issued and outstanding convertible into up to 8,750,000 shares of common stock without regard to the beneficial ownership limitation.

Series I Preferred Stock

On October 13, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series I Preferred Stock, setting forth the rights, powers, and preferences of the Series I Preferred Stock. Pursuant to the Series I Certificate of Designation, the Company designated 114,944 shares of its blank check preferred stock as Series I Preferred Stock (the “Preferred I  Shares”), each of which is convertible into 100 shares of common stock. The stated value of each Series I Preferred Stock is $0.25. The Company is prohibited from effecting a conversion of the Series I Preferred Shares to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series I Preferred Stock. Each Preferred I  Share entitles the holder to cast one vote per share of Series I Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. As of January 24, 2017, there were 92,944 shares of Series I Preferred Stock issued and outstanding convertible into up to 9,294,400 shares of common stock without regard to the beneficial ownership limitation.

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Options

The maximum number of shares of common stock that may be delivered pursuant to awards granted to eligible persons under the Company’s 2014 Equity Incentive Plan may not exceed 226,667 shares of common stock, subject to certain adjustments. As of January 24, 2017, the Company has issued ten year options to purchase an aggregate of 12,850,000 shares of common stock outside of its 2014 Equity Incentive Plan. The options have a weighted average exercise price of $0.02 per share.

Warrants

As of January 24, 2017, the Company has issued and outstanding warrants to purchase an aggregate of 5,000 shares of common stock, at an exercise price of $4.50. The warrants shall expire on May 9, 2017.

Other Convertible Securities

As of January 24, 2017, other than the securities described above, the Company does not have any outstanding convertible securities.

Rights of Certain Holders of Our Securities

In the event that we issue common stock or securities convertible into common stock at a price that is lower than $0.04 per share, or for certain holders $0.05 per share, subject to certain exceptions, holders of an aggregate of 12,944,606 preferred shares, convertible into an aggregate of _____ shares of common stock, and holders of 600,000 shares of our common stock will be entitled to receive additional securities. We will be required to issue to these holders additional securities such that they will hold that number of shares of common stock or securities convertible into common stock as if they had originally purchased their securities at the lower price.

Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

55

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Listing

Our common stock is quoted on the OTCQB marketplace under the symbol “TRKK.”. The closing price of our common stock on January 23, 2017 was $0.02 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, NY 10018 and its telephone number is (212) 575-5757.

56

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of            , 2017 with                    as representative of the placement agents. Subject to the terms and conditions contained in the placement agency agreement, the placement agents have agreed to act as the placement agents in connection with the sale of our common stock. The placement agents may engage selected dealers to assist in the placement of the common stock offered hereby. The placement agents are not purchasing or selling any securities offered by this prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of our shares of common stock, but they have agreed to use their best efforts to arrange for the sale of all of the shares of our common stock offered hereby.

Investors wishing to participate in the offering will be required to deliver immediately available funds via wire transfer or check payable to                                             , which is the escrow agent. All of the proceeds from the sale of the shares of common stock offered hereby will be deposited into an escrow account at the escrow agent in                                    . If the Company does not accept the subscription of a subscriber, all monies of such subscriber will be refunded promptly, without any earned interest, and without deduction for commissions or expenses, including costs of the escrow agent. The placement agency agreement provides that the obligations of the placement agents and the purchasers are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

We currently anticipate that the closing of the sale of the shares of our common stock offered hereby will take place on or before                                  .

The escrow agent will notify the placement agents when funds to pay for the shares of common stock have been received. Upon closing, we will deliver to each purchaser delivering funds the number of shares of our common stock purchased by such purchaser. If the conditions to this offering are not satisfied or waived, then all investor funds that were deposited into escrow will be returned promptly to investors and this offering will terminate. We will pay the escrow agent a fee in connection with the escrow services.

We have agreed to pay the placement agents an aggregate fee equal to       % of the gross proceeds (equivalent to        % per share of the per share offering price of $          ) of this offering and expect the net proceeds from this offering to be approximately $                      after deducting up to $                       in placement agent fees and $                      in our estimated offering expenses. We have also agreed to pay the placement agents        % of the gross proceeds as a non-accountable expense allowance and asked to pay the placement agents’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $               per individual or $               in the aggregate; (b) all Public Offering System fees and up to $               of the placement agents’ legal fees incurred in clearing this offering with FINRA; and (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the placement agent in an amount up to $          not including any filing and registration fees.

We have agreed to indemnify the placement agents and certain other persons against certain liabilities, including civil liabilities under the Securities Act, and to contribute to payments that the placement agents may be required to make in respect of those liabilities.

The placement agents have informed us that they will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the placement agents. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agents should not be relied upon by investors.

Other Relationships

From time to time in the ordinary course of business, the placement agents or their affiliates may in the future engage in investment banking, commercial banking and/or other services with us and our affiliates for which they may in the future receive customary fees and expenses.

57

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference Kesner LLP., New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by _________.

EXPERTS

The consolidated financial statements of Orbital Tracking Corp. as of December 31, 2015 and 2014, and for the years ended December 31, 2015 and 2014 have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

58

ORBITAL TRACKING CORP. AND SUBSIDIARIES

Index to Consolidated Financial Statements

ORBITAL TRACKING CORP. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015

ORBITAL TRACKING CORP. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016 (UNAUDITED)

59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Orbital Tracking Corp

We have audited the accompanying consolidated balance sheets of Orbital Tracking Corp and subsidiaries (formerly known as Great West Resources, Inc.) (“the Company”) as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2015. Orbital Tracking Corp’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orbital Tracking Corp and subsidiaries as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 of the financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

Henderson, Nevada
March 29, 2016

Orbital Tracking Corp. and Subsidiaries
Consolidated Balance Sheets (Audited)
	December 31,
	2015	2014
ASSETS
Current Assets
Cash	$963,329	$65,892
Accounts receivable	116,718	82,986
Inventory	251,518	183,780
Unbilled revenue	65,762	25,612
Prepaid expenses - current portion	191,677	-
Other current assets	43,345	25,764
Total Current Assets	1,632,349	384,034

Property and equipment, net	2,218,693	58,413
Intangible assets, net	275,000	-
Prepaid expenses - long term portion	189,968	-

Total Assets	$4,316,010	$442,447

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$610,232	$299,877
Deferred revenue	16,661	28,891
Due to related party	74,051	59,308
Derivative liability - current portion	311,373	-
Convertible note payable – current portion, net of unamortized discount of $602,515	2,486	-
Liabilities of discontinued operations	112,397	-
Total Current Liabilities	1,127,200	388,076

Derivative liability - long term portion	307,018	-

Total Liabilities	1,434,218	388,076

Stockholders' Equity
Preferred stock, $0.0001 par value; 50,000,000 shares authorized
Series A ($0.0001 par value; 20,000 shares authorized, no shares issued and none outstanding as of December 31, 2015 and 2014)	-	-
Series B ($0.0001 par value; 30,000 shares authorized, 6,666 shares issued and outstanding as of December 31, 2015 and 2014)	1	-
Series C ($0.0001 par value; 4,000,000 shares authorized, 3,337,442 and none issued and outstanding as of December 31, 2015 and 2014, respectively)	334	-
Series D ($0.0001 par value; 5,000,000 shares authorized, 4,673,010 and none shares issued and outstanding as of December 31, 2015 and 2014, respectively)	467	-
Series E ($0.0001 par value; 8,746,000 shares authorized, 8,621,589 and 8,746,000 shares issued and outstanding as of December 31, 2015 and 2014, respectively)	862	875
Series F ($0.0001 par value; 1,100,000 shares authorized, 1,099,998 and none shares issued
and outstanding as of December 31, 2015 and 2014, respectively)	110
Common stock, $0.0001 par value; 750,000,000 shares authorized, 19,252,082 and 2,540,000 shares issued and outstanding as of December 31, 2015 and 2014, respectively	1,925	254
Additional paid-in capital	4,901,839	1,363
Accumulated (deficit) earning	(2,011,483)	52,728
Accumulated other comprehensive loss	(12,263)	(849)
Total Stockholders' Equity	2,881,792	54,371

Total Liabilities and Stockholders' Equity	$4,316,010	$442,447

See accompanying notes to consolidated financial statements.

Orbital Tracking Corp. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss) (Audited)

	For the Years Ended December 31,
	2015	2014

Net sales	$3,950,601	$2,420,645
Cost of sales	2,838,521	1,739,388

Gross profit	1,112,080	681,257

Operating Expenses
Selling, general and administrative	644,870	401,114
Salaries, wages and payroll taxes	582,226	241,510
Stock-based compensation	1,072,500	-
Professional fees	505,762	4,215
Depreciation and amortization	298,047	20,602
Total Operating Expenses	3,103,405	667,441

(Loss) Income from Operations	(1,991,325)	13,816

Other Expense
Interest expense	6,069	-
Foreign currency exchange rate variance	3,363	7,325
Change in fair value of derivative instruments, net	63,454	-
Total Other Expense	72,886	7,325

(Loss) income before provision for income taxes	(2,064,211)	6,490

Provision for income taxes	-	-

Net (loss) income	(2,064,211)	624,118

Comprehensive Income:
Net (loss) income	(2,064,211)	6,490
Foreign currency translation adjustments	(11,414)	(849)
Net (loss) income available to common stockholders	$(2,075,625)	$5,641

Net (loss) income Per Share - Basic	$(0.26)	$0.00
Net (loss) income Per Share - Diluted	$(0.26)	$0.00
Weighted average common shares outstanding
Basic	7,994,119	2,540,000
Diluted	7,994,119	90,000,000

See accompanying notes to consolidated financial statements.

Orbital Tracking Corp. and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity
For the Two Years Ended December 31, 2015
(Audited)

	Preferred Series A		Preferred Series B		Preferred Series C		Preferred Series D		Preferred Series E
	Par value $0.0001		Par value $0.0001		Par value $0.0001		Par value $0.0001		Par value $0.0001
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2014	-	$-	-	$-	-	$-	-	$-	8,746,000	$875
Comprehensive income
Net income
Balance, December 31, 2014	-	-	-	-	-	-	-	-	8,746,000	875

Recapitalization of the Company	20,000	2	6,666	1	1,197,442	120	5,000,000	500	-	-

Sale of common stock and preferred stock	-	-	-	-	2,140,000	214	-	-	-	-
Common stock issued for prepaid services
Common stock issued for intellectual property
Common stock issued for settlement of debt
Stock-based compensation in connection with options granted and issuance of common stock
Imputed interest expense for related party note payable issued for recapitalization
Preferred stock conversions to common	(20,000)	(2)					(326,990)	(33)	(124,411)	(12)
Comprehensive loss
Net loss

Balance, December 31, 2015	-	$-	6,666	$1	3,337,442	$334	4,673,010	$467	8,621,589	$862

See accompanying notes to consolidated financial statements.

Orbital Tracking Corp. and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity
For the Two Years Ended December 31, 2015 (Continued)
(Audited)

	Preferred Series F Par value $0.0001		Common Stock Par value $0.0001		Additional Paid-In	Accumulated	Accumulated Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Capital	Deficit
Balance, January 1, 2014		$-	2,540,000	$254	$1,363	$46,238	$1,868	$50,597
Comprehensive income							(2,717)	(2,717)
Net income						6,490		6,490
Balance, December 31, 2014	-	-	2,540,000	254	1,363	52,728	(849)	54,370

Recapitalization of the Company	-	-	5,383,172	538	1,495,304	-	-	1,496,465

Sale of common stock and preferred stock	1,099,998	110	600,000	60	1,647,117	-	-	1,647,501
Common stock issued for prepaid services			650,000	65	455,935			118,500
Common stock issued for intellectual property	-	-	1,000,000	100	49,900	-	-	50,000
Common stock issued for settlement of debt			175,000	18	174,982			175,000
Stock-based compensation in connection with options granted and issuances of common stock	-	-	1,100,000	110	1,072,390	-	-	1,072,500
Imputed interest expense for related party note payable issued for recapitalization	-	-	-	-	5,581	-	-	5,581
Preferred stock conversions to common	-	-	7,803,910	780	(733)	-	-	-
Comprehensive loss							(11,414)	(11,414)
Net loss						(2,064,211)		(2,064,211)

Balance, December 31, 2015	1,099,998	$110	19,252,082	$1,925	$4,901,838	$(2,011,483)	$(12,263)	$2,881,792

See accompanying notes to consolidated financial statements.

Orbital Tracking Corp. and Subsidiaries
Consolidated Statements of Cash Flows
(Audited)

	For the Years Ended December 31,
	2015	2014
Cash Flows From Operating Activities:
Net (loss) income	$(2,064,211)	$6,492
Adjustments to reconcile net loss to net cash used in operations
Imputed interest	5,581	-
Amortization of prepaid license fee	174,582	-
Amortization of intangible asset	25,000	-
Amortization of transaction fees	2,718	-
Amortization of prepaid expense in connection with the issuance of common stock issued for prepaid services	130,656	-
Change in fair value of derivative liabilities	63,454	-
Depreciation expense	94,412	20,602
Stock-based compensation	1,072,500	-
Changes in operating assets and liabilities:
Accounts receivable	853	(52,947)
Inventory	(27,577)	(51,085)
Prepaid expenses	(56,534)	-
Unbilled revenue	(40,150)	(10,732)
Other current assets	(6,358)	(16,305)
Accounts payable and accrued expenses	16,359	115,785
Deferred revenue	(12,230)	10,053
Net Cash (Used In) Provided by Operating Activities	(620,944)	21,863

Cash Flows From Investing Activities:
Cash acquired from acquisition	30,934	-
Purchase of property and equipment	(90,847)	(31,635)
Purchase of Appliques	(125,000)	-
Cash paid per Share Exchange Agreement	(375,000)	-
Net Cash Used In Investing Activities	(559,913)	(31,635)

Cash Flows From Financing Activities:
Proceeds from issuance of common and preferred stock	1,647,501	-
Repayments of note payable	-	(4,298)
Repayments (to) from related party, net	(107,793)	4,267
Net proceeds from convertible notes payable	550,000	-
Net Cash Provided by (Used in) Financing Activities	2,089,708	(31)

Effect of exchange rate on cash	(11,414)	(2,717)

Net increase (decrease) in Cash	897,437	(34,383)

Cash at Beginning of Year	65,892	78,412
Cash at End of Year	$963,329	$65,892

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$6,425

Non Cash Finance and Investing Activity
Notes payable issued per Share Exchange Agreement	$122,536	-
Issuance of common stock for intellectual property	$50,000	-
Issuance of common stock for prepaid services	$456,000	-
Issuance of common stock for settlement of debt	$175,000	-

See accompanying notes to consolidated financial statements.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Orbital Tracking Corp. (the “Company”) was formerly Great West Resources, Inc., a Nevada corporation. The Company is a provider of satellite based hardware, airtime and related services both in the United States and internationally.  The Company’s principal focus is on growing the Company’s existing satellite based hardware, airtime and related services business line and developing the Company’s own tracking devices for use by retail customers worldwide.

A wholly-owned subsidiary, Orbital Satcom Corp. (“Orbital Satcom”), a Nevada corporation was formed on November 14, 2014.

On March 28, 2014, the Company merged with and into a wholly-owned subsidiary of the Company (“Great West”) solely for the purpose of changing its state of incorporation to Nevada from Delaware (the “Reincorporation”), effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration.  During late 2014 the Company abandoned its efforts to enter the potash mining and exploration business. All references in the audited consolidated financial statement and notes thereto have been retroactively restated to reflect the reverse stock split of 1:150.

On the effective date of the Merger:

(a) Each share of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of Great West Common Stock;

(b) Each share of the Company’s Series A Preferred Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series A Preferred Stock;

(c) Each share of the Company’s Series D Preferred Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series B Preferred Stock;

(d) All options to purchase shares of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into equivalent options to purchase 1/150th of a share of Great West Common Stock at an exercise price of $0.0001 per share;

(e) All warrants to purchase shares of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into equivalent warrants to purchase 1/150th of a share of Great West Common Stock at 150 times the exercise price of such converted warrants; and

(f) Each share of Great West Common Stock issued and outstanding immediately prior to the Effective Date were canceled and returned to the status of authorized but unissued Great West Common Stock.

The Company was originally incorporated in 1997 in Florida. On April 21, 2010, the Company merged with and into a wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware and changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc.  On April 25, 2011, the Company changed its name to Silver Horn Mining Ltd. pursuant to a merger with a wholly-owned subsidiary.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Discontinued Operations

The Company’s former operations were developing and manufacturing products and services, which reduce fuel costs, save power and energy and protect the environment. The products and services were made available for sale into markets in the public and private sectors. In December 2009, the Company discontinued these operations and disposed of certain of its subsidiaries, and prior periods have been restated in the Company’s condensed consolidated financial statements and related footnotes to conform to this presentation.

The remaining liabilities for  discontinued operations are presented in the consolidated balance sheets under the caption “Liabilities of discontinued operation” and relates to the discontinued operations of developing and manufacturing of energy saving and fuel efficient products and services. The carrying amounts of the major classes of these liabilities as of December 31, 2015 and 2014 are summarized as follows:

	December 31, 2015		December 31, 2014
Assets of discontinued operations	$		$-
Liabilities
Accounts payables and accrued expenses		$(112,397)	$-
Liabilities of discontinued operations		$(112,397)	$-

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2015 and 2014, there is no allowance for doubtful accounts.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Foreign Currency Translation

The Company’s reporting currency is US Dollars. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, (Great British Pound) GTCL as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended December 31, 2015 closing rate at 1.47373 US$: GBP, average rate at 1.52855 US$: GBP and for the year ended 2014 closing rate at 1.55763 US$: GBP, average rate at 1.64809 US$.

Revenue Recognition

The Company recognizes revenue from satellite services when earned, as services are rendered or delivered to customers.  Equipment sales revenue is recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty. Historically, the Company has not incurred significant expenses for warranties.

The Company’s customers generally purchase a combination of our products and services as part of a multiple element arrangement. The Company’s assessment of which revenue recognition guidance is appropriate to account for each element in an arrangement can involve significant judgment. This assessment has a significant impact on the amount and timing of revenue recognition.

Revenue is recognized when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists. Contracts and customer purchase orders are generally used to determine the existence of an arrangement.
●	Delivery has occurred. Shipping documents and customer acceptance, when applicable, are used to verify delivery
●
The fee is fixed or determinable. We assess whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment

●
Collectability is reasonably assured. We assess collectability based primarily on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history.

In accordance with ASC 605-25, Revenue Recognition — Multiple-Element Arrangements, based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Cost of Product Sales and Services

Cost of sales consists primarily of materials, labor and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, personnel and other implementation costs incurred to install our products and train customer personnel, and customer service and third party original equipment manufacturer costs to provide continuing support to our customers.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Shipping and handling costs are included as a component of costs of product sales in the Company’s consolidated statements of operations because the Company includes in revenue the related costs that the Company bills its customers.

Inventories

Inventories are valued at the lower of cost or market, using the first-in first-out cost method. The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analysis and assumptions including, but not limited to, historical usage, expected future demand and market requirements. A change to the carrying value of inventories is recorded to cost of goods sold.

Prepaid expenses

Prepaid expenses amounted to $381,645 and $0 at December 31, 2015 and 2014, respectively. Prepaid expenses include prepayments in cash for accounting fees, prepayments in equity instruments and license fees which are being amortized over the terms of their respective agreements. The current portion consists primarily of costs paid for future services which will occur within a year. Prepaid expense current portion and long-term portion were $191,677 and $189,968, as of December 31, 2015.

Intangible assets

Intangible assets include customer contracts purchased and recorded based on the cost to acquire them. These assets are amortized over 10 years. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Goodwill and other intangible assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

●	Significant underperformance relative to expected historical or projected future operating results;
●	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
●	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.  The Company did not consider it necessary to record any impairment charges during the years ended December 31, 2015 and 2014 respectively.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Computer equipment	4
Appliques	10
Website development	4

Fair value of financial instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from January 1, 2015 to December 31, 2015:

	Conversion feature derivative liability	Warrant liability	Total
Balance at January 1, 2015	-
Recapitalization on February 19, 2015	-	4,936	4,936
Convertible notes payable - December 28, 2015	550,001	-	550,001
Change in fair value included in earnings	64,035	(581)	63,454
Balance at December 31, 2015	$614,036	$4,355	$618,391

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance. The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of the instruments.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. On February 19, 2015, the Company issued 1,000,000 of its common stock, par value $0.0001, at $0.05 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property.  We spent $50,000 and $0, respectively, in the fiscal years ending December 31, 2015 and December 31, 2014 on research and development.

Accumulated Other Comprehensive Income (Loss)

Comprehensive income is comprised of net income (loss) and all changes to the statements of stockholders’ equity. For the Company, comprehensive income for the years ended December 31, 2015 and 2014 included net income and unrealized gains from foreign currency translation adjustments.

Earnings per Common Share

Net income (loss) per common share is calculated in accordance with ASC Topic 260: Earnings per Share (“ASC 260”). Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. In periods where the Company has a net loss, all dilutive securities are excluded.

The following are dilutive common stock equivalents during the year ended:

	December 31, 2015	December 31, 2014
Convertible preferred stock	214,157,174	90,000,000
Stock Options	2,850,000	-
Stock Warrants	5,000	-
Total	217,012,174	90,000,000

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of ASU No. 2014-15 on the Company’s consolidated financial statements once adopted.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2 - GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2015, the Company had an accumulated deficit of approximately $2,011,483, working capital of approximately $505,149 and net loss of approximately $2,064,211 during the year ended December 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include any adjustments relating to classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – ORBITAL TRACKING CORP AND GLOBAL TELESAT COMMUNICATIONS LIMITED SHARE EXCHANGE, REVERSE ACQUISITION AND RECAPITALIZATION

On February 19, 2015, the Company entered into a Share Exchange Agreement with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to OTC in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the OTC and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of OTC with each share of Series E Convertible Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note in the amount of $122,536.  Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

For accounting purposes, this transaction is being accounted for as a reverse acquisition and has been treated as a recapitalization of Orbital Tracking Corp. with Global Telesat Communications Limited considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. As part of agreement, OTC shareholders retained 5,383,172 shares of Common Stock, 20,000 shares of series A Convertible Preferred Stock, 6,666 shares of series B Convertible Preferred Stock, 1,197,442 shares of series C Convertible Preferred Stock and 5,000,000 shares of series D Convertible Preferred Stock.

Property and equipment	$4,973
Accounts receivable	34,585
Cash in bank	30,934
Prepaid expenses	2,219,677
Inventory	40,161
Intangible asset	250,000
Current liabilities	(469,643)
Due to related party	(2,174)
Derivative liability	(4,936)
Liabilities of discontinued operations	(112,397)
Total purchase price/assets acquired	$1,991,180

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - INVENTORIES
At December 31, 2015 and 2014, inventories consisted of the following:
	December 31, 2015	December 31, 2014
Finished goods	$251,518	$183,780
	251,518	183,780
Less reserve for obsolete inventory	-	-
Total	$251,518	$183,780

For the years ended December 31, 2015 and 2014, the Company did not make any change for reserve for obsolete inventory.

NOTE 5 – PREPAID EXPENSES

Prepaid License Fees

On December 10, 2014, the Company, through its wholly owned subsidiary, Orbital Satcom Corp, entered into a License Agreement with World Surveillance Group, Inc., and its wholly owned subsidiary, Global Telestat Corp, by which the Company had an irrevocable non-exclusive license to use certain equipment, consisting of Appliques for a term of ten years.  Appliques are demodulator and RF interfaces located at various ground stations for gateways.  The Company issued 2,222,222 common shares, valued at $1 per share based on the quoted trading price on date of issuance, or $2,222,222. The company reflected the license as an asset on its balance sheet with a ten-year amortization, the term of the license.

On October 13, 2015, the Company purchased the license and equipment for an additional $125,000 in cash. The Company values the equipment at the unamortized balance at the time of acquisition, $2,043,010, plus the consideration of $125,000 or $2,160,096.  The Company will amortize the life of the asset for ten years from date of acquisition, (see Note 6).

For the years ended December 31, 2015 and 2014, the Company recorded amortization relating to the licenses of $174,582 and $0, respectively. The amortization is included in depreciation and amortization expenses as reflected in the accompanying consolidated statements of operations. As of December 31, 2015, the amount of prepaid expense relating to the license fees is $0.

Prepaid Stock Based Compensation

On February 19, 2015, the Company issued and aggregate of 500,000 shares of its common stock, $0.001 par value, at $0.05 per share, as compensation for consulting services in the amount of $12,500, amortized over the length of service, six months; and 250,000 shares as compensation to an employee, which is amortized over twelve months. The amortization is included in professional fees and stock based compensation, as reflected in the accompanying consolidated statements of operations.

On June 18, 2015, the Company issued an aggregate of 150,000 shares of common stock valued at $0.79 per share, or $118,500 to an Investor Relation firm as compensation for services, which is amortized over the period of service, six months. The amortization is included in professional fees: investor relations, as reflected in the accompanying consolidated statements of operations.

On December 28, 2015, the Company issued an aggregate of 250,000 shares of common stock valued at $1.30 per share, or $325,000 to a consultant as a placement fee as compensation for services and paid a placement fee and associated transaction costs of $52,500, relating to the proceeds from convertible debt and private placement, which is amortized over the term of the convertible notes, two years. The amortization is included in depreciation and amortization, as reflected in the accompanying consolidated statements of operations.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table represents the amounts included in the accompanying consolidated financial statements, as summarized:

	December 31,	December 31,
Prepaid Expense	2015	2014
Compensation for services	$25,000	$-
Placement fees and transaction costs	381,500	-
Less accumulated amortization	(24,855)	-

Total	$381,645	$-

NOTE 6 – PROPERTY AND EQUIPMENT

On October 13, 2015, the Company through its wholly owned subsidiary, Orbital Satcom Corp, purchased from World Surveillance Group, Inc., and its wholly owned subsidiary, Global Telestat Corp the “Globalstar” license and equipment, which it had previously leased.  On December 10, 2014, the Company, entered into a License Agreement with World Surveillance Group, Inc., and its wholly owned subsidiary, Global Telestat Corp, by which the Company had an irrevocable non-exclusive license to use certain equipment, consisting of Appliques for a term of ten years.  Appliques are demodulator and RF interfaces located at various ground stations for gateways.  The Company issued 2,222,222 common shares, valued at $1 per share based on the quoted trading price on date of issuance, or $2,222,222. The company reflected the license as an asset on its balance sheet with a ten-year amortization, the term of the license.  On October 13, 2015, the Company acquired the license for additional consideration of $125,000 in cash. The Company valued the asset at $2,160,016, which is the unamortized balance of the Appliques License, $2,043,010 plus the consideration of $125,000.

Property and equipment consisted of the following:

	December 31,	December 31,
	2015	2014
Office furniture and fixtures	$95,434	$69,412
Computer equipment	24,766	11,155
Appliques	2,160,096	-
Website development	92,399	42,283
		-
Less accumulated depreciation	(154,002)	(64,437)

Total	$2,218,693	$58,413

Depreciation expense was $154,002 and $20,602 for the years ended December 31, 2015 and 2014, respectively.

NOTE 7 – INTANGIBLE ASSETS

On December 10, 2014, the Company entered the satellite voice and data equipment sales and service business through the purchase of certain contracts from GTC. These contracts permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network.  The purchase price for the contracts of $250,000 was paid by the Company under an asset purchase agreement by and among the Company, its wholly-owned subsidiary Orbital Satcom, GTC and World Surveillance Group, Inc.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Included in the purchased assets are: (i) the rights and benefits granted to GTC under each of the Globalstar Contracts, subject to certain exclusions, (ii) account and online access to the Globalstar Cody Simplex activation system, (iii) GTC’s existing customers who are serviced pursuant to the Globalstar Contracts (only as to their business directly and exclusively related to the Globalstar Contracts), and (iv) all of GTC’s rights and benefits directly and exclusively related to the Globalstar Contracts.

Amortization of customer contracts are included in depreciation and amortization. For the year ended December 31, 2015, the Company amortized 25,000. Future amortization of intangible assets is as follows:
2016	$25,000
2017	25,000
2018	25,000
2019	25,000
2020 and thereafter	125,000
Total	$225,000

On February 19, 2015, the Company issued 1,000,000 of its common stock, par value $0.0001, at $0.05 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property.

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	December 31, 2015	December 31, 2014
Accounts payable	$409,995	$230,443
Rental deposits	18,937	19,726
Accrued wages	9,887	-
Payroll liabilities	5,439	-
Sales tax payable	1,861	-
VAT liability	28,063	48,453
Pre-merger accrued other liabilities	77,948	-
Accrued other liabilities	58,102	1,255
Total	$610,232	$299,877

NOTE 9 – CONVERTIBLE NOTES PAYABLE

On October 15, 2014, the Company entered into a series of exchange agreements with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,275.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights that they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Convertible Preferred Stock.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 28, 2015, the Company entered into separate note purchase agreements with accredited investors relating to the issuance and sale of an aggregate of $605,000 in principal amount of original issue discount convertible notes for an aggregate purchase price of $550,001.

The Notes mature on December 28, 2017.  The Company must repay 1/24th or $25,208 of the principal of the Notes each month commencing January 18, 2016.  The Notes do not bear interest except that all overdue and unpaid principal bears interest at a rate equal to the lesser of 18% per year or the maximum rate permitted by applicable law.  The Notes are convertible into 550,000 shares of common stock subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events; provided however, that the principal and interest, if any, on the Notes may not be converted to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of one year from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Notes with a conversion price equal to the lower price issuance.

Total amortization of debt discounts for the convertible debentures amounted to $2,486 and $0 for the years ended December 31, 2015 and 2014, respectively, and was included as amortization.

At December 31, 2015 and 2014, outstanding balance of convertible debentures was $605,000 and $0, respectively.

NOTE 10 – STOCKHOLDERS’ EQUITY

Capital Structure

On March 28, 2014, in connection with the Reincorporation (see Note 1), all share and per share values for all periods presented in the accompanying consolidated financial statements are retroactively restated for the effect of the Reincorporation.

The authorized capital of the Company consists of 200,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.0001 per share, as of December 31, 2015. On March 5, 2016, the Company shareholders voted in favor of an amendment to its Articles of Incorporation to increase the total number of shares of authorized capital stock to 800,000,000 shares consisting of (i) 750,000,000 shares of common stock and (ii) 50,000,000 shares of preferred stock from 220,000,000 shares consisting of (i) 200,000,000 shares of common stock and (ii) 20,000,000 shares of preferred stock.

Preferred Stock

As of December 31, 2015, there were 20,000,000 shares of Preferred Stock authorized. On March 6, 2016, the Company’s shareholders increased the authorized shares of its preferred stock to 50,000,000 from 20,000,000.

Series A Convertible Preferred Stock

On March 28, 2014, in connection with the merger with and into the Company’s former subsidiary Great West Resources, Inc., each issued and outstanding share of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series A Convertible Preferred Stock, par value $0.0001 per share, for a total of 20,000 issued and outstanding shares of Series A Convertible Preferred Stock.  Pursuant to the Series A Certificate of Designation, the Company designated 20,000 shares of its blank check preferred stock as Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into one share each of our common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. The holders of our Series A Convertible Preferred Stock are entitled to 250 votes for each share of Series A Convertible Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  In the event of a  liquidation, dissolution or winding up of our business, the holder of the Series A Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series A Convertible Preferred Stock’s preferential payment and over our common stock.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2015 and 2014, 20,000 shares of Series A Convertible Preferred Stock, $0.0001 par value were authorized with none issued and outstanding due to the conversion of 20,000 shares of Series A into 20,000 shares of common stock on July 24, 2015.

Series B Convertible Preferred Stock

On March 28, 2014, in connection with the merger with and into the Company’s former subsidiary Great West Resources, Inc., each issued and outstanding share of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series B Convertible Preferred Stock, par value $0.0001 per share, for a total of 6,666 issued and outstanding shares of Series B Convertible Preferred Stock.  Pursuant to the Series B Certificate of Designation, the Company designated 30,000 shares of its blank check preferred stock as Series B Convertible Preferred. Each share of Series B Convertible Preferred has a stated value of $0.0001 per share.

In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series B Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series B Convertible Preferred Stock’s preferential payment and over our common stock. The Series B Convertible Preferred is convertible into five (5) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series B Convertible Preferred to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series B Convertible Preferred. Each share of Series B Convertible Preferred entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series B Convertible Preferred entitles the holder to cast one (1) votes per share of Series B Convertible Preferred owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

As of December 31, 2015 and 2014, 30,000 shares of Series B Convertible Preferred Stock, $0.0001 par value were authorized with 6,666 and none, issued and outstanding, respectively.

Series C Convertible Preferred Stock

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Convertible Preferred Stock, setting forth the rights, powers, and preferences of the Series C Convertible Preferred Stock.  Pursuant to the Series C Certificate of Designation, as amended on February 19, 2015, the Company designated 4,000,000 shares of its blank check preferred stock as Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Convertible Preferred Stock’s preferential payment and over our common stock. The Series C Convertible Preferred is convertible into ten (10) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Convertible Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Convertible Preferred. Each share of Series C Convertible Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Convertible Preferred entitles the holder to cast ten (10) votes per share of Series C Convertible Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

As of December 31, 2015, 4,000,000 shares of Series C Convertible Preferred Stock, $0.0001 par value were authorized with 3,337,442 and none, issued and outstanding, respectively.

On February 19, 2015, the Company filed an amendment to the Certificate of Designation of Rights and Preferences of its Series C Convertible Preferred Stock, increasing the authorized shares of Series C Convertible Preferred Stock to 4,000,000 from 3,000,000.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series D Convertible Preferred Stock

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Convertible Preferred Stock, setting forth the rights, powers, and preferences of the Series D Convertible Preferred Stock.  Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Convertible Preferred Stock. Each share of Series D Convertible Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Convertible Preferred Stock’s preferential payment and over our common stock. The Series D Convertible Preferred is convertible into twenty (20) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Convertible Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Convertible Preferred Stock.

Each share of Series D Convertible Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Convertible Preferred Stock entitles the holder to cast twenty (20) votes per share of Series D Convertible Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes who is considered a related party in the aggregate principal face amount of $35,000 previously issued by the Company.  Pursuant to the exchange agreement, the note holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Convertible Preferred Stock.

Also on October 15, 2014, the Company entered into a series of exchange agreement with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,275.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights that they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Convertible Preferred.

As a result of the conversion of debt and accrued interest on October 15, 2014 into Series D Convertible Preferred, the Company recorded a deemed dividend of $133,274 for the additional value of the beneficial conversion feature.

As of December 31, 2015 and 2014, there were 5,000,000 shares of Series D Convertible Preferred Stock authorized and 4,673,010 shares issued and outstanding, respectively, due to the conversion of 326,690 shares of Series D into 6,533,800 shares of common stock. As of December 31, 2014, no shares of Series D Convertible Preferred Stock were authorized or issued.

Series E Convertible Preferred Stock

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Preferred Stock, setting forth the rights, powers, and preferences of the Series E Preferred Stock.  Pursuant to the Series E Certificate of Designation, the Company designated 8,746,000 shares of its blank check preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value equal to its par value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Preferred Stock’s preferential payment and over our common stock. The Series E Preferred Stock is convertible into ten (10) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock.  Each share of Series E Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Preferred Stock entitles the holder to cast ten (10) votes per share of Series E Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 19, 2015, the Company entered into a share exchange agreement with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company (the “Series E Preferred Stock”) with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note in the amount of $122,536.  Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

As of December 31, 2015, there were 8,746,000 shares of Series E Convertible Preferred Stock authorized and 8,621,589 shares issued and outstanding, respectively, due to the conversion of 124,411 shares of Series E into 1,244,110 shares of common stock. As of December 31, 2014, no shares of Series E Convertible Preferred Stock were authorized or issued.

Series F Convertible Preferred Stock

On December 28, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series F Preferred Stock, setting forth the rights, powers, and preferences of the Series F Preferred Stock.  Pursuant to the Series F Certificate of Designation, the Preferred F Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred F Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred F Shares.  Each Preferred F Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred F Share entitles the holder to cast one (1) vote per share of Series F Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation.  Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance.

On December 28, 2015, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $550,000 of 1,099,998 shares of Series F convertible preferred stock at a purchase price of $0.50 per share.

As of December 31, 2015, there were 1,100,000 shares of Series E Convertible Preferred Stock authorized and 1,099,998 shares issued and outstanding, respectively. As of December 31, 2014, no shares of Series F Convertible Preferred Stock were authorized or issued.

Common Stock

As of December 31, 2015, there were 200,000,000 shares of Common Stock authorized and 19,252,082 shares issued and outstanding.  On March 28, 2016, the Company’s shareholders increased the authorized shares of its common stock to 750,000,000 from 200,000,000.

Between September 29, 2014 and October 15, 2014, the Company sold an aggregate of 10 million shares of common stock for gross proceeds of $500,000.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 10, 2014, the Company entered into a license agreement pursuant to which the Company was granted through its wholly-owned subsidiary, Orbital Satcom, a fully paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “appliques” in connection with the Globalstar Contracts. In consideration of the License Agreement, the Company issued GTC 2,222,222 shares of the Company’s common stock. The Company valued these common shares at the fair value of approximately $1.00 per common share or $2,222,222 based on the quoted trading price on the execution date of the license agreement. On October 13, 2015, the company purchased the Appliques for an additional consideration of $125,000, see Note 6.

On February 19, 2015, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement (the “Share Exchange”), the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of the Company with each share of Series E Convertible Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 (the “Cash Payment”) and (iii) a one-year promissory note in the amount of $122,536 (the “Note”).  Such exchange caused GTCL to become a wholly owned subsidiary of the Company. This transaction was accounted for as a reverse recapitalization of GTCL since the shareholders of GTCL obtained approximately 39% voting control and management control of the Company, whereby GTCL is considered the acquirer for accounting purposes. The Company is deemed to have issued 5,383,172 shares of common stock, 20,000 shares of Series A convertible preferred stock, 6,666 shares of Series B convertible preferred stock, 1,197,442 shares of Series C convertible preferred stock, and 5,000,000 shares of Series D convertible preferred stock which represent the outstanding common shares and preferred shares of the Company just prior to the closing of the transaction.

On February 19, 2015, David Phipps, the founder, principal owner and sole director of GTCL, was appointed President of Orbital Satcom Corp., the Company’s wholly owned subsidiary. Following the transaction, Mr. Phipps was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company.  Mr. Phipps, who was one of the GTCL Shareholders, received 400,000 shares of the Company’s common stock and 6,692,000 shares of Series E Convertible Preferred Stock in connection with the Share Exchange of GTCL shares, and was paid the Cash Payment and the Note. The Company also paid Mr. Phipps an additional $25,000 at closing as compensation for transition services previously provided by him to the Company in anticipation of the Share Exchange.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees.  These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation, valued at $12,500 (ii) 1 million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property, valued at $50,000 (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller, valued at $12,500 and (iv) 175,000 shares of common stock issued to MJI in full satisfaction of outstanding debts of $175,000. MJI agreed to sell only up to 5,000 shares per day and the Company has a nine-month option to repurchase these shares at a purchase price of $0.75 per share.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 19, 2015, the Company issued to Mr. Rector, the former Chief Executive Officer, Chief Financial Officer and director of the Company, 850,000 shares of the Company’s common stock and a seven-year option to purchase 2,150,000 shares of common stock as compensation for services provided to the Company.  The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in February 2022. The Company valued these common shares at the fair value of $0.05 per common share based on the sale of common stock in a private placement at $0.05 per common share. In connection with issuance of these common shares, the Company recorded stock-based compensation of $42,500. The 2,150,000 options were valued on the grant date at approximately $0.05 per option or a total of $107,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.05 per share (based on the sale of common stock in a private placement), volatility of 380%, expected term of 7 years, and a risk free interest rate of 1.58%. In connection with the stock option grant, the Company recorded stock based compensation for year ended December 31, 2015 of $107,500.

On February 19, 2015, the Company sold an aggregate of 550,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $1,100,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of common stock. The 550,000 units sale included 15,000 units consisting of an aggregate of 600,000 shares of common stock and 535,000 units consisting of an aggregate of 2,140,000 shares of Series C Convertible Preferred Stock. Included in this 550,000 units private placement was a sale to Frost Gamma Investments Trust, a holder of 5% or more of its securities, of an aggregate of 450,000 units of its securities, with 15,000 units consisting of 40 shares of common stock per unit and 435,000 units consisting of 4 shares of its Series C Convertible Preferred Stock per unit at a purchase price of $2.00 per unit for gross proceeds to the Company of $900,000.

On June 18, 2015, the Company issued an aggregate of 150,000 shares of common stock valued at $0.79 per share, or $118,500 to an Investor Relation firm as compensation for services, which is amortized over the period of service.

On July 15, 2015, the Company issued an aggregate of 200,000 shares of common stock upon conversion of 20,000 shares of Series E Preferred Stock held by the Chief Executive Officer.

On July 24, 2015, the Company issued an aggregate of 20,000 shares of common stock upon conversion of 20,000 shares of Series A Preferred Stock held by a former majority shareholder of the company.

On August 3, 2015, the Company issued an aggregate of 63,825 shares of common stock upon the conversion of 6,382.50 shares of Series E Preferred Stock.

On August 4, 2015, the Company issued an aggregate of 5,325 shares of common stock upon the conversion of 532.50 shares of Series E Preferred Stock.

On August 5, 2015, the Company issued an aggregate of 5,850 shares of common stock upon the conversion of 585 shares of Series E Preferred Stock.

On September 1, 2015, the Company issued an aggregate of 73,800 shares of common stock upon the conversion of 7,380 shares of Series E Preferred Stock.

On September 8, 2015, the Company issued an aggregate of 1,200 shares of common stock upon the conversion of 120 shares of Series E Preferred Stock.

On October 1, 2015, the Company issued an aggregate of 73,800 shares of common stock upon the conversion of 7,380 shares of Series E Preferred Stock.

On October 2, 2015, the Company issued an aggregate of 1,200 shares of common stock, upon the conversion of 120 shares of Series E preferred Stock.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 5, 2015, the Company issued an aggregate of 400,000 shares of common stock upon the conversion of 20,000 shares of Series D Preferred Stock.

On October 8, 2015, the Company issued an aggregate of 400,000 shares of common stock upon conversion of 20,000 shares of Series D Preferred Stock held by beneficial shareholder of the company.

On October 20, 2015, the Company issued an aggregate of 300,000 shares of common stock upon conversion of 15,000 shares of Series D Preferred Stock held by beneficial shareholder of the company.

On November 2, 2015, the Company issued an aggregate of 73,800 shares of common stock upon the conversion of 7,380 shares of Series E Preferred Stock.

On November 5, 2015, the Company issued an aggregate of 1,200 shares of common stock upon the conversion of 120 shares of Series E Preferred Stock.

On December 2, 2015, the Company issued an aggregate of 75,000 shares of common stock upon the conversion of 7,500 shares of Series E Preferred Stock.

On December 17, 2015, the Company issued an aggregate of 180,000 shares of common stock upon the conversion of 9,000 shares of Series D Preferred Stock.

On December 18, 2015, the Company issued an aggregate of 200,000 shares of common stock upon the conversion of 10,000 shares of Series D Preferred Stock.

On December 22, 2015, the Company issued an aggregate of 450,000 shares of common stock upon the conversion of 22,500 shares of Series D Preferred Stock.

On December 23, 2015, the Company issued an aggregate of 1,875,000 shares of common stock upon the conversion of 87,500 shares of Series D Preferred Stock and 12,500 shares of Series E.

On December 24, 2015, the Company issued an aggregate of 1,681,120 shares of common stock upon the conversion of 84,056 shares of Series D Preferred Stock.

On December 28, 2015, the Company issued an aggregate of 250,000 shares of common stock valued at $1.30 per share, or $325,000 to a consultant as a placement fee as compensation for services, which is amortized over the period of service. The Company issued in a private placement to certain accredited investors an aggregate of 1,099,998 shares of Series F shares, par value $0.0001, at $0.50 per share for gross proceeds to the Company of $550,001.

On December 29, 2015, the Company issued 678,860 shares of common stock upon the conversion of 33,934 shares of Series D Preferred Stock and issued 462,230 shares of its common stock upon the conversion of 46,223 shares of Series E, by David Phipps, its Chief Executive Officer.

On December 30, 2015, the Company issued an aggregate of 500,000 shares of common stock upon the conversion of 25,000 shares of Series D Preferred Stock.

On December 31, 2015, the Company issued an aggregate of 81,880 shares of common stock upon the conversion of 8,188 shares of Series E Preferred Stock, by David Phipps, its Chief Executive Officer.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock Options

2014 Equity Incentive Plan

On January 21, 2014, the Board approved the adoption of a 2014 Equity Incentive Plan (the “2014 Plan”).  The purpose of the 2014 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.  The 2014 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants.  Pursuant to the terms of the 2014 Plan, either the Board or a board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards.  Unless earlier terminated by the Board, the Plan shall terminate at the close of business on January 21, 2024.

Unless earlier terminated by the Board, the Plan shall terminate at the close of business on January 21, 2024.  Up to 226,667 shares of the Company’s common stock are reserved for issuance under the 2014 Equity Incentive Plan as awards to employees, directors, consultants, advisors and other service providers.

On February 19, 2015, the Company issued to Mr. Rector, the former Chief Executive Officer, Chief Financial Officer and director of the Company, a seven year option to purchase 2,150,000 shares of common stock as compensation for services provided to the Company.  The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in February 2022. The 2,150,000 options were valued on the grant date at approximately $0.05 per option or a total of $107,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.05 per share (based on the sale of common stock in a private placement), volatility of 380%, expected term of 7 years, and a risk free interest rate of 1.58%. In connection with the stock option grant, the Company recorded stock based compensation for the year ended December 31, 2015 of $107,500, respectively.

On December 28, 2015, the Company issued Ms. Carlise, Chief Financial Officer, a ten-year option to purchase 500,000 shares of common stock as compensation for services provided to the Company.  The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in December 2025. The 500,000 options were valued on the grant date at approximately $1.30 per option or a total of $650,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $1.30 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk free interest rate of 1.0500%. In connection with the stock option grant, the Company recorded stock based compensation for the year ended December 31, 2015 of $650,000, respectively.

Also on December 28, 2015, the Company issued Mr. Delgado, its Director, a ten-year option to purchase 200,000 shares of common stock as compensation for services provided to the Company.  The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in December 2025. The 200,000 options were valued on the grant date at approximately $1.30 per option or a total of $260,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $1.30 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk free interest rate of 1.0500%. In connection with the stock option grant, the Company recorded stock based compensation for the year ended December 31, 2015 of $260,000, respectively.

Stock options outstanding at December 31, 2015 as disclosed in the above table have approximately $1.1 million of intrinsic value at the end of the period.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the status of the Company’s outstanding stock options and changes during the year ended December 31, 2015 is as follows
	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2015	60,000	$0.015	3.06
Recapitalization at February 19, 2015	2,150,000	0.05	6.14
Granted	700,000	0.05	9.98
Exercised	-	-	-
Forfeited	(60,000)	0.015	-
Cancelled	-	-	-
Balance outstanding at December 31, 2015	2,850,000	$0.05	7.08
Options exercisable at December 31, 2015	2,850,000	$0.05
Weighted average fair value of options granted during the period		$0.05

Stock Warrants

A summary of the status of the Company’s outstanding stock warrants and changes during the year ended December 31, 2015 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2015	—	$—	—
Recapitalization at February 19, 2015	171,666	3.77	1.36
Granted	—	—	—
Exercised	—	—	—
Forfeited	(166,666)	3.75	—
Cancelled	—	—	—
Balance outstanding at December 31, 2015	5,000	$4.50	1.36

The following table summarizes the Company’s stock warrants outstanding at December 31, 2015:

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding at December 31, 2015	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2015	Weighted Average Exercise Price
4.50	5,000	1.36 Years	4.50	5,000	4.50
$4.50	5,000	1.36 Years	$4.50	5,000	$4.50

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carry forward for tax purposes totaling approximately $0.2 million at December 31, 2015, expiring through the year 2035. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after certain ownership shifts.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the year ended December 31, 2015 and 2014:

	December 31, 2015	December 31, 2014
Tax expense (benefit) computed at "expected" statutory rate	$(701,382)	$(139,800)
State income taxes, net of benefit	-	(13,100)
Permanent differences :
Stock based compensation and consulting	364,067	61,100
Loss (gain) from change in fair value of derivative liability	21,575	(2,300)
Other	48,276	-
Increase (decrease) in valuation allowance	267,464	(94,100)
Net income tax benefit	$-	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

	December 31, 2015	December 31, 2014
Deferred tax assets:
Net operating loss carryforward	$195,645	$9,824,400

Total deferred tax assets	$195,645	$9,824,400

Deferred tax liabilities:
Book basis of property and equipment in excess of tax basis	$-	$-
Total deferred tax liabilities	$-	$-

Net deferred tax asset before valuation allowance	$195,645	$9,824,400
Less: valuation allowance		(9,824,400)
Net deferred tax asset	$(195,645)	$-

The net operating losses were reduced from $9,824,400 at December 31, 2014 to 195,645 at December 31, 2015, due to a reverse merger and the Company changing business lines.  Prior Compnay NOL's were lossed based on the above.  After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2015 and 2014, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was decreased by approximately $9,628,755.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

On October 1, 2015, the Company entered into a three year property lease for its headquarters, located in Poole, UK for £22,000, or $2,802 a month at the yearly average conversion rate of 1.52855.

Rent expense for year ended December 31, 2015 and 2014 is $31,357 and $29,250, respectively.

Employment Agreements

On February 19, 2015, Orbital Satcom entered into an employment agreement with Mr. Phipps, whereby Mr. Phipps agreed to serve as the President of Orbital Satcom for a period of two years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the employment agreement, Mr. Phipps shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Phipps remains the sole director of GTCL following the closing of the Share Exchange. Mr. Phipps and the Company entered into an Indemnification Agreement at the closing.

The Company entered into an employment agreement with Ms. Carlise on June 9, 2015.  The agreement has a term of one year, and shall automatically be extended for additional terms of one year each. The agreement provides for an annual base salary of $72,000. In addition to the base salary Ms. Carlise shall be eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.

On December 28, 2015, the Company amended her employment agreement. Effective December 1, 2015, the term of Ms. Carlise’s employment was extended to December 1, 2016 from June 9, 2016, her annual salary was increased to $140,000 from $72,000 and she agreed to devote her full business time to the Company.  The term of the Original Agreement, as amended by the Amendment, shall automatically extend for additional terms of one year each, unless either party gives prior written notice of non-renewal to the other party no later than 60 days prior to the expiration of the initial term or the then current renewal term, as applicable.

Consulting Agreement

On December 10, 2014, the Company entered into a two year agreement with a consultant to assist the Company with business development, corporate structure, strategic and business planning, selecting management and other functions reasonably necessary for advancing the business of the Company. The Company agreed to pay the consultant an aggregate of $240,000 payable in 24 equal monthly payments, at the sole discretion of the Company, of either (i) $10,000 cash or (ii) 200,000 shares of common stock. On January 28, 2015, the Company entered into a termination and cancellation agreement with the consultant whereby both parties agreed to terminate the contractual relationship and cancel 400,000 shares of common stock issued under this consulting agreement. The parties agreed that the consulting agreement has no further force and effect and neither party have any further obligations there under.

Litigation

From time to time, the Company may become involved in litigation relating to claims arising out of our operations in the normal course of business. The Company is not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which the Company is a party or to which any of the Company’s properties is subject, which would reasonably be likely to have a material adverse effect on the Company’s business, financial condition and operating results.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – RELATED PARTY TRANSACTIONS

Between March 2014 and May 2014, an affiliated company loaned a total of $35,000 to the Company. This loan was non-interest bearing and was due on demand. The proceeds were used for working capital purposes.  The affiliated company is owned by a shareholder who at the time was the beneficial owner of 5% or more of the Company’s common stock. In October 2015, the lender assigned the loan to another affiliated entity. On October 15, 2014, pursuant to the exchange agreement, the affiliated entity exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Convertible Preferred Stock.  As of December 31, 2015 and 2014, the loan payable amounted to $0.

The Company has received financing from the Company’s Chief Executive Officer. No formal repayment terms or arrangements existed prior to February 19, 2015, when as part of the Share Exchange Agreement, the Company entered into a note with David Phipps where the stockholder loans bear no interest and are due February 19, 2016. On February 19, 2016, the note was extended an additional year to February 19, 2017. The balance of the related party note payable was $26,864 as of December 31, 2015.  The accounts payable due to related party includes advances for inventory due to David Phipps of $47,187. Total payments due to David Phipps as of December 31, 2015 and December 31, 2014 are $74,051 and $59,308, respectively.

Also, as part of the Share Exchange Agreement entered into on February 19, 2015, Mr. Phipps received a payment of $25,000 as compensation for transition services that he provided.

The Company employs three individuals who are related to Mr. Phipps, of which earned gross wages totaling $96,751 and $136,960, for the years ended December 31, 2015 and 2014, respectively.

On January 21, 2014, the Company entered into a consulting agreement with Mr. Glenn Kesner pursuant to which Mr. Kesner agreed to provide administrative and management services to the Company for compensation of $7,500 per month and reimbursement for the cost of group family health insurance.  Mr. Kesner is the President of Auracana LLC, at the time a majority shareholder of the Company. Mr. Kesner was also appointed as Secretary of the Company on January 21, 2014. On October 15, 2014, Mr. Kesner resigned as the Secretary of the Company. The Company entered into a separation agreement with Mr. Kesner pursuant to which, in exchange for a release of all claims against the Company, Mr. Kesner received a one-time severance payment of $5,000.

On January 21, 2014, the Company entered into a securities purchase agreement with Auracana LLC, which was a majority stockholder of the Company at that time and an entity owned by Glenn Kesner, pursuant to which it sold to Auracana LLC its inactive wholly owned subsidiaries H-Hybrid Technologies, Inc., a Florida corporation and RZ Acquisition Corp., a New York corporation.  The Company sold the subsidiaries to Auracana LLC for a purchase price of $1.00. At the time of the sale, the inactive subsidiaries had no assets and liabilities.

Between March 2014 and May 2014, Marlin Capital Investments, LLC, an entity affiliated with Barry Honig, a holder of 5% or greater of the Company’s securities at the time, loaned a total of $35,000 to the Company without interest.

On August 18, 2014, the Company entered into a Mutual Release Agreement (the “Agreement”) whereby Patrick Avery resigned from all of his positions with the Company, including Chief Executive Officer, President, Chief Financial Officer, Treasurer, director and Chairman of the board of directors. Mr. Avery's resignation was not a result of any disagreement with the Company, its policies or management. Pursuant to the Agreement, Mr. Avery released and discharged the Company and its affiliates from any charges, liabilities and obligations.

On September 30, 2014, Sandor Capital Master Fund LP purchased 8 million shares of the Company’s common stock at a purchase price of $0.05 per share.

On October 8, 2014, the Company entered into an exchange agreement with Sandor Capital Master Fund LP, who had purchased the $35,000 note from Marlin Capital Investments, LLC.   Pursuant to the exchange agreement, Sandor Capital Master Fund LP exchanged the note and relinquished any and all other rights it may have pursuant to the note in exchange for 750,000 shares of the Company’s newly designated Series D Convertible Preferred Stock.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Also on October 15, 2014, the Company entered into a series of exchange agreements with Mr. Brauser, Mr. Honig and affiliates of Mr. Honig who had previously converted outstanding debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,275.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Convertible Preferred Stock.

On December 10, 2014, the Company purchased certain contracts from GTC for $250,000 pursuant to an asset purchase agreement by and among the Company, its wholly owned subsidiary Orbital Satcom, GTC and World (see Note 7).  Also on December 10, 2014, the Company, Orbital Satcom, GTC and World entered into a license agreement pursuant to which GTC granted to Orbital Satcom a fully-paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “appliques” in connection with the purchased contracts. On October 13, 2015, the Company acquired the license for additional consideration of $125,000 in cash. The Company valued the asset at $2,160,016, which is the unamortized balance of the Appliques License, $2,043,010 plus the consideration of $125,000 (see Note 6).

On February 19, 2015, the Company issued 175,000 shares of common stock to MJI in full satisfaction of all outstanding debts pursuant to a new settlement agreement that supersedes the November 8, 2013 agreement.  Up to 5,000 of the shares may be sold per day and the Company has a six month option to repurchase these shares at a purchase price of $0.75 per share.

During the year ended December 31, 2015 and 2014, the Company paid consulting fees of $24,000 and $15,000, respectively, to an affiliated company. The President of the affiliated company is the former CFO of the Company.

NOTE 14 – DERIVATIVE LIABILITIES

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock. The adoption of this requirement will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions). Warrants with such provisions are no longer recorded in equity and are reclassified as a liability.

Instruments with down-round protection are not considered indexed to a company’s own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

In connection with the issuance of its 6% convertible debentures and related warrants, the Company has determined that the terms of the convertible warrants include down-round provisions under which the exercise price could be affected by future equity offerings. Accordingly, the warrants are accounted for as liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. The Company has recognized derivative liabilities of $4,355 and $0 at December 31, 2015 and 2014, respectively. The gain resulting from the decrease in fair value of this convertible instrument was $580 and $0 for the years ended December 31, 2015 and 2014, respectively. Weighted average term is 1.36 years.

The convertible notes are accounted for as liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. The Company has recognized derivative liabilities of $614,036 and $0 at December 31, 2015 and 2014, respectively. The loss resulting from the increase in fair value of this convertible instrument was $64,035 and $0 for the years ended December 31, 2015 and 2014, respectively. Weighted average term is 1.99 years.

	Conversion feature derivative liability	Warrant liability	Total
Balance at January 1, 2015	-
Recapitalization on February 19, 2015	-	4,936	4,936
Convertible notes payable - December 28, 2015	550,001	-	550,001
Change in fair value included in earnings	64,035	(581)	63,454
Balance at December 31, 2015	$614,036	$4,355	$618,391

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

	December 31, 2015	December 31, 2014
Expected volatility	318%	-%
Expected term - years	1.99	-
Risk-free interest rate	1.06%	-%
Expected dividend yield	0%	-%

NOTE 15 - CONCENTRATIONS

Customers:

No customer accounted for 10% or more of the Company’s revenues during the year ended December 31, 2015 and 2014.

Suppliers:

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the nine months ended December 31, 2015 and 2014.

	December 31, 2015		December 31, 2014

Network Innovations	$553,345	25.7%	$15,608	1.3%
Delorme	442,022	21.1%	178,361	14.3%
IEC Telecome Europe	270,698	12.9%	-	-%
Globalstar Europe	232,014	11.0%	247,967	19.9%
Global Telestat Corp	26,235	0.8%	338,180	27.1%
AST Distribution	16,590	0.8%	218,183	17.5%

NOTE 16 – SUBSEQUENT EVENTS

On January 4, 2016, the Company issued an aggregate of 75,000 shares of common stock upon the conversion of 7,500 shares of Series E Preferred Stock.

On January 15, 2016, the Company engaged IRTH Communications LLC., for a term of 12 months to provide investor relations, public relations, internet development, communication and consulting services. as consideration for its services, IRTH will receive from the Corporation a monthly fee of $7,500 and as a single one-time retainer payment, $100,000 worth of shares of the Company’s common stock; calculated by the average closing price of the Company’s common stock on its principal exchange for the 10 (ten) trading days immediately prior to the execution of this Agreement; which shares shall be Restricted Securities, pursuant to the provisions of Rule 144. As additional compensation, in the event the Company, during or within two (2) years after the term of this Agreement, receives investment monies (debt, equity or a combination thereof) from investor(s) introduced to the Company by IRTH as described herein, Company agrees to pay IRTH a finder's fee equal to three percent (3%) of all gross monies invested by investor(s) and received by Company.  On February 11, 2016, the Company issued an aggregate of 136,612 shares of common stock to IRTH in accordance with the agreement to settle the $100,000 worth of shares of the Company's common stock, which is amortized over the period of service.

On January 29, 2016, the Company issued an aggregate of 850,000 shares of common stock upon the conversion of 42,500 shares of Series D Preferred Stock.

On February 1, 2016, the Company issued an aggregate of 98,400 shares of common stock upon the conversion of 9,840 shares of Series E Preferred Stock.

On February 5, 2016, the Company issued an aggregate of 1,600 shares of common stock upon the conversion of 160 shares of Series E Preferred Stock.

ORBITAL TRACKING CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 16, 2016, the Company issued an aggregate of 100,000 shares of common stock upon the conversion of 10,000 shares of Series E Preferred Stock.

On February 19, 2016, the related party note payable due to David Phipps of $26,864, was extended an additional year, thru February 19, 2017.

On March 1, 2016, the Company issued an aggregate of 98,400 shares of common stock upon the conversion of 9,840 shares of Series E Preferred Stock.

On March 3, 2016, the Company entered into an Executive Employment Agreement with David Phipps, its Chairman, President and Chief Executive Officer, effective January 1, 2016.  Under the Employment Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President, and receive an annual base salary equal to the sum of $144,000 and £48,000.  Mr. Phipps is also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board.  Also on March 3, 2016 and effective January 1, 2016, the Corporation’s wholly owned subsidiary Orbital Satcom Corp. and Mr. Phipps, terminated an employment agreement between them dated February 19, 2015 pursuant to which Mr. Phipps was employed as President of Orbital Satcom for an annual base salary of $180,000.  The other terms of the Original Agreement are identical to the terms of the Employment Agreement.

On March 8, 2016, the Company issued an aggregate of 73,320 shares of common stock upon the conversion of 3,666 shares of Series D Preferred Stock.

On March 11, 2016, the Company issued an aggregate of 1,600 shares of common stock upon the conversion of 160 shares of Series E Preferred Stock.

F-32

ORBITAL TRACKING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash	$118,248	$963,329
Accounts receivable, net	144,857	116,718
Inventory	350,719	251,518
Unbilled revenue	48,347	65,762
Prepaid expenses - current portion	162,500	191,677
Other current assets	45,253	43,345
Total current assets	869,925	1,632,349

Property and equipment, net	2,067,698	2,218,693
Intangible assets, net	256,250	275,000
Prepaid expenses - long term portion	39,178	189,968

Total assets	$3,233,051	$4,316,010

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$719,053	$610,232
Deferred revenue	2,724	16,661
Related party payable	131,857	74,051
Derivative liabilities – current portion	1,540	311,373
Convertible note payable – current portion, net of unamortized discount	--	2,486
Liabilities from discontinued operations	112,397	112,397
Total current liabilities	967,571	1,127,200

Derivative liabilities – long term portion	--	307,018
Total Liabilities	967,571	1,434,218

Stockholders' Equity:
Preferred Stock, $0.0001 par value; 50,000,000 shares authorized
Series A ($0.0001 par value; 20,000 shares authorized, and no shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	--	--
Series B ($0.0001 par value; 30,000 shares authorized, 6,667 and 6,667 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	1	1
Series C ($0.0001 par value; 4,000,000 shares authorized, 3,090,365 and 3,337,442 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	309	334
Series D ($0.0001 par value; 5,000,000 shares authorized, 3,613,984 and 4,673,010 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	361	467
Series E ($0.0001 par value; 8,746,000 shares authorized, 8,370,127 and 8,621,589 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	837	862
Series F ($0.0001 par value; 1,100,000 shares authorized, 1,099,998 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	110	110
Series G ($0.0001 par value; 10,090,000 shares authorized, 10,083,351 issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	1,008	--
Common Shares, $0.0001 par value; 750,000,000 shares authorized, 46,004,604 and 19,252,082 outstanding as of September 30, 2016 and December 31, 2015, respectively	4,600	1,925
Additional paid-in capital	5,716,950	4,901,839
Accumulated (deficit)	(3,4 63,946)	(2,011,483)
Accumulated other comprehensive income (loss)	5,250	(12,263)
Total stockholder’s equity	2,265,480	2,881,792

Total liabilities and stockholders' equity	$3,233,051	$4,316,010

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-33

ORBITAL TRACKING CORP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

(unaudited)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Net sales	$1,299,373	$982,775	$3,783,230	$2,955,453

Cost of sales	1,003,026	697,862	2,842,986	2,130,271

Gross profit	296,347	284,913	940,244	825,182

Operating expenses:
Selling and general administrative	182,276	(27,638)	549,526	429,991
Salaries, wages and payroll taxes	158,720	338,533	503,556	479,251
Stock based compensation	-	-	-	149,999
Professional fees	192,834	151,603	881,318	409,605
Depreciation and amortization	70,219	118,931	216,375	293,226
Total operating expenses	604,049	581,428	2,150,776	1,762,072

Loss before other expenses and income taxes	(307,702)	(296,515)	(1,210,532)	(936,890)

Other (income) expense
Change in fair value of derivative instruments, net	(944)	(180)	(425,790)	(342)
Interest expense	441	1,075	603,427	3,396
Foreign currency exchange rate variance	31,473	3,174	64,295	15,241
Total other expense	30,971	4,069	241,933	18,295

Net loss	$(338,672)	$(300,584)	$(1,452,463)	$(955,185)

Comprehensive Income:
Net loss	(338,672)	(300,584)	(1,452,463)	(955,185)
Foreign currency translation adjustments	19,888	2,530	17,513	8,172
Comprehensive loss	(318,785)	(298,054)	(1,434,951)	(947,013)

NET INCOME LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS
Weighted number of common shares outstanding - basic	39,545,787	11,456,612	29,272,457	9,711,044
Weighted number of common shares outstanding - diluted	39,545,787	11,456,612	29,272,457	9,711,044
Basic net (loss) per share	$(0.01)	$(0.03)	$(0.05)	$(0.10)
Diluted net (loss) per share	$(0.01)	$(0.03)	$(0.05)	$(0.10)

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-34

ORBITAL TRACKING CORP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED

(unaudited)

	September 30,	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,452,463)	$(955,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative liabilities	(425,790)	(342)
Depreciation expense	197,625	53,908
Amortization of intangible asset	18,750	18,750
Amortization of notes payable discount	602,515	--
Amortization of license fee	--	166,667
Stock based compensation	--	149,999
Amortization of prepaid expense in connection
Amortization of prepaid expense in connection with the issuance of common stock issued for prepaid services	164,608	53,901
Imputed interest	912	3,396
Change in operating assets and liabilities:
Accounts receivable	(28,139)	(20,361)
Inventory	(99,202)	(29,821)
Unbilled revenue	17,415	(34,910)
Prepaid expenses	115,359	--
Other current assets	(1,909)	(16,710)
Accounts payable and accrued liabilities	131,321	161,670
Deferred revenue	(13,937)	(28,891)
Net cash used in operating activities	(772,935)	(477,929)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired from acquisition	--	30,934
Purchase of property and equipment	(34,967)	(64,338)
Cash paid per Share Exchange Agreement	--	(375,000)
Net cash used in investing activities	(34,967)	(408,404)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock and preferred stock sales	--	1,097,500
Payments of convertible notes payable	(100,834)	-
Proceeds of note payable, related party, net	57,807	(67,406)
Net cash (used in) provided by financing activities	(43,027)	1,030,094

Effect of exchange rate on cash	5,849	8,172

Net increase (decrease) in cash	(845,081)	151,934
Cash beginning of period	963,329	65,982
Cash end of period	$118,248	$217,826

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for
Interest	$--	$--
Income tax	$3,898	$--

NON CASH FINANCE AND INVESTING ACTIVITY

Notes payable issued per Share Exchange Agreement	$--	$122,536
Common stock issued for intellectual property	$--	$50,000
Common stock issued for prepaid services	$100,000	$153,312
Common stock issued for payment of accounts payable	$22,500	$--
Preferred stock issued for conversion of debt	$650,670	$175,000

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-35

ORBITAL TRACKING CORP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The consolidated financial statements as of December 31, 2015 have been audited by an independent registered public accounting firm. The accounting policies and procedures employed in the preparation of these condensed consolidated financial statements have been derived from the audited financial statements of the Company for the year ended December 31, 2015, which are contained in Form 10-K as filed with the Securities and Exchange Commission on March 30, 2016. The consolidated balance sheet as of December 31, 2015 was derived from those financial statements.

Basis of Presentation and Principles of Consolidation

The unaudited condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and the rules and regulations of the U.S Securities and Exchange Commission for Interim Financial Information. All intercompany transactions and balances have been eliminated. All adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of September 30, 2016, and the results of operations and cash flows for the nine months ended September 30, 2016 have been included. The results of operations for the three and nine months ended September 30, 2016 are not necessarily indicative of the results to be expected for the full year.

Description of Business

Orbital Tracking Corp. (the “Company”) was formerly Great West Resources, Inc., a Nevada corporation. The Company, through its wholly owned subsidiaries, Global Telesat Communications Limited (“GTCL”) and Orbital Satcom Corp. (“Orbital Satcom”) is a provider of satellite based hardware, airtime and related services both in the United States and internationally. The Company’s principal focus is on growing the Company’s existing satellite based hardware, airtime and related services business line and developing the Company’s own tracking devices for use by retail customers worldwide.

Going Concern Considerations

The accompanying unaudited condensed consolidated financial statements are prepared assuming the Company will continue as a going concern. At September 30,2016, the Company had an accumulated deficit of approximately $3.5 million. For the nine months ended September 30, 2016, the Company incurred a net loss of approximately $1,452,463 and had cash flows used in operations in the amount of $772,935. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect.

The condensed consolidated financial statements do not include any adjustments relating to classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

In preparing the condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

F-36

 ORBITAL TRACKING CORP AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(unaudited)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of nine months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2016, and December 31, 2015, there is an allowance for doubtful accounts of $11,229 and $0.

Foreign Currency Translation

The Company’s reporting currency is US Dollars. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, (Great British Pound) GTCL as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are deferred as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the three and nine months ended September 30, 2016 closing rate at 1.29820 US$: GBP, average rate at 1.31320 and 1.39353 US$: GBP, for the three and nine months ended September 30, 2015 closing rate at 1.5164 US$: GBP, average rate at 1.55048 and 1.5322 and for the year ended 2015 closing rate at 1.47373 US$: GBP.

Revenue Recognition and Unearned Revenue

The Company recognizes revenue from satellite services when earned, as services are rendered or delivered to customers. Equipment sales revenue is recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty. Historically, the Company has not incurred significant expenses for warranties.

The Company’s customers generally purchase a combination of our products and services as part of a multiple element arrangement. The Company’s assessment of which revenue recognition guidance is appropriate to account for each element in an arrangement can involve significant judgment. This assessment has a significant impact on the amount and timing of revenue recognition.

Revenue is recognized when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists. Contracts and customer purchase orders are generally used to determine the existence of an arrangement.

●	Delivery has occurred. Shipping documents and customer acceptance, when applicable, are used to verify delivery.

●	The fee is fixed or determinable. We assess whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

●	Collectability is reasonably assured. We assess collectability based primarily on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history.

F-37

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

In accordance with ASC 605-25, Revenue Recognition — Multiple-Element Arrangements, based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Goodwill and other intangible assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance relative to expected historical or projected future operating results;

2.	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Computer equipment	4
Appliques	10
Website development	2

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the periods ended September 30, 2016 and December 31, 2015, respectively.

F-38

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

Fair value of financial instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from January 1, 2016 to September 30, 2016:

	Conversion Feature Derivative Liability	Warrant Liability	Total
Balance at January 1, 2016	$614,036	$4,355	$618,391
Change in fair value included in earnings	(422,974)	(2,815)	(425,789)
Net effect on additional paid in capital	(191,062)	-	(191,062)
Balance September 30, 2016	$-	$1,540	$1,540

The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance. The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of the instruments.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not be realized.

F-39

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

U.S. GAAP requires that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination. There were no adjustments related to uncertain tax positions recognized during the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

Earnings per Common Share

Net income (loss) per common share is calculated in accordance with ASC Topic 260: Earnings per Share (“ASC 260”). Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. For the nine months ended September 30, 2016 and September 30, 2015, periods where the Company has a net loss, all dilutive securities are excluded.

The following are dilutive common stock equivalents during the period ended:

	September 30,	September 30,
	2016	2015
Convertible preferred stock	199,074,615	220,517,750
Stock options	2,850,000	2,150,000
Stock warrants	5,000	5,000
Total	201,229,615	222,672,750

Related Party Transactions

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

F-40

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

NOTE 2 – ORBITAL TRACKING CORP AND GLOBAL TELESAT COMMUNICATIONS LIMITED SHARE EXCHANGE, REVERSE ACQUISITION AND RECAPITALIZATION

On February 19, 2015, the Company entered into a Share Exchange Agreement with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to the OTC in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the OTC and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of the OTC with each share of Series E Convertible Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note in the amount of $122,536. Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

For accounting purposes, this transaction is being accounted for as a reverse acquisition and has been treated as a recapitalization of Orbital Tracking Corp. with Global Telesat Communications Limited considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. As part of agreement, OTC shareholders retained 5,383,172 shares of the Common Stock, 20,000 shares of series A Convertible Preferred Stock, 6,666 shares of series B Convertible Preferred Stock, 1,197,442 shares of series C Convertible Preferred Stock and 5,000,000 shares of series D Convertible Preferred Stock.

Property and equipment	$4,973
Accounts receivable	34,585
Cash in bank	30,934
Prepaid expenses	2,219,677
Inventory	40,161
Intangible asset	250,000
Current liabilities	(469,643)
Due to related party	(2,174)
Derivative liability	(4,936)
Liabilities of discontinued operations	(112,397)
Total purchase price/assets acquired	$1,991,180

NOTE 3 - STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Stock

As of September 30, 2016, there were 50,000,000 shares of Preferred Stock authorized.

As of September 30, 2016, there were 20,000 shares of Series A Convertible Preferred Stock authorized and -0- shares issued and outstanding, due to the conversion of 20,000 shares of Series A into 20,000 shares of common stock.

As of September 30, 2016, there were 30,000 shares of Series B Convertible Preferred Stock authorized and 6,667 shares issued and outstanding.

F-41

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

As of September 30, 2016, there were 4,000,000 shares of Series C Convertible Preferred Stock authorized and 3,090,365 shares issued and outstanding, due to the conversion of 147,077 shares of Series C into 1,470,770 shares of common stock.

As of September 30, 2016, there were 5,000,000 shares of Series D Convertible Preferred Stock authorized and 3,613,984 shares issued and outstanding, due to the conversion of 609,167 shares of Series D into 12,183,340 shares of common stock.

As of September 30, 2016, there were 8,746,000 shares of Series E Convertible Preferred Stock authorized and 8,370,127 shares issued and outstanding, due to the conversion of 117,020 shares of Series E into 1,170,200 shares of common stock.

As of September 30, 2016, there were 1,100,000 shares of Series F shares authorized and 1,099,998 shares issued and outstanding.

As of September 30, 2016, there were 10,090,000 shares of Series G shares authorized and 10,083,351 shares issued and outstanding, upon the conversion of convertible notes in the amount of $504,168 into 10,083,351 shares of common stock.

Common Stock

As of September 30, 2016, there were 750,000,000 shares of Common Stock authorized and 46,004,604 shares issued and outstanding.

On January 4, 2016, the Company issued an aggregate of 75,000 shares of common stock upon the conversion of 7,500 shares of Series E Preferred Stock.

On January 29, 2016, the Company issued an aggregate of 850,000 shares of common stock upon the conversion of 42,500 shares of Series D Preferred Stock.

On February 1, 2016, the Company issued an aggregate of 98,400 shares of common stock upon the conversion of 9,840 shares of Series E Preferred Stock.

On February 2, 2016, the Company issued an aggregate of 900,000 shares of common stock upon the conversion of 45,000 shares of Series D Preferred Stock.

On February 5, 2016, the Company issued an aggregate of 1,600 shares of common stock upon the conversion of 160 shares of Series E Preferred Stock.

On February 11, 2016, the Company issued an aggregate of 136,612 shares of common stock calculated by the average closing price of the Company’s common stock on its principal exchange for the 10 (ten) trading days immediately prior to the execution of the Agreement, or $100,000, to an investor relations consultant as compensation for services, which is amortized over the period of service.

On February 16, 2016, the Company issued an aggregate of 100,000 shares of common stock upon the conversion of 10,000 shares of Series E Preferred Stock.

On March 1, 2016, the Company issued an aggregate of 98,400 shares of common stock upon the conversion of 9,840 shares of Series E Preferred Stock.

On March 8, 2016, the Company issued an aggregate of 73,320 shares of common stock upon the conversion of 3,666 shares of Series D Preferred Stock.

F-42

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

On March 11, 2016, the Company issued an aggregate of 1,600 shares of common stock upon the conversion of 160 shares of Series E Preferred Stock.

On April 1, 2016, the Company issued an aggregate of 98,400 shares of common stock upon the conversion of 9,840 shares of Series E Preferred Stock.

On April 5, 2016, the Company issued an aggregate of 208,530 shares of common stock upon the conversion of 20,853 shares of Series C Preferred Stock.

On April 12, 2016, the Company issued an aggregate of 125,000 shares of common stock upon the conversion of 6,250 shares of Series D Preferred Stock.

On April 18, 2016, the Company issued an aggregate of 650,000 shares of common stock upon the conversion of 32,500 shares of Series D Preferred Stock.

On April 21, 2016, the Company issued an aggregate of 400,000 shares of common stock upon the conversion of 20,000 shares of Series D Preferred Stock.

On April 22, 2016, the Company issued an aggregate of 900,000 shares of common stock upon the conversion of 45,000 shares of Series D Preferred Stock.

On April 27, 2016, the Company issued an aggregate of 200,000 shares of common stock upon the conversion of 10,000 shares of Series D Preferred Stock.

On May 2, 2016, the Company issued an aggregate of 92,840 shares of common stock upon the conversion of 9,284 shares of Series E Preferred Stock.

On May 4, 2016, the Company issued an aggregate of 5,560 shares of common stock upon the conversion of 556 shares of Series E Preferred Stock.

On May 17, 2016, the Company issued an aggregate of 1,376,470 shares of common stock upon the conversion of 64,147 shares of Series C Preferred Stock and 36,750 shares of Series D Preferred Stock.

On May 18, 2016, the Company issued an aggregate of 2,420,770 shares of common stock upon the conversion of 62,077 shares of Series C Preferred Stock and 90,000 shares of Series D Preferred Stock. Also, on May 18, 2016 the Company issued an aggregate of 10,083,351 shares of Series G Preferred Stock upon the conversion of convertible notes of $504,168. Upon the conversion, additional paid in capital increased $649,662 from the decrease in convertible notes payable of $504,168, decrease in derivative liabilities of $146,502 and increase in Preferred Stock Series G of $1,008.

On May 20, 2016, the Company issued an aggregate of 760,000 shares of common stock upon the conversion of 38,000 shares of Series D Preferred Stock.

On May 23, 2016, the Company issued an aggregate of 250,000 shares of common stock upon the conversion of 12,500 shares of Series D Preferred Stock.

On May 25, 2016, the Company issued an aggregate of 950,000 shares of common stock upon the conversion of 47,500 shares of Series D Preferred Stock.

On June 1, 2016, the Company issued an aggregate of 98,400 shares of common stock upon the conversion of 9,840 shares of Series E Preferred Stock.

On June 6, 2016, the Company issued an aggregate of 1,531,020 shares of common stock upon the conversion of 76,551 shares of Series D Preferred Stock.

F-43

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

On June 8, 2016, the Company issued an aggregate of 1,000,000 shares of common stock upon the conversion of 50,000 shares of Series D Preferred Stock.

On June 13, 2016, the Company issued an aggregate of 500,000 shares of common stock upon the conversion of 25,000 shares of Series D Preferred Stock.

On June 30, 2016, the Company issued an aggregate of 500,000 shares of common stock upon the conversion of 50,000 shares of Series E Preferred Stock.

On July 5, 2016, the Company issued an aggregate of 1,058,400 shares of common stock upon the conversion of 48,000 shares of Series D Preferred Stock and 9,840 shares of Series E Preferred Stock.

On July 12, 2016, the Company issued an aggregate of 750,000 shares of common stock upon the conversion of 37,500 shares of Series D Preferred Stock.

On August 1, 2016, the Company issued an aggregate of 123,010 shares of common stock upon the conversion of 12,301 shares of Series E Preferred Stock.

On August 10, 2016, the Company issued an aggregate of 4,787,180 shares of common stock upon the conversion of 239,359 shares of Series D Preferred Stock.

On August 11, 2016, the Company issued an aggregate of 500,000 shares of common stock upon the conversion of 50,000 shares of Series E Preferred Stock.

On August 12, 2016, the Company issued an aggregate of 450,000 shares of common stock for payment of accounts payable.

On August 22, 2016, the Company issued an aggregate of 1,000,000 shares of common stock upon the conversion of 50,000 shares of Series D Preferred Stock.

On September 1, 2016, the Company issued an aggregate of 123,010 shares of common stock upon the conversion of 12,301 shares of Series E Preferred Stock.

On September 21, 2016, the Company issued an aggregate of 500,000 shares of common stock upon the conversion of 50,000 shares of Series E Preferred Stock.

On September 23, 2016, the Company issued an aggregate of 1,500,000 shares of common stock upon the conversion of 75,000 shares of Series D Preferred Stock.

On September 26, 2016, the Company issued an aggregate of 1,000,000 shares of common stock upon the conversion of 100,000 shares of Series C Preferred Stock.

Stock Options

2014 Equity Incentive Plan

On January 21, 2014, the Board approved the adoption of a 2014 Equity Incentive Plan (the “2014 Plan”). The purpose of the 2014 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The 2014 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants. Pursuant to the terms of the 2014 Plan, either the Board or a board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards. Unless earlier terminated by the Board, the Plan shall terminate at the close of business on January 21, 2024. Up to 226,667 shares of common stock are issuable pursuant to awards under the 2014 Plan, as adjusted in a single adjustment for an issuance no later than sixty (60) days following the date of shareholder approval of the Plan in connection with (i) a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (ii) an acquisition of at least 50 mining leases and/or claims in the Holbrook Basin.

F-44

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

On February 19, 2015, the Company issued to Mr. Rector, the former Chief Executive Officer, Chief Financial Officer and director of the Company, a seven-year option to purchase 2,150,000 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in February 2022. The 2,150,000 options were valued on the grant date at approximately $0.05 per option or a total of $107,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $0.05 per share (based on the sale of common stock in a private placement), volatility of 380%, expected term of 7 years, and a risk free interest rate of 1.58%. In connection with the stock option grant, the Company recorded stock based compensation for the for the year ended December 31, 2015 of $107,500.

On December 28, 2015, the Company issued Ms. Carlise, Chief Financial Officer, a ten-year option to purchase 500,000 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in December 2025. The 500,000 options were valued on the grant date at approximately $1.30 per option or a total of $650,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $1.30 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock based compensation for the nine months ended September 30, 2016 and for the year ended December 31, 2015 of $0 and $650,000, respectively.

Also on December 28, 2015, the Company issued Mr. Delgado, its Director, a ten-year option to purchase 200,000 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $0.05 per share, were fully vested on the date of grant and shall expire in December 2025. The 200,000 options were valued on the grant date at approximately $1.30 per option or a total of $260,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $1.30 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock based compensation for the nine months ended September 30, 2016 and for the year ended December 31, 2015 of $0 and $260,000, respectively.

Stock options outstanding at September 30, 2016 as disclosed in the table below have approximately $57,000 of intrinsic value at the end of the period.

A summary of the status of the Company’s outstanding stock options and changes during the nine months ended September 30, 2016 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2016	2,850,000	$0.05	7.08
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	—	—
Cancelled		—	—
Balance outstanding and exercisable at September 30, 2016	2,850,000	$0.05	6.34
Weighted average fair value of options granted during the period		$0.05

F-45

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

Stock Warrants

A summary of the status of the Company’s outstanding stock warrants and changes during the nine months ended September 30, 2016 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2016	5,000	$4.50	1.36
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	—	—
Cancelled	—	—	—
Balance outstanding at September 30, 2016	5,000	$4.50	0.61

The following table summarizes the Company’s stock warrants outstanding at September 30, 2016:

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding at September 30, 2016	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2016	Weighted Average Exercise Price
4.50	5,000	0.61 Years	4.50	5,000	4.50
$4.50	5,000	0.61 Years	$4.50	5,000	$4.50

NOTE 4 – PREPAID EXPENSES

Prepaid expenses amounted to $201,678 at September 30, 2016. Prepaid expenses include prepayments in cash for professional fees, prepayments in equity instruments which are being amortized over the terms of their respective agreements. Amortization of the prepaid expense will be included in professional fees. The current portion consists primarily of costs paid for future services which will occur within a year. Prepaid expense current portion and long-term portion were $162,500 and $39,178, as of September 30, 2016. As of December 31, 2015, prepaid expense current portion and long-term portion were $191,677 and $189,968, respectively.

NOTE 5 – INTANGIBLE ASSETS

On February 19, 2015, the Company purchased an intangible asset valued at $250,000 for 1,000,000 shares of common stock. Amortization of customer contracts will be included in general and administrative expenses. The Company began amortizing the customer contracts in January 2015. Amortization expense for the three and nine months ended September 30, 2016 was $6,250 and $18,750, respectively. Future amortization of intangible assets is as follows:

2016	$6,250
2017	25,000
2018	25,000
2019	25,000
2020 and thereafter	125,000
Total	$206,250

F-46

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 30,	December 31,
	2016	2015
Office furniture and fixtures	$114,092	$95,434
Computer equipment	25,284	24,766
Appliques	2,160,096	2,160,096
Website development	108,706	92,399

Less accumulated depreciation	(339,963)	(154,002)

Total	$2,067,698	$2,218,693

Depreciation expense was $197,625 for the nine months ended September 30, 2016. For the nine months ended September 30, 2015 depreciation expense was $53,908.

NOTE 7 - INVENTORIES

At September 30, 2016 and December 31, 2015, inventories consisted of the following:

	September 30,	December 31,
	2016	2015
Finished goods	$350,719	$251,518
Less reserve for obsolete inventory	-	-
Total	$350,719	$251,518

For the nine months ended September 30, 2016 and the year ended December 31, 2015, the Company did not make any change to reserve for obsolete inventory.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company has received financing from the Company’s Chief Executive Officer. No formal repayment terms or arrangements existed prior to February 19, 2015, when as part of the Share Exchange Agreement, the Company entered into a note with David Phipps where the stockholder loans bear no interest and are due February 19, 2017. The accounts payable due to related party includes advances for inventory due to David Phipps and compensation. Total payments due to David Phipps as of September 30, 2016 and December 31, 2015 are $131,857 and $74,051, respectively.

Also, as part of the Share Exchange Agreement entered into on February 19, 2015, Mr. Phipps received a payment of $25,000 as compensation for transition services that he provided.

The Company employs two individuals who are related to Mr. Phipps, of which earned gross wages totaling $45,164 for the nine months ended September 30, 2016.

F-47

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

On February 19, 2015, Orbital Satcom entered into an employment agreement with Mr. Phipps, whereby Mr. Phipps agreed to serve as the President of Orbital Satcom for a period of two years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the employment agreement, Mr. Phipps shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Phipps remains the sole director of GTCL following the closing of the Share Exchange. Mr. Phipps and the Company entered into an Indemnification Agreement at the closing.

The Company entered into an employment agreement with Ms. Carlise on September 9, 2015. The agreement has a term of one year, and shall automatically be extended for additional terms of one year each. The agreement provides for an annual base salary of $72,000. In addition to the base salary Ms. Carlise shall be eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.

On December 28, 2015, the Company amended her employment agreement. Effective December 1, 2015, the term of Ms. Carlise’s employment was extended to December 1, 2016 from June 9, 2016, her annual salary was increased to $140,000 from $72,000 and she agreed to devote her full business time to the Company. The term of the Original Agreement, as amended by the Amendment, shall automatically extend for additional terms of one year each, unless either party gives prior written notice of non-renewal to the other party no later than 60 days prior to the expiration of the initial term or the then current renewal term, as applicable.

On February 26, 2016, the Board of Directors of Orbital Tracking Corp., a Nevada corporation (“Orbital” or the “Company”), entered into a new executive employment agreement, (Employment Agreement) with its Chief Executive Officer and President, David Phipps and terminated the original employment agreement dated February 19, 2015, at a base salary of $144,000 and £48,000 per annum, to be effective as of January 20, 2016, for a term of two years from effective date. In addition to the base salary Executive shall be entitled to receive an annual cash bonus in an amount equal to up to fifty (50%) percent of his then-current Base Salary, if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of the Company.

Litigation

From time to time, the Company may become involved in litigation relating to claims arising out of our operations in the normal course of business. The Company is not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which the Company is a party or to which any of the Company’s properties is subject, which would reasonably be likely to have a material adverse effect on the Company’s business, financial condition and operating results.

 NOTE 10– DERIVATIVE LIABILITY

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock. The adoption of this requirement will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions). Warrants with such provisions are no longer recorded in equity and are reclassified as a liability.

Instruments with down-round protection are not considered indexed to a company’s own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

In connection with the issuance of its 6% convertible debentures and related warrants, the Company has determined that the terms of the convertible warrants include down-round provisions under which the exercise price could be affected by future equity offerings. Accordingly, the warrants are accounted for as liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. On May 17, 2016, the Company entered into exchange agreements with holders of the Company's outstanding $504,168 convertible notes originally issued on December 28, 2015 pursuant to which the Notes were cancelled and the exchanging holders were issued an aggregate of 10,083,351 shares of newly designated Series G Convertible Preferred. Upon the conversion, additional paid in capital increased $649,662 from the decrease in convertible notes payable of $504,168, decrease in derivative liabilities of $146,502 and increase in Preferred Stock Series G of $1,008.

F-48

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

The convertible notes were accounted for as liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. The Company recorded amortization for the discount to the convertible notes of $602,515 at September 30, 2016. As of September 30, 2016 and December 31, 2015, the Company has unamortized discount balance of $0 and $602,515, respectively. The Company has recognized derivative liabilities of $0 and $614,036 at September 30, 2016 and December 31, 2015, respectively. The gain (loss) resulting from the decrease (increase) in fair value of this convertible instrument was $422,974 and ($64,035) for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

The Company has recognized derivative liabilities for related warrants of $1,540 and $4,355 at September 30, 2016 and December 31, 2015, respectively. The gain resulting from the decrease in fair value of this convertible instrument was $2,815 and $580 for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively. Weighted average term is 0.61 years.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

September 30, 2016
Expected volatility	221%
Expected term - years	0.61
Risk-free interest rate	0.77%
Expected dividend yield	0%

NOTE 11 - CONCENTRATIONS

Customers:

No customer accounted for 10% or more of the Company’s revenues during the nine months ended September 30, 2016 and 2015.

Suppliers:

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the nine months ended September 30, 2016 and 2015.

	September 30, 2016		September 30, 2015

Cygnus Telecom	$368,254	18.2%	$-
DeLorme	$259,275	12.8%	$-
Globalstar Europe	$231,323	11.5%	$-
Network Innovations	$588,901	29.2%	$300,212	15.9%

F-49

ORBITAL TRACKING CORP AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FOOTNOTES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (unaudited)

NOTE 12 - SUBSEQUENT EVENTS

On October 26, 2016, the Company entered separate subscription agreements with accredited investors relating to the issuance and sale of $350,000, out of a maximum of $800,000, of shares of Series H convertible preferred stock at a purchase price of $4.00 per share. The initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H certificate of designation. The Company is prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, because of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Series H Preferred Stock entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. The Company received the necessary consents as required from prior subscription agreements, Preferred Series C, Preferred Series G and Preferred Series H, as well as antidilution rights. Certain shareholders have waived their right to adjustment, equal treatment, most favored nations and other rights to which they were entitled pursuant to the Prior Offerings, including without limitation, certain rights granted to holders of our Series C Preferred Stock, Series F Preferred Stock and G Preferred Stock. The Company was required to issue 550,000 shares of its Preferred Series C, which is convertible into 5,500,000 shares of the Company’s common stock and 114,944 shares of Preferred Series I, which is convertible into 11,494,400 shares of the Company’s common stock. Preferred Series I was issued to certain holders in lieu of Preferred Series G and Preferred Series H.

On October 1, 2016, the Company issued an aggregate of 123,010 shares of common stock upon the conversion of 12,301 shares of Series E Preferred Stock.

On October 31, 2016, the Company issued an aggregate of 640,000 shares of common stock upon the conversion of 64,000 shares of Series E Preferred Stock.

On October 31, 2016, the Company issued an aggregate of 87,500 shares of Preferred Series H, upon execution of a subscription agreement for proceeds of $350,000.

On October 31, 2016, the Company issued an aggregate of 550,000 shares of Preferred Series C, and 114,944 shares of Preferred Series I, upon the execution of the subscription agreement for Preferred Series H, in accordance with their anti-dilution rights under their prior subscriptions. The Preferred Series C and Preferred Series I is convertible into 5,500,000 and 11,494,400 shares of the Company’s common stock, respectively, subject to the 4.99% beneficial ownership limitation.

On November 1, 2016, the Company issued an aggregate of 123,010 shares of common stock upon the conversion of 12,301 shares of Series E Preferred Stock.

On November 2, 2016, the Company issued an aggregate of 1,395,730 shares of common stock upon the conversion of 139,573 shares of Series E Preferred Stock.

On November 2, 2016, the Company, upon notice from the holder, rescinded and reissued 40,000 shares Series D Preferred for an aggregate of 800,000 shares of common stock.

On November 2, 2016, the Company issued an aggregate of 500,000 shares of common stock upon the conversion of 50,000 shares of Series E Preferred Stock.

On November 4, 2016, the Company issued an aggregate of 1,000,000 shares of common stock upon the conversion of 100,000 shares of Series C Preferred Stock.

F-50

Shares

Common Stock

PROSPECTUS

, 2017

60

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated placement agents’ fees and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$	1,159.00
FINRA filing fee	$	*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Printing and engraving expenses		*
Miscellaneous fees and expenses		*
Total		*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Item 15. Recent Sales of Unregistered Securities

The number of securities issued pursuant to the transactions described below that occurred prior to the Company’s March 28, 2014 reincorporation merger and reverse split have not been adjusted for the Reverse Split.

On January 21, 2014, the Company issued Patrick Avery an option to purchase up to 7.5% of the outstanding common stock of the Company calculated on a post-Transaction pro forma basis at a per share price of $0.0001, which would vest as follows: (i) 10% immediately on January 21, 2014, (ii) 45% on January 21, 2015 and (iii) the remaining 45% on January 21, 2016. “Transaction” is defined as (a) the consummation of a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (b) the acquisition of at least fifty lease holdings in the Holbrook Basin in Arizona. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering. The option was forfeited in connection with Mr. Avery’s resignation from all positions with the Company in August 2014.

On January 21, 2014, the Company issued Mr. Uribe and Mohit Bhansali, the Company’s non-employee directors, a four year option to purchase up to 4,500,000 of the Company’s issued and outstanding common stock at a cashless exercise price of $0.0001 per share. The options vested immediately. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering. These options were forfeited in connection with Mr. Uribe’s and Mr. Bhansali’s resignations from all positions with the Company in October 2014.

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our predecessor corporation was converted into 1/150th shares of our common stock, for a total of 1,507,037 issued and outstanding shares of common stock.

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our predecessor corporation’s Series A Preferred Stock was converted into 1/150th shares of our Series A Preferred Stock, for a total of 20,000 issued and outstanding shares of Series A Preferred Stock.

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our predecessor corporation’s Series D Preferred Stock was converted into 1/150th shares of our Series B Preferred Stock, for a total of 6,666 issued and outstanding shares of Series B Preferred Stock.

II-2

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., all issued and outstanding options to purchase shares of our predecessor corporation’s common stock were converted into equivalent options to purchase 1/150th of a share of our common stock at an exercise price of $0.0001 per share, for a total of 60,000 issued and outstanding options.

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., all issued and outstanding warrants to purchase shares of our predecessor corporation’s common stock were converted into equivalent warrants to purchase 1/150th of a share of our common stock at an exercise price of equal to the product of (i) 150 and (ii) the original exercise price, for a total of 245,000 issued and outstanding warrants.

The issuance of the securities in the March 28, 2014 merger was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On September 30, 2014, the Company sold an aggregate of 200,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $400,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s newly designated Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of Common Stock. On October 15, 2014, the Company sold an aggregate of 50,000 units for additional gross proceeds of $100,000. The Company issued an aggregate of 10,000,000 shares of common stock in connection with the foregoing transactions. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes in the aggregate principal face amount of $35,000 previously issued by the Company. Pursuant to the exchange agreement, the holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Preferred Stock. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) as a transaction by an issuer not involving a public offering.

On October 15, 2014, the Company entered into a series of exchange agreements with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274. Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock. The shares of Series D Preferred Stock were offered and issued pursuant to the exemption from registration under the Securities Act provided by Section 4(a)(2), as a transaction by an issuer not including a public offering.

On December 10, 2014, the Company issued 2,222,222 shares of common stock as consideration for a fully-paid and irrevocable non-exclusive license to use certain assets of the licensor following the date of grant. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

In December 2014 and January 2015 the Company issued a consultant an aggregate of 400,000 of common stock as compensation for services provided. The Company and the Consultant agreed to cancel these shares in February 2015. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On January 22, 2015, the Company changed its legal corporate name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” The Company effectuated the name change through a short-form merger pursuant to Chapter 92A of the Nevada Revised Statutes where a subsidiary formed solely for the purpose of the name change was merged with and into the Company, with the Company as the surviving corporation in the merger. The merger had the effect of amending the Company’s Articles of Incorporation to reflect its new legal name. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

II-3

On January 23, 3015 the Company settled in full $156,000 owed to certain vendors. On such date the Company paid the vendors $35,000 and issued them an aggregate of 1,650,000 shares of its common stock. The Company further agreed that upon the close of its next financing, it would pay the vendors an additional $10,000 cash, issue 850,000 shares of common stock or common stock equivalents and convert an aggregate of $56,221 into securities on the same terms offered to investors in the financing. On February 19, 2015, the Company issued an aggregate of 197,443 shares of Series C Preferred Stock to certain of these vendors in connection with its February 19, 2015 financing. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On February 11, 2015, the Company entered into exchange agreements with each of Sandor Capital Master Fund LP and Point Capital, Inc. Pursuant to the exchange agreements, Sandor Capital Master Fund LP exchanged 8 million shares of common stock for 800,000 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”) and Point Capital, Inc. exchanged 2 million shares of common stock for 200,000 shares of Series C Preferred Stock. The shares of Series C Preferred Stock were offered and issued pursuant to the exemption from registration under the Securities Act provided by Section 3(a)(9) of the Securities Act.

On February 19, 2015, the Company entered into a share exchange agreement with GTCL and the GTCL Shareholders. Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Preferred Stock of the Company with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 Cash Payment and (iii) a one-year promissory note in the amount of $122,536. Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

On February 19, 2015, the Company issued to Mr. Rector, the Chief Financial Officer and a director at the time and former Chief Executive Officer, 850,000 shares of common stock and a seven year option to purchase 2,150,000 shares of common stock at a purchase price of $0.05 per share as compensation for services provided to the Company. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On February 19, 2015, the Company sold an aggregate of 550,000 units at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $1,100,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s Series C Preferred Stock, par value $0.0001 per share, with each share convertible into ten (10) shares of common stock. The Company sold 15,000 units consisting of an aggregate of 600,000 shares of common stock and 535,000 units consisting of an aggregate of 2,140,000 shares of Series C Preferred Stock. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees. These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation, (ii) one million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property, (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller and (iv) 175,000 shares of common stock issued to MJI in full satisfaction of outstanding debts. MJI agreed to sell only up to 5,000 shares per day and the Company has a six month option to repurchase these shares at a purchase price of $0.75 per share. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

II-4

In June 2015 the Company issued 150,000 shares of common stock to a consultant as compensation for services provided. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On December 10, 2014, the Company, Orbital Satcom, GTC and GTC’s parent entered into a license agreement pursuant to which GTC granted to Orbital Satcom a fully paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “Appliqués” located in Globalstar’s facilities. The Company issued GTC 2,222,222 shares of its common stock as consideration for the license. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On December 21, 2015, the Company entered into a Placement Agent Agreement with Chardan Capital Markets LLC, as Agent, pursuant to which the placement agent agreed to serve as the non-exclusive placement agent for the Company in connection with any private placement from December 21, 2015 through January 15, 2017. The Company agreed to pay the placement agent a cash fee of $50,000 and issue the placement agent 250,000 shares of common stock following the issuance of at least $900,000 of securities prior to the expiration of the term of the agreement. On December 28, 2015, upon closing of the note purchase and Series F subscription agreements, the Company paid the respective fees and issued the common shares. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On December 28, 2015, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $550,000 of shares of Series F Preferred Stock at a purchase price of $0.50 per share. The Preferred F Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred F Share divided by the conversion price. The stated value of each Preferred F Share is $0.50 and the initial conversion price is $0.50 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. Subject to certain specified exceptions, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Preferred F Shares with a conversion price equal to the lower price issuance. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On December 28, 2015, the Company entered into separate note purchase agreements with accredited investors relating to the issuance and sale of an aggregate of $605,000 in principal amount of original issue discount convertible notes for an aggregate purchase price of $550,000. The Company was to repay 1/24th of the principal of the notes each month commencing January 18, 2016. The notes did not bear interest except that all overdue and unpaid principal bears interest at a rate equal to the lesser of 18% per year or the maximum rate permitted by applicable law. The notes were convertible into common stock at the option of the holder at a conversion price of $1.00, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events; provided however, that the principal and interest, if any, on the notes may not be converted to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Also on December 28, 2015, the Company issued its Chief Financial Officer options to purchase up to 500,000 shares of common stock and issued a director options to purchase up to 200,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the plan. The options have an exercise price of $0.05 per share, vest immediately, and have a term of ten years. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

II-5

On February 11, 2016, the Company issued 136,612 shares of its common stock, valued at $0.60 per share, or $81,967, to IRTH Communications LLC for consulting services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On May 17, 2016, the Company entered into exchange agreements with holders of the Company’s outstanding $504,168 convertible notes originally issued on December 28, 2015, pursuant to which the notes were cancelled and the exchanging holders were issued an aggregate of 10,083,351 shares of newly designated Series G Preferred Stock. The terms of the shares of Series G Preferred Stock are set forth in the Certificate of Designation of Series G Preferred Stock as filed with the Secretary of State of the State of Nevada. The Series G COD authorizes 10,090,000 Preferred G Shares. The Preferred G Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred G Share divided by the conversion price. The stated value of each Preferred G Share is $0.05 and the initial conversion price is $0.05 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred G Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred G Shares. Each Preferred G Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred G Share entitles the holder to cast one vote per share of Series G Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereof.

On August 12, 2016, the Company issued 450,000 shares of its common stock, valued at $0.05 per share, or $22,500, to IRTH Communications LLC for consulting services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On October 26, 2016, the Company entered separate subscription agreements with accredited investors relating to the issuance and sale of $350,000, out of a maximum of $800,000, of shares of Series H Preferred Stock at a purchase price of $4.00 per share. The initial conversion price is $0.04 per share, subject to adjustment as set forth in the Series H COD. The Company is prohibited from effecting a conversion of the Series H Preferred Stock to the extent that, because of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Series H Preferred Stock entitles the holder to cast one vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. The Company received the necessary consents as required from prior subscription agreements, Preferred Series C, Preferred Series G and Preferred Series H, as well as antidilution rights. Certain shareholders have waived their right to adjustment, equal treatment, most favored nations and other rights to which they were entitled pursuant to the Prior Offerings, including without limitation, certain rights granted to holders of our Series C Preferred Stock, Series F Preferred Stock and G Preferred Stock. The Company was required to issue 550,000 shares of its Preferred Series C, which is convertible into 5,500,000 shares of the Company’s common stock and 114,944 shares of Preferred Series I, which is convertible into 11,494,400 shares of the Company’s common stock. Preferred Series I was issued to certain holders in lieu of Preferred Series G and Preferred Series H. The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On December 16, 2016, the Company issued its Chief Executive Officer options to purchase up to 10,000,000 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the plan. The options have an exercise price of $0.01 per share, vest immediately, and have a term of ten years. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

II-6

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibits	Description

2.1	Agreement and Plan of Merger dated March 28, 2014 (Incorporated by reference to Exhibit 2.1to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

2.2	Asset Purchase Agreement dated December 10, 2014 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014) (1)

2.3	Articles of Merger (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2015)

2.4	Share Exchange Agreement by and among Orbital Tracking Corp., Global Telesat Communications Ltd. and the Shareholders of Global Telesat Communications Ltd. dated February 19, 2015 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015) (2)

3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.2	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.3	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2016)

3.5	Bylaws (Incorporated by reference to Exhibit 3.4 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.7	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.6 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014)

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

3.9	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

3.10	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015)

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3.11	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015)

3.12	Certificate of Designation of Preferences, Rights and Limitations of Series G Convertible Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2016)

3.13	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016)

3.14	Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016)

3.15	Certificate of Correction to Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2017)

5.1	Consent of Sichenzia Ross Ference Kesner LLP***

10.1	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2014)

10.2	2014 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)+

10.3	Securities Purchase Agreement by and between the Company and Auracana LLC dated January 21, 2014 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)

10.4	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.5	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.6	Form of Exchange Agreement (Note) (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.7	Form of Exchange Agreement (Unconverted Interest) (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014)

10.8	License Agreement dated December 10, 2014 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.9	Consulting Agreement dated December 16, 2014 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.10	Price & Delivery Quote for the acceleration of Remote Telemetry capability and Simplex Data Services dated June 30, 2003 and Globalstar Response to GTC’s Letter of Acceptance dated August 07, 2003 (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

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10.11	Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005 (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)**

10.12	Assignment and Assumption Agreement by and between Globalstar LLC, Globalnet Corporation and Global Telesat Corp. dated July 28, 2005 (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.13	Amendment to the Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005, dated August 16, 2006 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014) **

10.14	Contract No. GINC-C-11-0520 by and between Global Telesat Corp. and Globalstar, Inc., dated February 10, 2011 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)**

10.15	Form of Strategic Consulting Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.16	$122,536 Note issued February 19, 2015 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015) (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.17	Executive Employment Agreement by and between David Phipps and Orbital Satcom, dated February 19, 2015 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)+

10.18	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.19	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.20	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.21	Consulting Agreement by and between SpaceTao LLC and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.22	Purchase and Transfer Agreement by and between Concentric Engineering LLC and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.23	Mutual Release Agreement by and between MJI Resources Corp. and the Company, dated February 19, 2015 (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015)

10.24	Form of Strategic Consulting Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2014)

10.25	Employment Agreement by and between Theresa Carlise and the Company, dated June 9, 2015 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2015) +

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10.26	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.27	Form of Note Purchase Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.28	Form of Note (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.29	Placement Agent Agreement by and between the Company and Chardan Capital Markets LLC (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.30	Form of Lockup Agreement (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015)

10.31	Amendment No. 1 to Employment Agreement by and between the Company and Theresa Carlise dated December 28, 2015 (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2015) +

10.32	Form of Option Agreement (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2015) +

10.33	Executive Employment Agreement by and between Orbital Tracking Corp. and David Phipps (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2016) +

10.34	Form of Exchange Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2016)

10.35	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2016)

10.36	Form of Series I Issuance Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016)

10.37	Form of Option Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2017) +

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2015)

23.1	Consent of RBSM LLP*

23.2	Consent of Sichenzia Ross Ference Kesner LLP (included in Exhibit 5.1)***

24.1	Power of Attorney (set forth on the signature page hereof)

* Filed herewith.

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** A redacted version of this exhibit was previously filed. An un-redacted version of this Exhibit has been separately filed with the Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and are marked by an asterisk.

*** To be filed by Amendment.

+ Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Aventura, Florida, on the 24th day of January, 2017.

ORBITAL TRACKING CORP.

By:	/s/ David Phipps
David Phipps
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Theresa Carlise
Teresa Carlise
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Phipps his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ David Phipps
David Phipps	Director, Chairman Chief Executive Officer	January 24, 2017
(Principal Executive Officer)
/s/ Theresa Carlise
Theresa Carlise	Chief Financial Officer	January 24, 2017
(Principal Financial Officer and Principal Accounting Officer)
/s/ Hector Delgado
Hector Delgado	Director	January 24, 2017

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